As filed with the Securities and Exchange Commission on August 13, 2003

Registration Nos. 333-105386,
333-105386-01 through -49 and 333-105386-51

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO THE

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PEI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2721 (Primary Standard Industrial Classification Code Number)	36-4276282 (I.R.S. Employer Identification Number)
680 North Lake Shore Drive Chicago, Illinois 60611 (312) 751-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Howard Shapiro, Esq.
Vice President and Secretary
PEI Holdings, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611
(312) 751-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
 Rodd M. Schreiber, Esq.
Skadden, Arps, Slate, Meagher & Flom (Illinois)
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Playboy Enterprises, Inc.	Delaware	2721	36-4249478
Spice Entertainment, Inc.	Delaware	2721	11-2917462
CPV Productions, Inc.	Delaware	2721	95-4481959
Cyberspice, Inc.	Delaware	2721	13-3792864
MH Pictures, Inc.	California	2721	95-4408483
Planet Spice, Inc.	Delaware	2721	36-4473316
Spice Direct, Inc.	Delaware	2721	13-3697513
Spice International, Inc.	Delaware	2721	13-3688041
Spice Networks, Inc.	New York	2721	13-3426694
Spice Productions, Inc.	Nevada	2721	13-3876038
Playboy Enterprises International, Inc.	Delaware	2721	36-2258830
Alta Loma Entertainment, Inc.	Delaware	2721	95-4883621
Itasca Holdings, Inc.	Illinois	2721	36-3529184
Planet Playboy, Inc.	Delaware	2721	36-4358154
Playboy Gaming Nevada, Inc.	Nevada	2721	36-4248894
Playboy Japan, Inc.	Delaware	2721	36-4282316
Playboy Gaming International, Ltd.	Delaware	2721	36-2719674
Playboy Cruise Gaming, Inc.	Delaware	2721	36-4244129
Playboy Gaming UK, Ltd.	Delaware	2721	36-4374462
Lifestyle Brands, Ltd.	Delaware	2721	36-2719675
Lake Shore Press, Inc.	Delaware	Inactive	36-2689343
Playboy Clubs International, Inc.	Delaware	2721	36-2477567
Playboy Preferred, Inc.	Illinois	2721	36-2601526
Playboy of Sussex, Inc.	Delaware	Inactive	36-2659186
Playboy of Lyons, Inc.	Wisconsin	Inactive	36-2584408
Playboy Club of Hollywood, Inc.	Delaware	Inactive	95-2310857
Playboy Club of New York, Inc.	New York	Inactive	13-1935032
Special Editions, Ltd.	Delaware	2721	36-3039034
Telecom International, Inc.	Florida	2721	36-3973180
Spice Platinum Entertainment, Inc.	Delaware	2721	95-4873888
Spice Hot Entertainment, Inc.	Delaware	2721	95-4873886
Playboy Models, Inc.	Illinois	2721	36-2533870
Playboy Properties, Inc.	Delaware	2721	36-2558603
Playboy Shows, Inc.	Delaware	Inactive	36-2662679
Steelton, Inc.	Delaware	Inactive	36-2655856
Playboy Entertainment Group, Inc.	Delaware	2721	36-3687870
Adultvision Communications, Inc.	Delaware	2721	95-4532434
After Dark Video, Inc.	Delaware	Inactive	36-2587791
Alta Loma Distribution, Inc.	Delaware	2721	36-2692124
AL Entertainment, Inc.	California	2721	95-4682466
Impulse Productions, Inc.	Delaware	2721	36-3277482
Indigo Entertainment, Inc.	Illinois	2721	95-4450165
Mystique Films, Inc.	California	2721	95-4535259
Precious Films, Inc.	California	2721	36-3989206
Women Productions, Inc.	California	2721	95-4551605
Playboy TV International, LLC	Delaware	2721	65-0952345
Claridge Organization LLC	Delaware	2721	N/A
Chelsea Court Holdings LLC	Delaware	2721	N/A
Candlelight Management LLC	Delaware	2721	N/A
Andrita Studios, Inc.	California	2721	71-0940842

*
The address and telephone number of the principal executive offices of each of the registrants listed below are the same as those of PEI Holdings, Inc.

PROSPECTUS

$115,000,000

PEI Holdings, Inc.

Exchange Offer for
11% Senior Secured Notes due 2010

unconditionally guaranteed by
Playboy Enterprises, Inc.

        PEI Holdings, Inc. is offering to exchange an aggregate principal amount of up to $115,000,000 of its new 11% Senior Secured Notes due 2010 for a like amount of its old 11% Senior Secured Notes due 2010. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        The obligations of the issuer under the old notes are, and the issuer's obligations under the new notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by Playboy Enterprises, Inc. and by substantially all of the issuer's U.S. subsidiaries, excluding Playboy.com, Inc. and its subsidiaries. The issuer is the holding company for all of the operating subsidiaries of its parent, Playboy Enterprises, Inc.

        The exchange offer expires at 5:00 p.m., New York City time, on September 12, 2003, unless we extend it.

        The new notes will not be listed on any national securities exchange or the Nasdaq Stock Market.

        Each broker-dealer that receives new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. If the broker-dealer acquired the old notes as a result of market making or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with the resales of new notes.

        For a discussion of risk factors that should be considered in connection with an investment in the new notes, see "Risk Factors" beginning on page 10.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2003.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Playboy Enterprises, Inc., 680 North Lake Shore Drive, Chicago, Illinois 60611, Attention: Investor Relations, telephone number (312) 751-8000. To obtain timely delivery, security holders must request the information no later than September 5, 2003.

TABLE OF CONTENTS

Where You Can Find More Information	ii
Incorporation by Reference	iii
Information Regarding Forward-Looking Statements	iv
Summary	1
Risk Factors	10
Use of Proceeds	22
Capitalization	23
The Exchange Offer	24
Selected Financial Data	34
Description of Certain Other Indebtedness	36
Description of the Notes	39
Material U.S. Federal Tax Consequences	84
Plan of Distribution and Selling Restrictions	88
Legal Matters	89
Experts	89
Index to Consolidated Financial Statements	F-1

        The distribution of this prospectus and the offer and sale of the new notes and related guarantees may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

        Our Rabbit Head Design and certain names of our products and services, including the title of Playboy magazine, are our trademarks. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder. Our trademarks, including "Playboy," "Playmate," "Spice" and "Sarah Coventry," as well as numerous domain names related to our online business, are registered under the laws of various jurisdictions.

        The market data included in this prospectus, including information relating to our relative position in the industry, is based on market research, publicly available information and industry publications. Although we believe that such independent sources are reliable as of their respective dates, we have not independently verified the information contained in them. In addition, consumption patterns and consumer preferences can

i

and do change. As a result, you should be aware that market, ranking and other similar data included in or incorporated by reference into this prospectus, and estimates and beliefs based on such data, may not be reliable indicators of future conditions or outcomes.

WHERE YOU CAN FIND MORE INFORMATION

        In connection with the exchange offer, the issuer and the guarantors have filed with the Securities and Exchange Commission, or the SEC, a registration statement relating to the new notes on Form S-4 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus constitutes a part of the registration statement. As permitted under SEC rules, the prospectus does not include all of the information contained in the registration statement. We refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto, for further information about us and the new notes. References in this prospectus to any of our contracts or other documents are not necessarily complete. If we have filed any document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of that document.

        Playboy Enterprises, Inc., files annual, quarterly and current reports, proxy and information statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The indenture governing the new notes requires us to file with the SEC, and to make available to securities analysts and prospective investors upon request, reports and other information called for by rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regardless of whether we are subject to the reporting requirements of the Exchange Act.

INCORPORATION BY REFERENCE

        Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents we filed with the SEC (in each case under File No. 1-14790):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

  •
  Current Report on Form 8-K, dated August 13, 2003;

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  Current Report on Form 8-K, dated July 25, 2003;

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  Current Report on Form 8-K, dated March 11, 2003 and filed March 12, 2003;

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  Current Report on Form 8-K, dated March 6, 2003;

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  Current Report on Form 8-K, dated March 5, 2003 and filed March 6, 2003;

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  Current Report on Form 8-K/A, dated December 23, 2002 and filed February 25, 2003;

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  Current Report on Form 8-K, dated December 23, 2002 and filed February 12, 2003; and

  •
  Current Report on Form 8-K, dated December 23, 2002 and filed January 7, 2003.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of the exchange offer will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents.

        References in this prospectus to this prospectus will be deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference will be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently dated document incorporated by reference or in this prospectus modifies or supersedes the statement. Information that we file later with the SEC will automatically update the information incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Any person to whom this prospectus is delivered may obtain without charge a copy of any or all of the documents incorporated in this prospectus by reference, excluding exhibits to any such document unless such exhibits are specifically incorporated by reference into such document. Written requests should be directed to Playboy Enterprises, Inc., 680 North Lake Shore Drive, Chicago, Illinois 60611, Attention: Investor Relations. Oral requests should be made by telephoning (312) 751-8000. In order to obtain timely delivery, you must request the information no later than September 5, 2003.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

  •
  foreign, national, state and local government regulation, actions or initiatives, including:

  •
  attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, video and online materials,

  •
  limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or

  •
  substantive changes in postal regulations or rates which could increase our postage and distribution costs;

  •
  risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;

  •
  changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;

  •
  our ability to protect our trademarks, copyrights and other intellectual property;

  •
  risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials distributed;

  •
  the dilution from any potential issuance of additional common stock in connection with financings or acquisitions;

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  competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;

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  competition in the television, men's magazine and Internet markets;

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  attempts by consumers or private advocacy groups to exclude our programming or other products from distribution;

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  the television and Internet businesses' reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;

  •
  risks associated with losing access to transponders and competition for transponders and channel space;

  •
  the impact of industry consolidation, any decline in our access to, and acceptance by, satellite direct-to-home and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements or pressure on margin splits with operators of these systems;

  •
  risks that we may not realize the expected operating efficiencies, synergies, increased sales and profits and other benefits from acquisitions and the restructuring of our international TV joint venture;

  •
  risks associated with the impact that the financial condition of our venture partner, Claxson Interactive Group Inc. and its affiliates, or Claxson, may have on our Playboy TV-Latin America, LLC, or PTVLA, joint venture;

  •
  increases in paper or printing costs;

  •
  effects of the national consolidation of the single-copy magazine distribution system; and

  •
  uncertainty of the viability of the Internet subscription, e-commerce, advertising and gaming businesses.

We discuss many of these factors in this prospectus in greater detail under the heading "Risk Factors."

        All statements other than statements of historical fact constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and similar expressions intended to identify forward-looking statements. The forward-looking statements in this prospectus and in the documents incorporated by reference herein are based on our beliefs, expectations, estimates and assumptions only as of, with respect to this prospectus, the date of this prospectus and, with respect to the documents incorporated by reference herein, the respective dates of those documents. Except as required by law, we assume no obligation to update these forward-looking statements even though our situation may change in the future. These forward-looking statements are subject to risks and uncertainties. Given the risks and uncertainties, you should not place undue reliance on these forward-looking statements.

v

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the information incorporated by reference, before making an investment decision.

        In this prospectus, unless the context otherwise requires:

  •
  "issuer" refers to PEI Holdings, Inc., the issuer of the new notes;

  •
  "parent company" refers to Playboy Enterprises, Inc.;

  •
  "subsidiary guarantors" refers to the subsidiaries of Playboy Enterprises, Inc. that will guarantee the new notes; and

  •
  "guarantors" refers collectively to the parent company, in its capacity as a guarantor of the new notes, and the subsidiary guarantors.

"We," "us," "our" and similar terms refer to Playboy Enterprises, Inc., and, unless the context otherwise requires, its consolidated subsidiaries, including the issuer and the subsidiary guarantors. "PTVI" refers to Playboy TV International, LLC.

Our Business

        We were organized in 1953 to publish Playboy magazine and are now a worldwide leader in the development and distribution of multi-media entertainment for adult audiences. The Playboy brand is one of the most widely recognized and popular brands in the world and is embraced as a symbol of freedom, style and good times. The strength of our brand drives our Entertainment, Publishing, Playboy Online and Licensing Businesses Groups. Our programming is carried by the six largest multiple system operators, or MSOs, and the two largest satellite direct-to-home, or DTH, providers. Playboy magazine, celebrating its 49th anniversary, is the best-selling monthly men's magazine in the world and has a worldwide monthly circulation of 4.4 million copies. Our online operations consist of a network of websites that have an established and growing subscriber and revenue base. Our licensing businesses utilize the Playboy name, the Rabbit Head Design and our other trademarks for the worldwide manufacture, sale and distribution of a variety of consumer products.

The Issuer and the Guarantors

        The old notes were issued, and the new notes will be issued, by PEI Holdings, Inc., the subsidiary holding company through which Playboy Enterprises, Inc. owns all of its operating subsidiaries. The obligations of the issuer under the old notes are, and the issuer's obligations under the new notes will be, guaranteed by Playboy Enterprises, Inc. and by substantially all of the issuer's U.S. subsidiaries, excluding Playboy.com and its subsidiaries.

        The address and telephone number of the principal executive offices of the issuer and the guarantors are as follows: 680 North Lake Shore Drive, Chicago, Illinois 60611, (312) 751-8000.

The Exchange Offer

        On March 11, 2003, the issuer issued $115,000,000 principal amount of 11% Senior Secured Notes due 2010, the old notes to which the exchange offer applies, to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The old notes were fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by Playboy Enterprises, Inc. and substantially all of the issuer's U.S. subsidiaries, excluding Playboy.com and its subsidiaries. In connection with the initial purchasers' purchase of the old notes, the issuer and the guarantors agreed to commence the exchange offer following the initial offering of the old notes.

The Exchange Offer	The issuer is offering new 11% Senior Secured Notes due 2010, fully and unconditionally guaranteed by Playboy Enterprises, Inc. and the subsidiary guarantors, jointly and severally, on a senior secured basis, which new notes and guarantees will be registered under the Securities Act, in exchange for the old notes.

To exchange your old notes, you must properly tender them, and the issuer must accept them. The issuer will exchange all old notes that you validly tender and do not validly withdraw. The issuer will issue registered new notes promptly after the expiration of the exchange offer.
Resale of New Notes
We believe that, if you are not a broker-dealer, you may offer new notes (together with the guarantees thereof) for resale, resell and otherwise transfer the new notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:
• acquired the new notes in the ordinary course of business;
• are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a "distribution," as defined under the Securities Act, of the new notes; and
• are not an "affiliate," as defined under the Securities Act, of the issuer or any guarantor.

If any of these conditions is not satisfied, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Our belief that transfers of new notes would be permitted without registration or prospectus delivery under the conditions described above is based on the interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on September 12, 2003, unless we extend it.
Withdrawal
You may withdraw your tender of old notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in "The Exchange Offer — Withdrawal Rights."

Procedures for Tendering Old Notes	Each holder of old notes that wishes to accept the exchange offer must, before the exchange offer expires, either:
	•	transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the old notes, to the exchange agent; or
•
if old notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company, or DTC, to cause to be transmitted to the exchange agent an agent's message indicating, among other things, the holder's agreement to be bound by the letter of transmittal, or comply with the procedures described below under "— Guaranteed Delivery."
A holder of old notes that tenders old notes in the exchange offer must represent, among other things, that:
	•	the holder is not an affiliate of the issuer or any guarantor;
	•	the holder is acquiring the new notes in its ordinary course of business;
	•	the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes; and
	•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing old notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.
Special Procedures for Tenders by Beneficial Owners of Old Notes	If
	•	you beneficially own old notes;
	•	those old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian; and
	•	you wish to tender your old notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.
Guaranteed Delivery
If you hold old notes in certificated form or if you own old notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those old notes but
	•	the certificates for your old notes are not immediately available or all required documents are unlikely to reach the exchange agent before the exchange offer expires; or

• you cannot complete the procedure for book-entry transfer on time, you may tender your old notes in accordance with the procedures described in "The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery."
Consequences of Not Exchanging Old Notes

If you do not tender your old notes or we reject your tender, your old notes will remain outstanding and will continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. Holders of old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances with respect to specific types of holders of old notes.
You do not have any appraisal or dissenters' rights in connection with the exchange offer.
U.S. Federal Tax Consequences	Your exchange of old notes for new notes will not be treated as a taxable exchange for U.S. federal income tax purposes. See "Material U.S. Federal Tax Consequences."
Conditions to the Exchange Offer	The exchange offer is subject to the conditions that it not violate applicable law or any SEC policy.
Use of Proceeds	We will not receive any proceeds from the exchange offer. The net proceeds from the issuance of the old notes have been used
• to repay in full all outstanding indebtedness under our then-existing credit facility;
•
to pay a portion of the deferred acquisition price due in 2003 in connection with our July 2001 acquisition, referred to as the Califa acquisition, of The Hot Network and The Hot Zone and the related television assets of Califa Entertainment Group, or Califa, and the Vivid TV network and related television assets of V.O.D., Inc., or VODI, a separate entity owned by Califa's principals; and
• for working capital and other general corporate purposes. See "Use of Proceeds."
Acceptance of Old Notes and Delivery of New Notes

The issuer will accept for exchange any and all old notes properly tendered prior to the expiration of the exchange offer. The issuer and the guarantors will complete the exchange offer and the issuer will issue the new notes promptly after the expiration of the exchange offer.
Exchange Agent
Bank One, N.A. is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under "The Exchange Offer — Exchange Agent" and in the letter of transmittal.

The New Notes

        The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        The new notes will represent the same debt as the old notes and will be governed by the same indenture, which is governed by New York law.

Issuer	PEI Holdings, Inc.
Notes Offered	$115 million aggregate principal amount of 11% senior secured notes.
Maturity	March 15, 2010.
Issue Price	100%, plus accrued interest from March 11, 2003.
Interest	Annual rate: 11%.
Interest Payment Dates	March 15 and September 15 of each year, starting on September 15, 2003.
Guarantees
The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by Playboy Enterprises, Inc. and by substantially all of the issuer's U.S. subsidiaries, excluding Playboy.com and its subsidiaries. See "Description of the Notes — Note Guarantees."
Ranking	The new notes and the guarantees thereof will be senior secured obligations and will rank equally in right of payment with the issuer's and guarantors' other existing and future senior debt.
The new notes and the guarantees thereof will effectively rank junior to
•
the secured debt of the issuer and the guarantors to the extent that the secured debt, including our credit facility, is secured by a first-priority lien on secondary collateral, as described in this summary below under "— Collateral"; and
• all liabilities of the issuer's subsidiaries that have not guaranteed the new notes, including Playboy.com and its subsidiaries and the issuer's foreign subsidiaries.
As of March 31, 2003,
•
the issuer and the guarantors had $115.0 million of secured indebtedness outstanding, consisting of the old notes, and $20.0 million of potential borrowing capacity under the credit facility secured by a first-priority lien on the secondary collateral; and

•
the issuer's subsidiaries that are not guarantors of the old notes had approximately $19.4 million of outstanding liabilities, excluding intercompany liabilities but including trade payables, that were effectively senior to the old notes.
Borrowing capacity under the credit facility is reduced by the amount of the letters of credit, $11.6 million as of March 31, 2003, outstanding under the credit facility.
Optional Redemption	The issuer may redeem some or all of the new notes at any time on or after March 15, 2007 at the redemption prices described under "Description of the Notes — Optional Redemption."

Prior to March 15, 2006, the issuer may redeem up to 35% of the new notes with the net proceeds from specified types of sales of capital stock of Playboy Enterprises, Inc. at the redemption price described under "Description of the Notes — Optional Redemption."
Mandatory Offer to Repurchase
Upon the occurrence of specified events involving a change of control of Playboy Enterprises, Inc. or the issuer, you may require the issuer to repurchase some or all of the new notes at 101% of their principal amount plus accrued interest. The occurrence of those events may, however, be an event of default under our credit facility or other debt agreements, and those agreements may prohibit the repurchase. Further, the issuer and the guarantors may not have sufficient funds at the time of any change of control to satisfy the issuer's repurchase obligation. See "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — We may not be able to repurchase the notes upon a change of control," "Description of the Notes — Repurchase at the Option of Holders — Change of Control" and the definition of "Change of Control" under "Description of the Notes — Certain Definitions."
Covenants	The indenture governing the new notes contains covenants that, among other things, limit the ability of Playboy Enterprises, Inc. and its restricted subsidiaries to:
	•	incur or guarantee additional indebtedness;
	•	pay dividends or make other distributions on capital stock or make other specified restricted payments;
	•	create liens;
	•	sell assets;
	•	enter new lines of business;
	•	engage in transactions with affiliates;
	•	create unrestricted subsidiaries; and
	•	merge or consolidate with other entities.
These covenants are subject to important exceptions and qualifications, which are described under "Description of the Notes."

As of the date of this prospectus, all of the subsidiaries of Playboy Enterprises, Inc. are restricted subsidiaries. Playboy Enterprises, Inc. may designate a subsidiary as an unrestricted subsidiary under the circumstances described in "Description of the Notes — Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries."
Collateral
The new notes will be secured by a first-priority lien, subject to exceptions specified in the applicable security documents, on trademarks owned by the issuer and guarantors on the date of the indenture or thereafter acquired by the issuer or any guarantor. We refer to the collateral under the first-priority lien as the primary collateral. In addition, the new notes and the guarantees will be secured by a second-priority lien on other assets, consisting of
	•	all of the issuer's capital stock;
	•	all of the capital stock of the issuer's domestic subsidiaries other than subsidiaries of Playboy.com;
•
65% of the capital stock of Playboy TV-GmbH Germany, STV International, B.V., Playboy TV International B.V., Playboy TV UK Limited, 1945/1947 Cedar River C.V., Stichting 1945/1947 La Laguna, SEI Inc. ApS, Playboy International Products & Services, B.V., and 3793761 Canada Inc. (d/b/a Playboy Canada, Inc.), which are referred to collectively in this prospectus as substantially all of Playboy Enterprises, Inc.'s indirect first-tier foreign subsidiaries other than subsidiaries of Playboy.com;
	•	substantially all of the issuer's and the guarantors' other personal property assets in the United States; and
	•	the Playboy Mansion,

that is junior to the lien securing our credit facility. In this prospectus, we refer to the collateral under the second-priority lien as the secondary collateral and, together with the primary collateral, the collateral. The indenture permits the issuer and the guarantors under specified circumstances to grant additional liens on the collateral.

The second-priority lien will not entitle holders of the new notes to take any action whatsoever with respect to the secondary collateral at any time when first-priority liens on the secondary collateral are outstanding unless and until the agent under the credit facility fails to take steps to exercise remedies with respect to or in connection with the secondary collateral within 90 days following notice to the agent of the occurrence of an event of default under the indenture for the new notes. Holders of the new notes will not be entitled to receive any proceeds from any realization on the secondary collateral until the obligations secured by the first-priority liens on the secondary collateral are paid in full. In addition, proceeds from non-ordinary course dispositions of assets constituting secondary collateral may be used to repay the obligations secured by the first-priority liens on the secondary collateral before they would be used to repay the new notes.
We will not take any steps to assure the sufficiency of the grant of, or to perfect, the liens in any non-U.S. jurisdictions.

Risk Factors

        For a discussion of risk factors that should be considered in connection with an investment in the new notes, see "Risk Factors" beginning on page 10.

Summary Financial Data

        The summary financial and operating data set forth below should be read in conjunction with, and are qualified by reference to, "Selected Financial Data" and the financial statements and related notes, included elsewhere in this prospectus, and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Playboy Enterprises, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which are incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation by Reference."

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(unaudited)
	(in thousands, except per share amounts, percentages, number of employees and ad pages)
Selected financial data (1)
Net revenues	$74,281	$66,147	$277,622	$287,583	$303,360	$344,044	$314,360
Interest expense, net	(3,506)	(4,433)	(15,022)	(13,184)	(7,629)	(6,179)	(1,424)
Income (loss) from continuing operations before cumulative effect of change in accounting principle	632	(9,387)	(17,135)	(29,323)	(47,626)	(5,568)	4,320
Net income (loss)	632	(9,387)	(17,135)	(33,541)	(47,626)	(5,335)	4,320
Basic and diluted earnings per common share
Income (loss) from continuing operations before cumulative effect of change in accounting principle	0.02	(0.38)	(0.67)	(1.20)	(1.96)	(0.24)	0.21
Net income (loss)	$0.02	$(0.38)	$(0.67)	$(1.37)	$(1.96)	$(0.23)	$0.21
Ratio of earnings to fixed charges (2)	1.48x	0.53x	0.64x	—	—	1.57x	2.39x
Total assets (at period end)	$394,425	$410,169	$369,721	$426,240	$388,488	$429,402	$212,107
Long-term financing obligations (at period end)	$115,000	$70,186	$68,865	$78,017	$94,328	$75,000	$—
Shareholders' equity (at period end)	$88,211	$72,969	$87,815	$81,525	$114,185	$161,281	$84,202
Long-term financing obligations as a percentage of total capitalization (at period end)	57%	49%	44%	49%	45%	32%	—%
EBITDA and Adjusted EBITDA
Net income (loss)	$632	$(9,387)	$(17,135)	$(33,541)	$(47,626)	$(5,335)	$4,320
Adjusted for:
Cumulative effect of change in accounting principle (net of tax)	—	—	—	4,218	—	—	—
Gain on disposal of discontinued operations (net of tax)	—	—	—	—	—	(233)	—
Income tax expense (benefit)	1,250	6,454	8,544	996	16,227	(862)	2,705
Interest expense	3,562	4,472	15,147	13,970	9,148	7,977	1,551
Depreciation of property and equipment	1,009	1,091	3,781	3,897	3,561	2,055	2,010
Amortization of intangible assets	2,185	1,812	7,212	10,612	8,097	6,295	1,893
Amortization of investments in entertainment programming	9,523	9,352	40,626	37,395	33,253	34,341	26,410
Amortization of deferred financing fees	275	240	993	905	840	613	—
Amortization of restricted stock awards	45	720	2,748	—	—	—	—
Equity in operations of PTVI and other	(51)	(49)	(279)	746	375	13,871	378

EBITDA (3)	18,430	14,705	61,637	39,198	23,875	58,722	39,267
Adjusted for:
Investments in entertainment programming	(12,399)	(10,551)	(41,717)	(37,254)	(33,061)	(35,262)	(25,902)

Adjusted EBITDA (4)	6,031	4,154	19,920	1,944	(9,186)	23,460	13,365
Cash flows from operating activities	(4,613)	6,466	14,328	(7,945)	(31,150)	16,100	(11,110)
Cash flows from investing activities	(590)	609	(3,158)	(2,853)	(3,889)	(68,126)	(10,120)
Cash flows from financing activities	$28,311	$(11,165)	$(11,662)	$12,874	$14,045	$75,213	$20,624
Number of common shares outstanding (at period end)
Class A voting	4,864	4,864	4,864	4,864	4,859	4,859	4,749
Class B nonvoting	21,428	19,692	21,181	19,666	19,407	19,288	15,868
Number of full-time employees (at period end)	580	607	581	610	686	780	758
Selected operating data
Playboy magazine ad pages	116	121	515	618	674	640	601
Household units (at period end) (5)
Playboy TV networks
DTH	19,900	18,700	19,200	18,100	15,400	12,400	9,800
Cable digital	15,100	11,400	14,000	10,300	3,200	1,300	200
Cable analog addressable	4,800	7,700	5,700	7,800	11,000	11,700	11,700
Playboy TV en Español (6)
DTH	7,400	—	7,000	—	—	—	—
Cable digital	2,800	—	2,700	—	—	—	—
Movie networks (7)
DTH	39,500	36,700	38,400	35,300	—	—	—
Cable digital	39,600	30,600	36,900	25,300	8,400	3,900	—
Cable analog addressable	9,400	17,700	10,800	17,000	16,200	18,300	—

(footnotes on following page)

(1)
Certain amounts reported for prior periods have been reclassified to conform to the current year's presentation.

(2)
For purposes of computing the ratio of earnings to fixed charges, earnings represents the aggregate of:

•
pretax income (loss) from continuing operations before minority interests in consolidated subsidiaries or income (loss) from equity investees; plus

•
fixed charges, which include interest, amortized premiums related to indebtedness and estimate of interest within rental expense (33%).

Earnings were insufficient to cover fixed charges by $7.1 million, $26.9 million and $30.9 million for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, and by $2.6 million for the three months ended March 31, 2002.

(3)
In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in entertainment programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. generally accepted accounting principles.

(4)
In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and strengthen the balance sheet. In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. See "Description of Certain Other Indebtedness—Interest." Adjusted EBITDA is also consistent with Consolidated Cash Flow used in the indenture related to the notes. See "Description of the Notes—Certain Definitions." Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. generally accepted accounting principles.

(5)
Each household unit is defined as one household carrying one given network per carriage platform. A single household can represent multiple household units if two or more of our networks and/or multiple platforms (i.e. digital and analog) are available to that household.

(6)
We obtained 100% distribution rights of Playboy TV en Español in the U.S. Hispanic market in December 2002 in connection with the restructuring of the ownership of our international TV joint ventures. Prior to the restructuring, this network was included in international TV's household units.

(7)
We acquired two Spice networks in March 1999 and three networks in July 2001 in connection with the Califa acquisition.

RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information contained in this prospectus before acquiring new notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In the following discussion of risk factors, when we refer to the term "note" or "notes," we are referring to both the old notes and the new notes to be issued in the exchange offer.

Risks Related to the Notes and Our Other Indebtedness

Our significant debt could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

        We have now and will continue to have a significant amount of debt. As of March 31, 2003, we had $115 million of indebtedness, consisting of the old notes, on a consolidated basis. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the notes or under our credit facility, we will be in default under the terms of the indenture or the credit agreement, as the case may be, which could, in turn, cause defaults under our other debt obligations.

        Even if we are able to meet our debt-service obligations, the amount of debt we have could adversely affect us in a number of other ways, including the following:

  •
  we may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

  •
  a significant portion of our cash flow from operations must be dedicated to debt service, which reduces the amount of cash we have available for other purposes;

  •
  we may be disadvantaged as compared to our competitors, such as in our ability to adjust to changing market conditions, as a result of the significant amount of debt we owe; and

  •
  we may be restricted in our ability to make strategic acquisitions and to exploit business opportunities.

        In addition, we may be able to incur substantial additional debt in the future. Although the indenture governing the notes will contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under some circumstances, we could incur substantial debt in compliance with these restrictions and restrictions that we anticipate will apply under our credit facility. If new debt is added to our current debt levels, the substantial risks described above would intensify.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our debt, including the notes, and to fund operating and planned capital expenditures, will depend on our ability to generate cash in the future. Our cash-generating ability is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facility or the notes, on commercially reasonable terms or at all.

The terms of our debt will impose restrictions on us that may affect our ability to successfully operate our business and make payments on the notes.

        Our credit facility and the indenture governing the notes will contain covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests. We anticipate that the covenants will limit our ability to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions on capital stock;

  •
  repurchase capital stock;

  •
  make loans and investments;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends;

  •
  create liens;

  •
  sell or otherwise dispose of assets;

  •
  enter new lines of business;

  •
  merge or consolidate with other entities; and

  •
  engage in transactions with affiliates.

        Our credit facility also contains financial covenants requiring us to maintain specified minimum net worth and interest coverage ratios.

        Our ability to comply with these covenants and requirements may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indenture governing the notes and/or the credit facility. If there were an event of default under the indenture for the notes and/or the credit facility, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately and the lenders under the credit facility could terminate their commitments to lend. Additionally, if we fail to repay the debt under the credit facility when it becomes due, the lenders under the credit facility could proceed against the collateral in which we will grant them a first-priority lien as security. In that event, any proceeds received upon a realization of such collateral would be applied first to amounts due under the credit facility before any proceeds would be available to make payments on the notes. We cannot assure you that our assets or cash flow will be sufficient to repay borrowings under the outstanding debt instruments in the event of a default thereunder.

The issuer is the only material source of cash for Playboy Enterprises, Inc., so you should not rely on the guarantee of Playboy Enterprises, Inc. in evaluating an investment in the notes.

        Playboy Enterprises, Inc. has guaranteed the old notes, and will unconditionally guarantee the new notes, on a senior secured basis. Playboy Enterprises, Inc. is a holding company that derives its operating income and cash flow from the issuer and the only material asset of which is the issuer's capital stock. Accordingly, Playboy Enterprises, Inc. will be dependent on the earnings and cash flow of, and dividends and distributions from, the issuer to perform on its guarantee of the notes. As a result, the guarantee of Playboy Enterprises, Inc. provides little, if any, additional credit support for the notes, and investors should not rely on that guarantee in evaluating whether to invest in the notes.

The notes will be structurally subordinated to all existing and future liabilities of the issuer's subsidiaries that do not guarantee the notes.

        The old notes are, and the new notes will be, structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, including Playboy.com and its subsidiaries and our foreign subsidiaries. The claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. As of March 31, 2003, the issuer's non-guarantor subsidiaries had $19.4 million of outstanding liabilities, excluding intercompany liabilities but including trade payables, all of which was structurally senior to the notes.

Because of our organizational structure, the availability of cash to satisfy the notes or the guarantees may be limited.

        The notes are obligations solely of the issuer and each guarantee is the obligation solely of the applicable guarantor. The issuer conducts its operations through its subsidiaries and depends on earnings and cash flow of, and dividends from, these subsidiaries to pay its obligations. However, the issuer's subsidiaries are separate and distinct legal entities and, except pursuant to their guarantees, are not obligated to make funds available for payment of the notes and other obligations in the form of loans, distributions or otherwise.

        Except for the guarantees given by the guarantors, holders of the notes cannot demand repayment of the notes from the issuer's subsidiaries because the notes are not obligations of non-guarantor subsidiaries, including Playboy.com and its subsidiaries and Playboy Enterprises, Inc.'s foreign subsidiaries. Therefore, although the issuer's operating subsidiaries may have cash, the issuer may not be able to make payments on its debt. In addition, the ability of the issuer's subsidiaries to make payments to the issuer is also affected by their own operating results and is subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries, which may adversely impact the issuer's ability to pay interest and principal due on the notes. Although the indenture governing the notes limits the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and make other payments to the issuer, those limitations will be subject to a number of significant qualifications.

We may not be able to repurchase the notes upon a change of control.

        Upon a "change of control," as defined in the indenture, we will be required under certain circumstances to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and additional interest to the date of repurchase. If a change of control were to occur, there can be no assurance that we would have sufficient funds to pay the purchase price for all of the notes that we might be required to purchase. In addition, our new credit agreement will prohibit us from purchasing the notes in the event of a change of control. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes, which would in turn be a default under our credit facility. In addition, a change of control may constitute an event of default under our credit facility. A default under our credit facility would result in an event of default under the indenture governing the notes if such default relates to a payment default or the lenders were to accelerate the debt under our credit facility. If the foregoing occurs, we may not have enough assets to satisfy all obligations under our credit facility and the indenture governing the notes.

The liens on the primary collateral securing the notes and the guarantees may not be valid or perfected in non-U.S. jurisdictions.

        We granted the lien on the primary collateral securing the notes in accordance with applicable U.S. state and federal laws and will take no action under the laws of any non-U.S. jurisdictions to assure the sufficiency of the grant of, or to perfect, the lien. Accordingly, liens on foreign intellectual property owned by the issuer and the guarantors may not be validly created or perfected in non-U.S. jurisdictions. Therefore, to the extent that creation, perfection and/or enforcement of such liens is governed by the law of a jurisdiction outside the United States, the liens may not be enforceable for the benefit of the holders of the notes.

The secondary collateral securing the notes and the guarantees is subject to control by creditors with first-priority liens; if there is a default, the value of the collateral may not be sufficient to repay the holders of the notes.

        The old notes are, and the new notes will be, obligations of the issuer that are fully and unconditionally guaranteed on a joint and several basis by each of the guarantors. The issuer and each guarantor have secured their obligations under the notes by a first-priority lien on the issuer's and such guarantor's trademarks and by a second-priority lien on certain other assets, including the issuer's capital stock, all of the capital stock of the issuer's domestic subsidiaries (excluding subsidiaries of Playboy.com), 65% of the capital stock of substantially all of Playboy Enterprises, Inc.'s indirect first-tier foreign subsidiaries other than subsidiaries of Playboy.com, substantially all of the issuer's and the guarantors' other personal property assets in the United States and the Playboy Mansion. The fact that the lenders under the credit agreement have a first-priority lien on the secondary collateral could have a material adverse effect on the value of the collateral and your ability to be repaid from it. See "Description of the Notes — Certain Definitions" and "Description of the Notes — Security."

        The rights of the holders of the notes with respect to the secondary collateral securing the notes and the guarantees will be limited pursuant to the terms of the intercreditor agreement. Under the terms of the intercreditor agreement, the holders of the notes will have a second-priority interest in the secondary collateral. Accordingly, any proceeds received upon a realization of the secondary collateral securing the notes and the credit agreement will be applied first to amounts due under the credit agreement, and to pay certain administrative expenses before any amounts will be available to pay the notes. In addition, under the terms of the intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the collateral, including the approval of certain amendments to the collateral documents, waivers of past defaults, the ability to cause the commencement of enforcement proceedings and to control the conduct of such proceedings, will be at the direction of the holders of the first-priority obligations and the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected, subject to certain exceptions. See "Description of the Notes — Security."

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts due on the notes in the event of a default. If such proceeds were not sufficient to repay amounts due on the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets.

        The collateral has not been appraised in connection with this offering. As of March 31, 2003, the book value of the primary collateral was $55.6 million, and the book value of the secondary collateral was $338.8 million. Depending upon market and economic conditions and the availability of buyers, the sale value of the collateral may be substantially different from its book value.

We are permitted to dispose of the primary collateral, subject to certain limits, and the proceeds will become secondary collateral as to which the lenders under our credit facility have a first-priority lien.

        The indenture permits us to dispose of the primary collateral, subject to certain limits. See "Description of the Notes — Repurchase at the Option of Holders — Asset Sales." The receivables or cash generated by any such sale will in some circumstances constitute secondary collateral and therefore will be available to satisfy obligations to the lenders under our credit facility prior to their availability to repay the notes.

We are permitted to grant liens on the collateral for the benefit of other debtholders as well, which could reduce the amount available to satisfy our obligations to you.

        The indenture permits us to grant specified liens on the collateral to secure other debt, and the amount of such debt that would rank equally with the lien granted to the noteholders could be substantial. Holders of the notes will be required to share the collateral upon foreclosure or bankruptcy with any other debtholders who have a lien on the collateral.

In the event of a bankruptcy of the issuer or any of the guarantors, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

        The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of a bankruptcy of the issuer or any of the guarantors. Under applicable federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, the issuer cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee under the indenture for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, holders of notes would hold "undersecured claims." Applicable federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorney's fees for "undersecured claims" during a debtor's bankruptcy case.

U.S. bankruptcy or fraudulent conveyance laws may interfere with payment of the notes and guarantees of the notes and with the security interest in the collateral securing the notes and the guarantees.

        Application of U.S. bankruptcy or state fraudulent conveyance laws to the issuer and the guarantors of the notes could result in your not receiving, or having to return, payment on the notes or the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or the guarantee of the notes issued by the issuer or any guarantor of the notes, as the case may be, could be voided or subordinated to all of the other debt of the issuer or such guarantor, as the case may be, and/or the security interest in the collateral securing the notes or such guarantor's guarantee could be voided if, among other things, the issuer or such guarantor, as the case may be:

  •
  incurred indebtedness represented by the notes or its guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring indebtedness represented by the notes or guarantee of the notes; and

  •
  was insolvent or was rendered insolvent by reason of the incurrence;

    •
    was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on its business; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured.

        The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, the issuer or a guarantor of the notes, as the case may be, would be considered insolvent if:

  •
  the sum of the debts of the issuer or such guarantor, as the case may be, including contingent liabilities, is greater than its assets, at fair valuation;

  •
  the present fair saleable value of the assets of the issuer or such guarantor, as the case may be, is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or

  •
  the issuer or guarantor, as the case may be, could not pay its debts as they became due.

        On the basis of our analysis, internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time the issuer and each guarantor of the notes initially incurred the indebtedness represented by the notes or its guarantee of the notes, as applicable, each:

  •
  will not have been insolvent nor rendered insolvent as a result of the issuance thereof;

  •
  will have been in possession of sufficient capital to run its business effectively; and

  •
  will have been incurring debts within its ability to pay as they matured or became due.

        We cannot assure you as to what standard a court would apply in making these determinations or that a court passing on these questions would conclude that the issuer and the guarantors were solvent.

The notes may be affected by fluctuations in the market for non-investment-grade securities.

        Historically, the market for non-investment grade, or high-yield, debt securities has been subject to disruptions that have caused substantial volatility in their prices. To the extent that a trading market for the notes does develop, the liquidity of, and trading market for, the notes may be materially adversely affected by declines in the market for high-yield debt securities generally. These declines may materially adversely affect the price and trading of the notes, and the price at which they can be sold, independently of our financial performance and prospects.

Risks Related to Our Business and Operations

Government regulations could adversely affect our business, financial condition or results of operations.

        Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, access to satellite transponders, commercial advertising, subscription rates, foreign investment, Internet gaming, and content, including standards of decency/obscenity. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities. While we are not able reliably to predict particular regulatory developments that could affect us adversely, those regulations related to adult content, the Internet and commercial advertising illustrate some of the potential difficulties we face.

        Adult content.    Regulation of adult content could prevent us from making our content available in various jurisdictions or otherwise have a material adverse effect on our business, financial condition or results of operations. The governments of some countries like China and India have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or "immoral" influences.

        Internet.    Various governmental agencies are considering a number of legislative and regulatory proposals which may lead to laws or regulations concerning various aspects of the Internet, including online content, intellectual property rights, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Regulation of the Internet could materially adversely affect our business, financial condition or results of operations by reducing the overall use of the Internet, reducing the demand for our services or increasing our cost of doing business.

        Regulation of commercial advertising.    We receive a significant portion of our advertising revenues from companies selling tobacco and alcohol products. For the year ended December 31, 2002, beer/wine/liquor and tobacco represented 25% and 19%, respectively, of the total ad pages of Playboy magazine. Significant limitations on the ability of those companies to advertise in Playboy magazine or on our Internet sites either because of legislative, regulatory or court action could materially adversely affect our business, financial condition or results of operations. In August 1996, the Food & Drug Administration, or FDA, announced regulations which prohibited the publication of tobacco advertisements containing drawings, colors or pictures, which were later held unconstitutional by the U.S. Supreme Court. Nevertheless, future attempts may be made by other federal agencies to impose similar or other types of advertising limitations.

We may not be able to protect our intellectual property rights.

        We believe that our trademarks, particularly the Playboy name and Rabbit Head Design, and other proprietary rights are critical to our success, potential growth and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and proprietary rights. Our actions to establish and protect our trademarks and other proprietary rights, however, may not prevent imitation of our products by others or prevent others from claiming violations of their trademarks and proprietary rights by us. Any infringement or related claims, even if not meritorious, may be costly and time consuming to litigate, may distract management from other tasks of operating the business and may result in the loss of significant financial and managerial resources, which could harm our business, financial condition or operating results. These concerns are particularly relevant with regard to those international markets, such as China, in which it is especially difficult to enforce intellectual property rights.

Our business involves risks of liability claims for media content, which could adversely affect our business, financial condition or results of operations.

        As a distributor of media content, we may face potential liability for:

  •
  defamation;

  •
  invasion of privacy;

  •
  negligence;

  •
  copyright or trademark infringement; and

  •
  other claims based on the nature and content of the materials distributed.

        These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. We could also be exposed to liability in connection with material available through our Internet sites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with material available through our Internet sites could require us to take steps that would substantially limit the attractiveness of our Internet sites and/or their availability in various geographic areas, which would negatively affect their ability to generate revenue

Increases in paper prices or postal rates could adversely affect our operating performance.

        Paper costs are a substantial component of the manufacturing expenses of our publishing business and the direct marketing expenses of our online business. The market for paper has historically been cyclical, resulting in volatility in paper prices. An increase in paper prices could materially adversely affect our operating performance unless and until we can pass any increases through to the consumer.

        The cost of postage also affects the profitability of Playboy magazine and our online business. An increase in postage rates could materially adversely affect our operating performance unless and until we can pass the increase through to the consumer.

Limits on our access to satellite transponders could adversely affect our business, financial condition or results of operations.

        Our cable television and DTH operations require continued access to satellite transponders to transmit programming to cable or DTH operators. Material limitations on our access to these systems or satellite transponder capacity could materially adversely affect our business, financial condition or results of operations. Our access to transponders may be restricted or denied if:

  •
  we or the satellite owner is indicted or otherwise charged as a defendant in a criminal proceeding;

  •
  the FCC issues an order initiating a proceeding to revoke the satellite owner's authorization to operate the satellite;

  •
  the satellite owner is ordered by a court or governmental authority to deny us access to the transponder;

  •
  we are deemed by a governmental authority to have violated any obscenity law; or

  •
  our satellite transponder providers fail to provide the required services.

        In addition to the above, the access of Playboy TV, Spice and our other networks to transponders may be restricted or denied if a governmental authority commences an investigation concerning the content of their transmissions.

Failure to maintain our agreements with multiple system operators and DTH operators on favorable terms could adversely affect our business, financial condition or results of operations.

        We currently have agreements with the nation's six largest multiple system operators. We also have agreements with the principal DTH operators in the United States and Canada. Our agreements with these operators may be terminated on short notice without penalty. If one or more multiple system operators or DTH operators terminate or do not renew these agreements, or do not renew them on terms as favorable as current agreements, our business, financial condition or results of operations could be materially adversely affected.

Private advocacy group actions targeted at our content could result in limitations on our ability to distribute our products and programming and negatively impact our brand acceptance.

        Our ability to operate successfully depends on our ability to obtain and maintain distribution channels and outlets for our products. From time to time, private advocacy groups have sought to exclude our programming from local pay television distribution because of the adult-oriented content of the programming. In addition, from time to time, private advocacy groups have targeted Playboy magazine and its distribution outlets and advertisers, seeking to limit the magazine's availability because of its adult-oriented content. In addition to possibly limiting our ability to distribute our products and programming, negative publicity campaigns, lawsuits and boycotts could negatively affect our brand acceptance and cause additional financial harm by requiring that we incur significant expenditures to defend our business or discourage investors from investing in our securities.

We are subject to risks resulting from our operations outside the United States, and we face additional risks and challenges as we continue to expand internationally.

        The international scope of our operations may contribute to volatile financial results and difficulties in managing our business. For the year ended December 31, 2002, we derived approximately 16% of our consolidated revenues from countries outside the United States. Our international operations expose us to numerous challenges and risks, including, but not limited to, the following:

  •
  adverse political and economic conditions in various jurisdictions;

  •
  costs of complying with varying governmental regulations;

  •
  fluctuations in currency exchange rates;

  •
  difficulties in developing, acquiring or licensing programming and products that appeal to a variety of different audiences and cultures;

  •
  scarcity of attractive licensing and joint venture partners;

  •
  the potential need for opening and managing distribution centers abroad; and

  •
  difficulties in protecting intellectual property rights in foreign countries.

        In addition, important elements of our business strategy, including capitalizing on advances in technology, expanding distribution of our products and content and leveraging cross-promotional marketing capabilities, involve a continued commitment to expanding our business internationally. This international expansion will require considerable management and financial resources.

        We cannot assure you that one or more of these factors or the demands on our management and financial resources would not harm any current or future international operations and our business as a whole.

We may not realize the expected benefits of the Califa acquisition or the restructuring of the ownership of our international TV joint ventures.

        In July 2001, we acquired The Hot Network and The Hot Zone and the related television assets of Califa and the Vivid TV network and related television assets of VODI. We cannot be sure that we will realize the expected increased sales and profits and other benefits from the integration of the networks. In December 2002, we completed the restructuring of the ownership of our international TV joint ventures. Our venture partner, Claxson, has encountered significant financial difficulties. We cannot be certain that Claxson's financial condition will not adversely affect our remaining joint venture or subject our recently concluded joint venture ownership restructuring to challenge. As a result, we cannot be certain that we will realize the expected benefits from the restructuring.

If we engage in future acquisitions, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

        If appropriate opportunities become available, we may attempt to acquire businesses, products or technologies that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, product or technology may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may fail to realize the anticipated benefits of any acquisition. Future acquisitions could dilute existing stockholders' ownership interest in us and could cause us to incur debt, exposing us to future liabilities.

Any inability to identify, fund investment in and commercially exploit new technology could have an adverse impact on our business, financial condition or results of operations.

        We are engaged in a business that has experienced significant technological change over the past several years and is continuing to undergo technological change. Our ability to implement our business plan and to achieve the results projected by management will depend on management's ability to anticipate technological advances and implement strategies to take advantage of technological change. Any inability to identify, fund investment in and commercially exploit new technology or the commercial failure of any technology that we pursue, such as video on demand, could result in our business becoming burdened by obsolete technology and could have an adverse impact on our business, financial condition or results of operations.

Our Playboy Online Group may be adversely affected by failure on our part to satisfy consumers, by the impact of free content and by any decline in use of the Internet.

        Consumer Satisfaction.    The Internet industry is highly competitive. If we fail to continue to develop and introduce new content, features, functions or services effectively or fail to improve the consumer experience, our business, financial condition or results of operations could be materially adversely affected.

        Availability of free content.    To the extent free adult content on the Internet continues to be available or increases, it may negatively affect our ability to attract subscribers and other fee-paying customers.

        Internet use growth.    If use of the Internet declines we may not realize the expected benefits of our investments in the Playboy Online Group. Internet usage may be inhibited by, among other factors:

  •
  inadequate Internet infrastructure;

  •
  unwillingness of customers to shift their purchasing to on-line vendors;

  •
  security and privacy concerns;

  •
  the lack of compelling content;

  •
  problems relating to the development of the required technology infrastructure; and

  •
  the unavailability of cost-effective, high-speed service.

Our online operations are subject to security risks and systems failures.

        Security risks.    Online security breaches could materially adversely affect our Playboy Online Group business, financial condition or results of operations. Any well-publicized compromise of security could deter use of the Internet in general or use of the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials in particular. In offering online payment services, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as consumer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our consumers' transaction data. In addition, experienced programmers or "hackers" may attempt to misappropriate proprietary information or cause interruptions in our services which could require us to expend significant capital and resources to protect against these problems.

        Other system failures.    The uninterrupted performance of our computer systems is critical to the operations of our Internet sites. Our computer systems are located at Level 3 Communications in Chicago,

Illinois and, as such, may be vulnerable to fire, power loss, telecommunications failures and other similar catastrophes. In addition, we may have to restrict access to our Internet sites to solve problems caused by computer viruses or other system failures. Our customers may become dissatisfied by any systems disruption or failure that interrupts our ability to provide our content. Repeated system failures could substantially reduce the attractiveness of our Internet sites and/or interfere with commercial transactions, negatively affecting our ability to generate revenues. Our Internet sites must accommodate a high volume of traffic and deliver regularly updated content. Our sites have, on occasion, experienced slower response times and network failures. These types of occurrences in the future could cause users to perceive our web sites as not functioning properly and therefore induce them to frequent Internet sites other than ours. In addition, our customers depend on their own Internet service providers for access to our sites. Our revenues could be negatively affected by outages or other difficulties customers experience in accessing our Internet sites due to Internet service providers' system disruptions or similar failures unrelated to our systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our Internet systems or the systems of our customers' Internet service providers.

We may not be able to successfully compete with direct competitors or with other forms of entertainment.

        We derive a significant portion of our revenue from subscriber-based fees, advertising and licensing, for which we compete with various other media, including magazines, newspapers, television, radio and Internet web sites that offer customers information and services similar to what we provide. We also compete with providers of alternative leisure time activities and media. Competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

        We face competition on both country and regional levels. In addition, each of our businesses competes with companies that deliver content through the same platforms and with companies that operate in different media businesses. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative entertainment and information options.

If we are unable to generate revenues from advertising and sponsorships, or if we were to lose our large advertisers or sponsors, our business would be harmed.

        If companies perceive Playboy magazine or Playboy.com to be a limited or ineffective advertising medium, they may be reluctant to advertise in our products or be a sponsor of our company. Our ability to generate significant advertising and sponsorship revenues depends upon several factors, including, among others, the following:

  •
  our ability to maintain a large, demographically attractive subscriber base for Playboy magazine and Playboy.com;

  •
  our ability to maintain attractive advertising rates;

  •
  our ability to attract advertisers and sponsors; and

  •
  our ability to provide effective advertising delivery and measurement systems.

        Our advertising revenues are also dependent on the level of spending by advertisers, which is impacted by a number of factors beyond our control, including general economic conditions, changes in consumer purchasing and viewing habits and changes in the retail sales environment. Our existing competitors, as well as potential new competitors, may have significantly greater financial, technical and marketing resources than we do. These companies may be able to undertake more extensive marketing campaigns, adopt aggressive advertising pricing policies and devote substantially more resources to attracting advertising customers.

We depend on our key personnel.

        We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of some of our senior management team. If these members of the management team become unable or unwilling to continue in their present positions, our business, financial condition or results of operations could be materially adversely affected.

Our principal equity owner may cause us to pursue strategies opposed to the interests of our noteholders or with which you disagree.

        As of February 28, 2003, Mr. Hefner beneficially owned approximately 69.53% of our Class A common stock. As a result, given that our Class B common stock is non-voting, Mr. Hefner possesses significant influence over us on all matters, including the election of directors as well as transactions involving a potential change of control. Mr. Hefner may support, and cause us to pursue, strategies and directions that are not in the interests of our noteholders or with which you disagree.

Risks Related to the Exchange Offer

Any outstanding old notes after the consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of old notes after the consummation of the exchange offer may not be able to sell their old notes.

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain limitations. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions.

Lack of an active market for the new notes may adversely affect the liquidity and market price of the new notes.

        While the old notes are presently eligible for trading in the PORTAL® Market, there is no existing market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange. We do not know if an active public market for the new notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. In addition, the liquidity and the market price of the new notes may be adversely affected by changes in the overall market for securities similar to the new notes, by changes in our business, financial condition or results of operations and by changes in conditions in our industry.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

        Gross proceeds from the offering of the old notes were $115 million. The net proceeds from the issuance of the old notes were approximately $108.1 million, after deducting the initial purchasers' discount and certain offering expenses. Approximately $73.3 million of the net proceeds was used to repay in full all outstanding indebtedness under our then-existing credit facility, and approximately $17.3 million was used to fund payment of the amounts due in 2003 as a portion of the deferred acquisition price for the Califa acquisition. The balance of the net proceeds has been used for working capital and other general corporate purposes.

CAPITALIZATION

        The following is a summary of our consolidated debt and total capitalization as of March 31, 2003. You should read this summary in conjunction with "Selected Financial Data" and our consolidated financial statements, including the accompanying notes, included elsewhere in this prospectus.

As of March 31, 2003
(unaudited) (in thousands)
Cash and cash equivalents	$27,226

Debt:
Credit facility(1)	—
11% Senior Secured Notes due 2010	115,000

Total debt	115,000
Acquisition liabilities(2)	39,608
Shareholders' equity	88,211

Total capitalization(3)	$242,819

(1)
The credit facility provides for borrowings of up to $20 million on a revolving basis.

(2)
Consists of the net present value of the deferred purchase price ($31.9 million as of March 31, 2003) in connection with the Califa acquisition and the deferred purchase price relating to the 1999 acquisition of 100% of Playboy TV UK which we assumed in connection with the restructuring of the ownership of our international TV joint ventures. Under the terms of the Califa acquisition, we may, at our option, pay up to $26.9 million of this amount by issuing shares of our Class B common stock in lieu of cash. The liability in connection with the Playboy TV UK acquisition ($7.7 million as of March 31, 2003) will be paid semi-annually in cash based on a specified percentage of revenue received from the Playboy TV UK business.

(3)
Excludes minority interests of $36.9 million.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        Simultaneously with the issuance and sale of the old notes on March 11, 2003, the issuer and the guarantors entered into a registration rights agreement with Banc of America Securities LLC and Lazard Frères & Co. LLC, the initial purchasers of the old notes. Under the registration rights agreement, the issuer and the guarantors agreed, among other things, to:

  •
  file with the SEC an exchange offer registration statement relating to the new notes on or prior to July 9, 2003;

  •
  use their reasonable best efforts to have the registration statement declared effective by the SEC on or prior to September 7, 2003; and

  •
  use their reasonable best efforts to consummate an exchange offer, in which new notes will be issued in exchange for old notes, within 30 business days, or longer if required by federal securities laws, after the registration statement is declared effective.

The issuer and the guarantors are conducting the exchange offer to satisfy these obligations under the registration rights agreement.

        Under some circumstances, the issuer and the guarantors may be required to file and use their reasonable best efforts to cause to be declared effective by the SEC, in addition to or in lieu of the exchange offer registration statement, a shelf registration statement covering resales of the old notes. If the issuer and the guarantors fail to meet specified deadlines under the registration rights agreement, then the issuer, and, to the extent of their guarantees of the notes, the guarantors, will be obligated to pay liquidated damages to holders of the old notes. See "— Registration Rights; Liquidated Damages."

Terms of the Exchange Offer

        The issuer and the guarantors are offering to exchange an aggregate principal amount of up to $115 million of new notes and guarantees thereof for a like aggregate principal amount of old notes and guarantees thereof. The new notes will evidence the same debt as the old notes for which they are exchanged and will, like the old notes, be issued under and entitled to the benefits of the indenture. The form and terms of the new notes issued in the exchange offer will be the same as the form and terms of the old notes, except that the new notes

  •
  will be registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

The exchange offer is not extended to holders of old notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

        As of the date of this prospectus, $115 million aggregate principal amount of old notes is outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the old notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. The issuer and the guarantors will not set a fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes and to others believed to have beneficial interests in the old notes.

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, the issuer will accept for exchange old notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this section of the prospectus entitled, "The Exchange Offer," the term "expiration date" means 5:00 p.m., New York City time, on September 12, 2003. If, however, the issuer and the guarantors, in their sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the exchange offer is so extended. Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

        If you do not tender your old notes or if you tender old notes that are not accepted for exchange, your old notes will remain outstanding. Existing transfer restrictions would continue to apply to old notes that remain outstanding. See "Consequences of Failure to Exchange Old Notes" for more information regarding old notes outstanding after the exchange offer. Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

        None of the issuer and the guarantors, their respective boards of directors or their management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender old notes in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

        The issuer and the guarantors have the right, in their reasonable discretion and in accordance with applicable law, at any time:

  •
  to extend the expiration date;

  •
  to delay the acceptance of any old notes or to terminate the exchange offer and not accept any old notes for exchange if the issuer and the guarantors determine that any of the conditions to the exchange offer described below under "— Conditions to the Exchange Offer" have not occurred or have not been satisfied; and

  •
  to amend the terms of the exchange offer in any manner.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the issuer.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment to the exchange agent as promptly as practicable and make a public announcement of the extension, delay, non-acceptance, termination or amendment. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If the issuer and the guarantors amend the exchange offer in a manner that we consider material, we will as promptly as practicable distribute to the holders of the old notes a prospectus supplement or, if appropriate, an updated prospectus from a post-effective amendment to the registration statement of which this prospectus is a part disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment of the exchange offer and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering Old Notes

  Valid Tender

        When the holder of old notes tenders, and the issuer accepts, old notes for exchange, a binding agreement between the issuer and the guarantors, on the one hand, and the tendering holder, on the other hand, is created, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal.

        Except as described below under "— Guaranteed Delivery," a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at the address provided below under "— Exchange Agent"; or

  •
  if old notes are tendered in accordance with the book-entry procedures described below under "— Book-Entry Transfers," arrange with DTC to cause an agent's message to be transmitted to the exchange agent at the address provided below under "— Exchange Agent."

The term "agent's message" means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the issuer and the guarantors may enforce the letter of transmittal against that holder.

        In addition, on or prior to the expiration date:

  •
  the exchange agent must receive the certificates for the old notes being tendered; or

  •
  the exchange agent must receive a confirmation, referred to as a "book-entry confirmation," of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, and the book-entry confirmation must include an agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below under
  "— Guaranteed Delivery."

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent. Do not send letters of transmittal or old notes to the issuer or any guarantor.

        The issuer will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent's message, waives any right to receive any notice of the acceptance of such tender.

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the issuer and the guarantors in their sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution, and must also be accompanied by such opinions of counsel, certifications and other information as the issuer and the guarantors or the trustee under the indenture for the old notes may require in accordance with the restrictions on transfer applicable to the old notes.

  Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account at DTC in accordance with DTC's ATOP procedures.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, either:

  •
  the letter of transmittal or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable, must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "— Exchange Agent"; or

  •
  the guaranteed delivery procedures described below must be complied with.

  Guaranteed Delivery

        If a holder wants to tender old notes in the exchange offer and (1) the certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the old notes may be tendered if:

  •
  the tender is made by or through an eligible institution;

  •
  the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent by hand, facsimile, mail or overnight delivery service on or prior to the expiration date:

  •
  stating that the tender is being made;

  •
  setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered; and

    •
    guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent's message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for the old notes, or a book-entry confirmation, and a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

  Determination of Validity

        The issuer and the guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. The determination of these questions by the issuer and the guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the issuer and the guarantors will determine, unless they waive the defects or irregularities. None of the issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

        The issuer and the guarantors reserve the absolute right, in their sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

        If any letter of transmittal, certificate, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the issuer, the person must submit proper evidence satisfactory to the issuer, in its sole discretion, of the person's authority to so act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, the issuer will, promptly after the expiration date, accept all old notes properly tendered and issue new notes registered under the Securities Act. See "— Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied or waived before old notes are accepted for exchange. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

        For purposes of the exchange offer, the issuer will be deemed to have accepted properly tendered old notes for exchange when it gives oral or written notice to the exchange agent of acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is the agent of the issuer for receiving tenders of old notes, letters of transmittal and related documents.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from March 11, 2003. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        In all cases, the issuer will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives

  •
  certificates for those old notes or a timely book-entry confirmation of the transfer of those old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable.

        If for any reason under the terms and conditions of the exchange offer the issuer does not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, the issuer will return the unaccepted or non-exchanged old notes without cost to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer through DTC, any unexchanged old notes will be credited to an account maintained with DTC.

Resales of New Notes

        Based on interpretive letters issued by the SEC staff to other, unrelated issuers in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes (together with the guarantees thereof) for resale, resell and otherwise transfer the new notes (and the related guarantees) without delivering a prospectus to prospective purchasers, if the holder acquired the new notes in the ordinary course of business, has no intention of engaging in a "distribution," as defined under the Securities Act, of the new notes and is not an "affiliate," as defined under the Securities Act, of the issuer or any guarantor. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar transactions.

        If the holder is an affiliate of the issuer or any guarantor or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes, that holder or other person may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        By tendering old notes, the holder of those old notes will represent to the issuer and the guarantors that, among other things:

  •
  the holder is not an affiliate of the issuer or any guarantor;

  •
  the holder is acquiring the new notes in its ordinary course of business;

  •
  the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes; and

  •
  the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution and Selling Restrictions" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer and the new notes.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to the expiration date. For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent or comply with the appropriate procedures of ATOP. Any notice of withdrawal must:

  •
  specify the name of the person that tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of those old notes; and

  •
  where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

        If you delivered or otherwise identified certificated old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. See "The Exchange Offer — Procedures for Tendering Old Notes — Signature Guarantees" for further information on the requirements for guarantees of signatures on notices of withdrawal. If you tendered old notes in accordance with applicable book-entry transfer procedures, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, old notes properly withdrawn may again be tendered at any time on or prior to the expiration date in accordance with the procedures described under "The Exchange Offer — Procedures for Tendering Old Notes."

        The issuer and the guarantors will determine, in their sole discretion, all questions regarding the validity, form and eligibility, including time of receipt, of notices of withdrawal. Their determination of these questions as well as their interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. None of the issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will any of them be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder as promptly as practicable after withdrawal without cost to the holder. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, the issuer is not required to accept for exchange, or to issue new notes in exchange for, any old notes, and the issuer and the guarantors may terminate or amend the exchange offer, if at any time prior to the expiration date, the issuer and the guarantors determine that the exchange offer violates applicable law or SEC policy.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "— Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If the issuer and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy, the registration rights agreement requires that the issuer and the guarantors file a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement. See "— Registration Rights; Liquidated Damages."

Exchange Agent

        We have appointed Bank One, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent. Holders of old notes seeking to tender old notes in the exchange offer should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent by registered, certified or regular mail, hand delivery, overnight delivery service or facsimile, as follows:

Bank One, N.A.
55 Water Street, 1st Floor
Jeanette Park Entrance
New York, New York 10041
Attention: Exchanges

Facsimile:
614-248-9987

For confirmation call
800-346-5153

        If you deliver the letter of transmittal or any other required documents to an address or facsimile number other than as indicated above, your tender of old notes will be invalid.

Fees and Expenses

        The registration rights agreement provides that the issuer and the guarantors will bear all expenses in connection with the performance of their obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for those clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then any such transfer taxes, whether imposed on the registered holder or on any other person, will be payable by the holder or such other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Consequences of Failure to Exchange Old Notes

        Holders of the old notes do not have any appraisal or dissenters' rights in the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. In general, the old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the consummation of the exchange offer, except in limited circumstances with respect to specific types of holders of old notes, the issuer and the guarantors will have no further obligation to provide for the registration under the Securities Act of the old notes. See "— Registration Rights; Liquidated Damages." We do not currently anticipate that we will take any action following the consummation of the exchange offer to register the old notes under the Securities Act or under any state securities laws.

        The new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together for all purposes as a single class under the indenture.

Registration Rights; Liquidated Damages

        If:

  •
  the issuer and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

  •
  any holder of old notes notifies the issuer prior to the 20th day following consummation of the exchange offer that:

  •
  such holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

  •
  such holder may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales; or

  •
  it is a broker-dealer and owns old notes acquired directly from the issuer or an affiliate of the issuer,

then the issuer and the guarantors will be required under the registration rights agreement to file with the SEC a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement.

        If a shelf registration statement is required, the issuer and the guarantors must

  •
  file the shelf registration statement with the SEC on or prior to 120 days after the filing obligation arises;

  •
  use reasonable best efforts to cause the shelf registration statement to become effective on or prior to the 180th day after the date they become obligated to file the shelf registration statement;

  •
  use reasonable best efforts to keep the shelf registration statement continuously effective for at least two years following the effective date of the shelf registration statement or for such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

        If:

  •
  the issuer and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

  •
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, referred to as the effectiveness target date;

  •
  the issuer and the guarantors fail to consummate the exchange offer within 30 business days, or longer, if required by federal securities laws, after the effectiveness target date with respect to the exchange offer registration statement; or

  •
  any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of the old notes during the periods specified in the registration rights agreement

(each such event is referred to as a "registration default"), then the issuer, and, to the extent of their guarantees of the notes, the guarantors, will be obligated to pay liquidated damages to each holder of the old notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of the old notes held by such holder.

        The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.25 per week per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

        All accrued liquidated damages will be paid to the holders of record of the old notes entitled to receive liquidated damages in the manner provided for the payment of interest in the indenture on each interest payment date. See "Description of the Notes — Methods of Receiving Payments on the Notes."

        For a holder to have old notes included in the shelf registration statement, the holder must furnish to the issuer in writing, within 20 days after receipt of a request from the issuer, any information the issuer may reasonably request for use in the shelf registration statement, including information regarding the holder of old notes that is required under applicable SEC rules to be included in the shelf registration statement. No holder of old notes will be entitled to liquidated damages because of the issuer's failure to include the holder's old notes in the shelf registration statement unless and until the holder has provided all such information. Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of written notice to that effect from the issuer.

        For further information concerning the registration rights of holders of old notes, you should refer to the registration rights agreement, which is Exhibit 4.1(x) to the registration statement of which this prospectus is a part. See "Description of the Notes — Additional Information," "Where You Can Find More Information" and "Incorporation by Reference."

SELECTED FINANCIAL DATA

        The financial and operating data set forth below should be read in conjunction with, and are qualified by reference to, the financial statements and related notes included elsewhere in this prospectus, and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Playboy Enterprises, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which are incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation by Reference."

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(unaudited)
	(in thousands, except per share amounts, percentages, number of employees and ad pages)
Selected financial data (1)
Net revenues	$74,281	$66,147	$277,622	$287,583	$303,360	$344,044	$314,360
Interest expense, net	(3,506)	(4,433)	(15,022)	(13,184)	(7,629)	(6,179)	(1,424)
Income (loss) from continuing operations before cumulative effect of change in accounting principle	632	(9,387)	(17,135)	(29,323)	(47,626)	(5,568)	4,320
Net income (loss)	632	(9,387)	(17,135)	(33,541)	(47,626)	(5,335)	4,320
Basic and diluted earnings per common share
Income (loss) from continuing operations before cumulative effect of change in accounting principle	0.02	(0.38)	(0.67)	(1.20)	(1.96)	(0.24)	0.21
Net income (loss)	$0.02	$(0.38)	$(0.67)	$(1.37)	$(1.96)	$(0.23)	$0.21
Ratio of earnings to fixed charges (2)	1.48x	0.53x	0.64x	—	—	1.57x	2.39x
Total assets (at period end)	$394,425	$410,169	$369,721	$426,240	$388,488	$429,402	$212,107
Long-term financing obligations (at period end)	$115,000	$70,186	$68,865	$78,017	$94,328	$75,000	$—
Shareholders' equity (at period end)	$88,211	$72,969	$87,815	$81,525	$114,185	$161,281	$84,202
Long-term financing obligations as a percentage of total capitalization (at period end)	57%	49%	44%	49%	45%	32%	—%
EBITDA and Adjusted EBITDA
Net income (loss)	$632	$(9,387)	$(17,135)	$(33,541)	$(47,626)	$(5,335)	$4,320
Adjusted for:
Cumulative effect of change in accounting principle (net of tax)	—	—	—	4,218	—	—	—
Gain on disposal of discontinued operations (net of tax)	—	—	—	—	—	(233)	—
Income tax expense (benefit)	1,250	6,454	8,544	996	16,227	(862)	2,705
Interest expense	3,562	4,472	15,147	13,970	9,148	7,977	1,551
Depreciation of property and equipment	1,009	1,091	3,781	3,897	3,561	2,055	2,010
Amortization of intangible assets	2,185	1,812	7,212	10,612	8,097	6,295	1,893
Amortization of investments in entertainment programming	9,523	9,352	40,626	37,395	33,253	34,341	26,410
Amortization of deferred financing fees	275	240	993	905	840	613	—
Amortization of restricted stock awards	45	720	2,748	—	—	—	—
Equity in operations of PTVI and other	(51)	(49)	(279)	746	375	13,871	378

EBITDA (3)	18,430	14,705	61,637	39,198	23,875	58,722	39,267
Adjusted for:
Investments in entertainment programming	(12,399)	(10,551)	(41,717)	(37,254)	(33,061)	(35,262)	(25,902)

Adjusted EBITDA (4)	6,031	4,154	19,920	1,944	(9,186)	23,460	13,365
Cash flows from operating activities	(4,613)	6,466	14,328	(7,945)	(31,150)	16,100	(11,110)
Cash flows from investing activities	(590)	609	(3,158)	(2,853)	(3,889)	(68,126)	(10,120)
Cash flows from financing activities	$28,311	$(11,165)	$(11,662)	$12,874	$14,045	$75,213	$20,624
Number of common shares outstanding (at period end)
Class A voting	4,864	4,864	4,864	4,864	4,859	4,859	4,749
Class B nonvoting	21,428	19,692	21,181	19,666	19,407	19,288	15,868
Number of full-time employees (at period end)	580	607	581	610	686	780	758
Selected operating data
Playboy magazine ad pages	116	121	515	618	674	640	601
Household units (at period end) (5)
Playboy TV networks
DTH	19,900	18,700	19,200	18,100	15,400	12,400	9,800
Cable digital	15,100	11,400	14,000	10,300	3,200	1,300	200
Cable analog addressable	4,800	7,700	5,700	7,800	11,000	11,700	11,700
Playboy TV en Español (6)
DTH	7,400	—	7,000	—	—	—	—
Cable digital	2,800	—	2,700	—	—	—	—
Movie networks (7)
DTH	39,500	36,700	38,400	35,300	—	—	—
Cable digital	39,600	30,600	36,900	25,300	8,400	3,900	—
Cable analog addressable	9,400	17,700	10,800	17,000	16,200	18,300	—

(footnotes on following page)

(1)
Certain amounts reported for prior periods have been reclassified to conform to the current year's presentation.

(2)
For purposes of computing the ratio of earnings to fixed charges, earnings represents the aggregate of:

•
pretax income (loss) from continuing operations before minority interests in consolidated subsidiaries or income (loss) from equity investees; plus

•
fixed charges, which include interest, amortized premiums related to indebtedness and estimate of interest within rental expense (33%).

Earnings were insufficient to cover fixed charges by $7.1 million, $26.9 million and $30.9 million for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, and by $2.6 million for the three months ended March 31, 2002.

(3)
In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in entertainment programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. generally accepted accounting principles.

(4)
In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and strengthen the balance sheet. In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. See "Description of Certain Other Indebtedness—Interest." Adjusted EBITDA is also consistent with Consolidated Cash Flow used in the indenture related to the notes. See "Description of the Notes—Certain Definitions." Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. generally accepted accounting principles.

(5)
Each household unit is defined as one household carrying one given network per carriage platform. A single household can represent multiple household units if two or more of our networks and/or multiple platforms (i.e. digital and analog) are available to that household.

(6)
We obtained 100% distribution rights of Playboy TV en Español in the U.S. Hispanic market in December 2002 in connection with the restructuring of the ownership of our international TV joint ventures. Prior to the restructuring, this network was included in international TV's household units.

(7)
We acquired two Spice networks in March 1999 and three networks in July 2001 in connection with the Califa acquisition.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

        We have a credit agreement with Bank of America, N.A. and LaSalle Bank National Association that, subject to the terms and conditions set forth in the credit agreement, provides us with a secured revolving credit facility for working capital advances and letters of credit in the amount of up to $20 million. As of March 31, 2003, there were no borrowings and $11.6 million in letters of credit outstanding under the credit facility.

        The following description of the credit facility is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith, which documents comprise Exhibits 10.9 and 4.1(w) to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation by Reference."

  Term

        Borrowings under the credit facility will mature on March 11, 2006.

  Interest

        For purposes of calculating interest, revolving loans under the credit facility are designated as IBOR committed loans or, in certain circumstances, base rate committed loans.

        IBOR committed loans bear interest at the offshore dollar inter bank rate plus a borrowing margin as described below. Interest on IBOR committed loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months and every three months in the case of interest periods which exceed three months.

        Base rate committed loans bear interest at (a) the greater of (i) the rate most recently announced by Bank of America as its "prime rate" or (ii) the federal funds rate plus 1/2 of 1% per annum; plus (b) a borrowing margin as described below. Interest on base rate committed loans is payable quarterly in arrears.

        Letters of credit issued under the credit facility accrue fees at the borrowing margin described below.

        The credit facility provides that the initial applicable borrowing margins will be 3.5% for IBOR committed loans and letters of credit and 2% for base rate committed loans.

        The credit facility provides that the borrowing margins will be subject to the following pricing grid commencing on November 1, 2003:

Adjusted EBITDA	IBOR Committed Loans(1)	Base Rate Committed Loans
Greater than $35,000,000	2.50%	1.00%
Greater than $30,000,000, but less than or equal to $35,000,000	3.00%	1.50%
Greater than $25,000,000, but less than or equal to $30,000,000	3.25%	1.75%
Greater than $20,000,000, but less than or equal to $25,000,000	3.50%	2.00%
Less than or equal to $20,000,000	4.00%	2.50%

(1)
The same rates apply to letters of credit.

For purposes of the credit facility, "Adjusted EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, plus restructuring charges, plus non-cash expenses or losses or any other non-cash charges, and minus cash investments in programming, all determined for Playboy Enterprises, Inc. and its restricted subsidiaries on a consolidated basis. As of the date of this prospectus, all of Playboy Enterprises, Inc.'s subsidiaries are restricted subsidiaries.

  Security and Guarantees

        The credit facility provides that any loans made thereunder and any swap or other hedging arrangements entered into with any of the lenders will be obligations of the issuer and guaranteed by Playboy Enterprises, Inc. and substantially all of its present and future domestic subsidiaries other than Playboy.com and its subsidiaries. The credit facility provides that obligations thereunder will be secured by a valid first priority perfected lien or pledge on 100% of the stock of substantially all of Playboy Enterprises, Inc.'s present and future direct and indirect domestic subsidiaries other than Playboy.com's subsidiaries and on 65% of the capital stock of substantially all of Playboy Enterprises, Inc.'s indirect first-tier foreign subsidiaries other than subsidiaries of Playboy.com. The credit facility also provides that obligations thereunder will be secured by a valid first priority perfected lien or pledge (subject to permitted liens) on the Playboy Mansion and the personal property assets of Playboy Enterprises, Inc. and substantially all of its present and future direct and indirect domestic subsidiaries, other than Playboy.com and its subsidiaries. Finally, the credit facility provides that the obligations thereunder will be secured by a valid second priority lien or pledge on trademarks owned by Playboy Enterprises, Inc. and substantially all of Playboy Enterprises, Inc.'s present and future direct and indirect domestic subsidiaries, other than Playboy.com and its subsidiaries.

  Covenants

        The credit facility contains certain customary representations, affirmative covenants, negative covenants and financial covenants. The negative covenants will be incorporated into the credit facility by reference to the indenture governing the notes, and they restrict Playboy Enterprises, Inc.'s and its subsidiaries' ability to do specified things, including but not limited to:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions on capital stock;

  •
  repurchase capital stock;

  •
  make loans and investments;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends;

  •
  create liens;

  •
  sell or otherwise dispose of assets;

  •
  enter new lines of business;

  •
  merge or consolidate with other entities; and

  •
  engage in transactions with affiliates.

In addition, the credit agreement limits our ability to prepay or repurchase the notes or to make prepayments of our deferred purchase price obligations in connection with the Califa acquisition. Until August 12, 2004, we are not permitted, without the consent of the lenders under the credit facility, to repurchase or prepay any notes or to prepay in cash any Califa obligation due after 2004, except in each case with the proceeds of an equity offering or, additionally, in the case of the notes, by issuing equity securities in exchange for the outstanding notes. On and after August 12, 2004, we are prohibited from borrowing under the credit facility to finance note prepayments or repurchases or cash prepayments of Califa obligations due after 2004, but otherwise are permitted to repurchase or prepay the notes and to prepay Califa obligations, subject to the other terms and conditions of the credit facility.

        The following financial covenants are included:

  •
  minimum net worth;

  •
  minimum interest coverage ratio; and

  •
  limitation on capital expenditures.

  Mandatory Prepayment and Commitment Reduction

        In the event of a sale or other disposition of the Playboy Mansion in the absence of an event of default under the credit facility, the banks' commitment under the credit facility will be reduced permanently to $10 million, and we will be required to repay any outstanding borrowings under the credit facility in excess of $10 million. If, at the time of a sale or other disposition of the Playboy Mansion, a default or an event of default under the credit facility had occurred and was continuing, we will be required to apply the net cash proceeds to repay all outstanding borrowings and other amounts due under the credit facility. Any balance will be applied in accordance with the Intercreditor Agreement.

  Events of Default

        The loan documentation for the credit facility contains customary events of default, including, but not limited to, cross defaults to the issuer's obligations under the notes and specified change of control events.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "— Certain Definitions." In this description, the word "Issuer" refers only to PEI Holdings, Inc. and not to any of its subsidiaries. "Playboy" refers only to Playboy Enterprises, Inc. and not to any of its subsidiaries. Certain capitalized terms used in this description but not defined below under "— Certain Definitions" have the meanings assigned to them in the indenture. Except as otherwise indicated, the following summary relates to both the old notes and the new notes to be issued in the exchange offer; the term "note" or "notes" refers to both the old notes and the new notes.

        The old notes were, and the new notes will be, issued under an indenture, dated as of March 11, 2003, among the Issuer, the Guarantors and Bank One, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the new notes are the same as the terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        In connection with the consummation of the offering of the notes and establishment of our credit facility, the Issuer and the Guarantors entered into various security agreements relating to the collateral securing the notes.

        In July 2003, the Issuer, the trustee and a recently-formed subsidiary of the Issuer executed a supplemental indenture amending the indenture to include the subsidiary as an additional Guarantor, and the additional Guarantor became a party to security agreements relating to the collateral securing the notes. Except where the context requires otherwise, references in this prospectus to the indenture are to the indenture as so amended.

        The following description is a summary of the material provisions of the indenture and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the Intercreditor Agreement and the Security Documents because they, and not this description, define your rights as a holder of the notes. The indenture, the Intercreditor Agreement and the Security Documents have been included as Exhibits 4.1(a) and 4.1(c) through 4.1(v) to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation by Reference." Copies of the indenture and the Security Documents are available as described under "— Additional Information."

Brief Description of the Notes and the Note Guarantees

  The Notes

        The notes:

  •
  are senior secured obligations of the Issuer;

  •
  rank equally in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  rank senior in right of payment to all of the Issuer's future Indebtedness that expressly provides for its subordination to the notes;

  •
  are guaranteed on a senior secured basis by the Guarantors; and

  •
  are secured by a senior Lien on the Primary Collateral referred to below and a junior Lien on the Secondary Collateral referred to below.

  The Note Guarantees

        The notes are guaranteed on a senior basis by Playboy and substantially all of the Domestic Restricted Subsidiaries of Playboy other than Playboy.com, Inc. ("Playboy.com") and its Subsidiaries, and are not guaranteed by Playboy's foreign subsidiaries. In the future, Playboy may have additional subsidiaries which are not Guarantors.

        Each Guarantee of the notes:

  •
  is a senior secured obligation of the relevant Guarantor;

  •
  is secured by a senior Lien on the Primary Collateral of the relevant Guarantor and a junior Lien on the Secondary Collateral of the relevant Guarantor; and

  •
  ranks equally in right of payment with all existing and future senior Indebtedness of the relevant Guarantor.

        As of the date of this prospectus, all of Playboy's subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries," Playboy will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." Playboy's Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture and will not guarantee the notes.

Additional Notes

        From time to time, the Issuer may issue additional notes under the indenture having the same terms in all respects as the notes except that interest will accrue on the additional notes from the most recent date to which interest has been paid on the notes (other than additional notes) or, if no interest has been paid, their date of issuance (the "Additional Notes"). Any offering of Additional Notes is subject to the covenant described below under the caption "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any Additional Notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

        Notes are issued in denominations of $1,000 and integral multiples of $1,000. The notes will mature on March 15, 2010.

        Interest on the notes accrues at the rate of 11% per annum and is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2003. The Issuer will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.

        Interest on the notes will accrue from March 11, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's notes by wire transfer to a U.S. dollar account maintained by the holder. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York by U.S. dollar check unless the Issuer elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the indenture. The trustee is not required (1) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an offer to purchase, (2) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any the note not being redeemed or purchased, or (3) if a redemption or a purchase pursuant to an offer to purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

        The registered holder of a note will be treated as the owner of it for all purposes.

Note Guarantees

        The Guarantors have jointly and severally guaranteed the Issuer's obligations under the notes (the "Note Guarantees"). The obligations of each Subsidiary Guarantor under its Note Guarantee are limited as necessary to reduce the probability that the Note Guarantee would constitute a fraudulent conveyance under applicable law. See "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — U.S. bankruptcy or fraudulent conveyance laws may interfere with payment of the notes and guarantees of the notes and with the security interest in the collateral securing the notes and the guarantees."

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, other than the Issuer, Playboy or another Subsidiary Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing; and

  (2)
  either:

  (a)
  such Subsidiary Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Note Guarantee, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

  (b)
  such sale or other disposition, including the application of the Net Proceeds therefrom, complies with the indenture.

        The Note Guarantee of a Subsidiary Guarantor will be released:

  (1)
  in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Playboy or a Subsidiary of Playboy, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the "Asset Sale" provisions of the indenture;

  (2)
  if Playboy properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

  (3)
  if such Subsidiary Guarantor disposes of all of its assets in compliance with the "Asset Sale" provisions of the indenture and then liquidates or dissolves.

Ranking

        The notes rank equally in right of payment, or pari passu, with all unsubordinated Indebtedness of the Issuer, including borrowings under the Credit Agreement.

        The notes are fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors. See "— Note Guarantees." The Note Guarantees rank pari passu with all unsubordinated Indebtedness of the Guarantors, including guarantees of borrowings under the Credit Agreement.

        Structural Subordination.    Substantially all the operations of Playboy are conducted through its Subsidiaries. Playboy.com and its subsidiaries and Playboy's non-U.S. subsidiaries will not guarantee the notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries generally have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer, including holders of the notes. The notes therefore are effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of Playboy (other than the Guarantors). As of March 31, 2003, the total liabilities of Playboy's Subsidiaries (other than the Issuer and the Guarantors) were approximately $19.4 million, excluding intercompany liabilities but including trade payables. Although the indenture limits the incurrence of Indebtedness and Disqualified Stock or preferred stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock or preferred stock under the indenture. See "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock."

Security

  General

        The notes are secured by a first priority Lien (subject to exceptions specified in the applicable Security Documents) on the trademarks that are owned or later acquired by the Issuer, and each of the Note Guarantees is secured by a first priority Lien (subject to exceptions specified in the applicable Security Documents) on the trademarks owned or later acquired by each of the Guarantors (collectively, the "Primary Collateral").

        In addition, the notes and the Note Guarantees are secured by a Lien that is junior to the Lien securing the Credit Agreement on certain other assets, which consist of all of the Issuer's capital stock; all of the capital stock of the Issuer's domestic Subsidiaries other than Subsidiaries of Playboy.com; 65% of the capital stock of substantially all of Playboy Enterprises, Inc.'s indirect first-tier foreign subsidiaries other than Subsidiairies of Playboy.com; substantially all of the Issuer's and the Guarantors' personal property assets in the United States (other than the Primary Collateral); and the Playboy Mansion (collectively, "Secondary Collateral" and, together with the Primary Collateral, the "Collateral"). Playboy has the right to grant an option to purchase the Playboy Mansion under specified circumstances described under "— Certain Covenants — Transactions with Affiliates." Upon the sale of the Playboy Mansion pursuant to such option, the Liens on the Playboy Mansion would be released, provided that the sale otherwise complied with the terms of the indenture and the Security Documents. We have not taken, and will not take, any steps to assure the sufficiency of the grant of, or to perfect, the liens on any of the Collateral in any non-U.S. jurisdiction. If Primary Collateral is sold in the ordinary course of business without causing an Event of Default, and in some other circumstances, holders may not have a first-priority lien on proceeds of any Primary Collateral except to the extent that the proceeds also constitute Primary Collateral. To the extent the proceeds do not constitute Primary Collateral, they will likely constitute Secondary Collateral and will secure obligations under the Credit Agreement and then, on a second-priority basis, obligations in respect of the notes.

        The notes are effectively subordinated to existing and future secured Indebtedness secured by a first priority lien to the extent of any assets serving as collateral for such Indebtedness, and each Note Guarantee likewise is effectively subordinated to existing and future secured Indebtedness of the respective Guarantors secured by a first priority Lien to the extent of any assets serving as collateral for such Indebtedness. Specifically, up to $40 million of principal Obligations of the Issuer under the Credit Facilities (including, without limitation, Hedging Obligations owing to the lenders thereunder and their affiliates), plus interest, fees, costs and expenses, and the guarantees thereof by each of the Guarantors, may be secured by a first priority Lien (subject to Permitted Liens) on the Secondary Collateral, and the notes and the Note Guarantees will be secured by a Lien on such collateral that is junior to the Lien securing the Credit Agreement. In addition, the indenture permits the Issuer and the Guarantors to create additional Liens under specified circumstances. See the definition of "Permitted Liens" under "— Certain Definitions." In addition to their first-priority Lien (subject to Permitted Liens) on the Secondary Collateral, the lenders under the Credit Agreement also have a second-priority Lien, junior to that of the noteholders, on the Primary Collateral.

        Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, the trustee will have the right to exercise on behalf of the holders of the notes such remedies, including remedies with respect to the Primary Collateral and the Secondary Collateral, as are available under the indenture, the Security Documents and at law. All funds distributed under the Security Documents and received by the trustee for the benefit of the holders of the notes will be distributed by the trustee in accordance with the provisions of the indenture and the Intercreditor Agreement.

        Under the terms of the indenture and the Security Documents but subject to the Intercreditor Agreement, the trustee will determine the circumstances and manner in which to dispose of the Primary Collateral and the Secondary Collateral, including, but not limited to, the determination of whether to foreclose on such Collateral following an Event of Default. The right of the trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the indenture:

  •
  is subject to the provisions of the Intercreditor Agreement;

  •
  in the case of assets that relate to Permitted Liens, is subject to the terms of agreements governing those Permitted Liens;

  •
  with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against Playboy or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral; and

  •
  in the case of real property Collateral, could also be significantly impaired by restrictions under state law.

See "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — In the event of a bankruptcy of the issuer or any of the guarantors, the ability of the holders of the notes to realize upon the Collateral will be subject to certain bankruptcy law limitations" and "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — U.S. bankruptcy or fraudulent conveyance laws may interfere with payment of the notes and guarantees of the notes and with the security interest in the collateral securing the notes and the guarantees."

        The Issuer has not conducted appraisals of the Collateral in connection with the offering of the old notes or the exchange offer. The consolidated book value of the Primary Collateral as of March 31, 2003 was approximately $55.6 million. In addition, the consolidated book value of the Secondary Collateral was approximately $338.8 million as of March 31, 2003. The amount realized in respect of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. In addition, the fact that the lenders under the Credit Agreement have a first priority Lien (subject to Permitted Liens) on the Secondary Collateral and other Persons may have first-priority Liens in respect of assets subject to Permitted Liens could have a material adverse effect on the amount that would be realized upon a liquidation of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the indenture and the related Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the notes. See "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — The secondary collateral securing the notes and the guarantees is subject to control by creditors with first-priority liens; if there is a default, the value of the collateral may not be sufficient to repay the holders of the notes." If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Issuer or the Guarantors, including the Secondary Collateral, such third parties have or may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the trustee or the holders of the notes to realize or foreclose on Collateral.

  Intercreditor Agreement

        The indenture permits the release of Collateral under specified circumstances. See "— Disposition of Collateral." The Collateral will also be released as security for the notes and the Note Guarantees upon a legal defeasance or covenant defeasance of the notes (see "— Legal Defeasance and Covenant Defeasance") and, upon the release of any Subsidiary Guarantor as described in the last paragraph under "— Note Guarantees" above, the Collateral pledged by such Subsidiary Guarantor will be released as security for its Subsidiary Guarantee. In addition, the Intercreditor Agreement requires release of the Secondary Collateral without substitution under certain circumstances. The Issuer will be required to deliver to the trustee such certificates and opinions as may be required by Section 314(d) of the Trust Indenture Act in connection with any release of, or addition or substitution to, the Collateral.

        The security interest in favor of the trustee for the benefit of the holders has been created in the Collateral pursuant to the Security Documents. These documents contain covenants prohibiting the Issuer and the Guarantors from selling or otherwise transferring any interest in the Collateral, except as permitted under the indenture. In addition, the trustee and the agent, on behalf of the lenders, under the Credit Agreement have entered into the Intercreditor Agreement, which, among other things, subordinates the Liens on the Secondary Collateral to the Liens securing obligations under the Credit Agreement. Under the Intercreditor Agreement, upon the occurrence and during the continuance of an event of default under the Credit Agreement, the agent thereunder will be entitled to sell or dispose of the assets which comprise the Secondary Collateral without regard to the Lien under the indenture and the Security Documents, except that the agent will be required to deliver promptly to the trustee any proceeds remaining from such sale, transfer or other disposition of these assets after payment and satisfaction of all Obligations under the Credit Agreement. Moreover, the trustee, on behalf of itself and the holders of the notes, will be obligated to release the Lien under the indenture and the Security Documents on the Secondary Collateral to allow any such sale or disposition. The trustee will also be obligated to release such Liens upon a sale, transfer or other disposition of the Secondary Collateral by the Issuer or a Guarantor to which the agent and the lenders under the Credit Agreement have consented, subject to satisfaction of certain tests set forth in the indenture relating to the value realized for such Secondary Collateral. In connection therewith, the agent would be required to deliver promptly to the trustee any proceeds remaining from such sale, transfer or other disposition after payment and satisfaction of all Obligations under the Credit Agreement. The Intercreditor Agreement also limits the trustee's rights with respect to the Secondary Collateral. The Intercreditor Agreement provides that if the notes become due and payable prior to the Stated Maturity or are not paid in full at the Stated Maturity at a time during which the Issuer has obligations outstanding under the Credit Agreement, the trustee will not have the right to foreclose or otherwise realize upon any of the Secondary Collateral unless and until the agent under the Credit Agreement fails to commence the exercise of remedies with respect to or in connection with the Secondary Collateral within 90 days following notice to such agent of the occurrence of an Event of Default under the indenture. The Intercreditor Agreement further provides that if Playboy has sold an option to purchase the Playboy Mansion and related assets as described in clause (4) in the second paragraph under "— Certain Covenants — Transactions with Affiliates," then, in the event of a Default or an Event of Default, the trustee will not have the right to foreclose or otherwise realize upon the Playboy Mansion and the other assets subject to the option unless and until the agent under the Credit Agreement fails to commence the exercise of remedies with respect to or in connection with the Playboy Mansion following notice to the agent of the occurrence of a Default or Event of Default and the passage of 90 days after the earlier of (1) an election by Mr. Hefner (or any entity controlled by Mr. Hefner) not to exercise the option and (2) the termination of a 90-day period after the exercise of the option in which Mr. Hefner (or any entity controlled by Mr. Hefner) would be permitted to complete the purchase of the Playboy Mansion. In addition, the Intercreditor Agreement prevents the trustee and the holders of the notes from pursuing remedies with respect to the Secondary Collateral in an insolvency proceeding or in respect of an Event of Default that does not lead to an acceleration of the maturity of the notes. The Intercreditor Agreement requires the net proceeds from the sale of Secondary Collateral to first be applied to Obligations outstanding under the Credit Agreement and thereafter to the holders of the notes. Amendments to the Intercreditor Agreement necessary to permit the incurrence of additional Indebtedness secured by the Collateral and to add additional secured parties thereto may be made without the consent of the trustee or the holders of the notes, insofar as the foregoing is not prohibited by the Indenture.

        The agent is required under the Intercreditor Agreement to provide the trustee with notice of any event of default under the Credit Agreement. For the thirty-day period following such notice, the trustee and the holders of the notes will have the right (subject to various limitations and restrictions contained in the Intercreditor Agreement) to purchase all lender obligations under the Credit Facility for a purchase price equal to the principal thereof (including without limitation any applicable Hedging Obligation owing to the lenders thereunder and their affiliates) plus all accrued and unpaid interest, fees and other amounts owing by us to the agent for the Credit Agreement and the lenders under the Credit Agreement.

  No Impairment of the Security Interests

        Neither Playboy nor any of its Restricted Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the trustee and the noteholders. The indenture provides that any release of Collateral in accordance with the provisions of the indenture and the Security Documents will not be deemed to impair the security under the indenture, and that any engineer or appraiser may rely on such provision in delivering a certificate requesting release so long as all other provisions of the indenture with respect to such release have been complied with.

Disposition of Collateral

        Generally, subject to compliance with the provisions of the Trust Indenture Act (whether or not the notes are registered under the Securities Act), upon any sale, transfer or other disposition of Collateral to a Person other than Playboy or any Restricted Subsidiary in a transaction not prohibited by the Credit Agreement and the Security Documents, including an Asset Sale, the Collateral will be released from the Lien of the indenture, the Security Documents and the Intercreditor Agreement. In particular, Playboy and its Restricted Subsidiaries may sell, collect, transfer or otherwise dispose of any cash, accounts receivable and inventory in the ordinary course of business to any Person, and the Lien of the indenture and the Security Documents will be automatically released upon consummation of the disposition; provided that the disposition does not violate the indenture or the Security Documents.

        Notwithstanding the foregoing, the lien of the indenture and the Security Documents will not be released if any sale, transfer or other disposition of Collateral is made as part of a transaction that is governed by the covenant described under "Certain Covenants — Merger, Consolidation or Sale of Assets."

Maintenance of Property; Insurance

        The indenture includes a covenant that requires Playboy to cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Playboy may be necessary so that the business of Playboy and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this covenant shall prevent Playboy or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Playboy, desirable in the conduct of the business of Playboy and its Restricted Subsidiaries taken as a whole.

        Playboy is required to provide, or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Playboy and its Restricted Subsidiaries are then conducting business.

Optional Redemption

        At any time prior to March 15, 2006, the Issuer may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of notes issued under the indenture (including Additional Notes, if any) at a redemption price of 111.00% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by Playboy and its Subsidiaries);

  (2)
  the redemption must occur within 90 days of the date of the closing of such Equity Offering; and

  (3)
  any such redemption shall be for at least $20 million aggregate principal amount of notes.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuer's option prior to March 15, 2007.

        On or after March 15, 2007, the Issuer may, at its option, redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2007	105.50%
2008	102.75%
2009 and thereafter	100.00%

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

        No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Unless the Issuer defaults on the Change of Control Payment, any note accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

        The Credit Agreement prohibits the Issuer and the Guarantors from purchasing notes in the event of a Change of Control and also provides that the occurrence of specified change of control events with respect to the Issuer and the Guarantors would constitute an event of default under the Credit Facilities (including without limitation Hedging Obligations owing to the lenders thereunder and their affiliates). In the event a Change of Control occurs, the Issuer could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If the Issuer were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute an event of default under the Credit Agreement. In addition, there can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make payments on Indebtedness, including required repurchases of the notes in connection with a Change of Control Offer. See "Risk Factors — Risks Related to the Notes and Our Other Indebtedness — We may not be able to repurchase the notes upon a change of control."

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control apply regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Playboy and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Playboy and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Playboy (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  such fair market value is determined by the Board of Directors and, if the fair market value is in excess of $2.5 million, evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

  (3)
  at least 75% of the consideration therefor received by Playboy or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on Playboy's most recent consolidated balance sheet), of Playboy or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases Playboy or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by Playboy or any such Restricted Subsidiary from such transferee that are converted by Playboy or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of receipt (to the extent of the cash received in that conversion);

    provided, that the 75% requirement referred to above in this clause (3) will not apply to any Asset Sale in which the cash portion of such consideration received therefor on an after tax basis, determined in accordance with the indenture provisions described in this clause (3), is equal to or greater than what the after tax net proceeds would have been had such transaction complied with the 75% requirement.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may, at its option and to the extent it selects, apply such Net Proceeds:

  (1)
  to permanently repay indebtedness incurred under the Credit Agreement that is secured by the Collateral and, if the indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Cash Proceeds thereof are pledged as Collateral under the Security Documents substantially simultaneously with such acquisition in accordance with the requirements of the indenture;

  (3)
  to make a capital expenditure in or that is used or useful in a Permitted Business (to the extent such capital expenditure is capitalized on Playboy's consolidated balance sheet in accordance with GAAP);

  (4)
  to acquire other long-term assets in or that are used or useful in a Permitted Business; or

  (5)
  any combination of the foregoing;

provided that the Issuer may not apply more than 50% of the net proceeds from any Asset Sale involving the sale of the Playboy Mansion pursuant to clause (2), (3), (4) or (5). Under the Credit Agreement, in the event of a sale or other disposition of the Playboy Mansion in the absence of a default or an event of default under the Credit Agreement, the Issuer will be required to repay, to the extent of the net proceeds, any outstanding Indebtedness under the Credit Agreement in excess of $10 million, and the lenders' commitments under the Credit Agreement will be permanently reduced to $10 million. If, at the time of a sale or other disposition of the Playboy Mansion, a default or an event of default under the Credit Agreement had occurred and was continuing, the Issuer would be required to apply the net cash proceeds to repay all outstanding borrowings and other amounts due under the Credit Agreement.

        Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture. Notwithstanding the foregoing, the Issuer and the Guarantors may not apply any of the net proceeds from any Asset Sale involving all or substantially all of Playboy's and its Subsidiaries' interest in the Playboy or Rabbit Head Design trademarks pursuant to any of the clauses above, but shall be required to make an Asset Sale Offer with such proceeds.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes and secured by Collateral to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Certain Covenants

  Restricted Payments

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Playboy's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Playboy or any of its Restricted Subsidiaries) or to the direct or indirect holders of Playboy's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (a) dividends, payments or distributions payable in Equity Interests of Playboy (other than Disqualified Stock) and (b) dividends or distributions payable to Playboy or any of its Restricted Subsidiaries);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Playboy or any of its Subsidiaries) any Equity Interests of Playboy, any direct or indirect parent of Playboy or any Subsidiary of Playboy (other than a Restricted Subsidiary of Playboy) held by a person other than Playboy or one of its Restricted Subsidiaries;

  (3)
  make any voluntary or optional payment on or with respect to, or voluntarily or optionally purchase, redeem, defease or otherwise acquire or retire any Indebtedness that is subordinated to the notes or the Note Guarantees;

  (4)
  make any payment on or with respect to any Califa Obligation other than (i) payments consisting of Equity Interests (other than Disqualified Stock) of Playboy and (ii) payments on or with respect to

    Califa Obligations that are, pursuant to the terms of the Califa Agreement as in effect as of the date of the indenture, (a) due during the year ended December 31, 2003, (b) due during the year ended December 31, 2004 or (c) required to be paid in cash; or

  (5)
  make any Restricted Investment; (all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing; and

  (2)
  Playboy would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Playboy and its Restricted Subsidiaries on or after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  (i) 100% of the Consolidated Cash Flow of Playboy for the period (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Playboy's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment, less (ii) 150% of cumulative Fixed Charges for the portion of such period ending on or prior to December 31, 2004 and 160% of cumulative Fixed Charges for the portion of such period ending after such date, plus

  (b)
  100% of the aggregate net cash proceeds received by Playboy since the date of the indenture from the issue or sale of Equity Interests of Playboy, other than Disqualified Stock, or from the issuance and sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Playboy that have been converted into or exchanged for such Equity Interests, other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Playboy; plus

  (c)
  the cash return after the date of the indenture (not included in Consolidated Cash Flows) with respect to any Restricted Investment that was made after the date of the indenture that is sold for cash or otherwise liquidated or repaid for cash; plus

  (d)
  to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the indenture, the fair market value of such Subsidiary as of the date of such redesignation.

        The preceding provisions will not prohibit, so long as no Default has occurred and is continuing or would be caused thereby in the case of clauses (6), (9) and (10):

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of (a) any principal or interest on the Hefner Securities, (b) any subordinated Indebtedness of the Issuer or any Guarantor or (c) any Equity Interests of Playboy or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds from the substantially concurrent sale or issuance (other than to a Subsidiary of Playboy) of, or otherwise in exchange for, Equity Interests of Playboy (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the conversion of Playboy.com Series A Preferred Stock into Playboy.com common stock pursuant to the terms thereof as in effect on the date of the indenture;

  (4)
  the defeasance, redemption, repurchase or other acquisition, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, of subordinated Indebtedness of the Issuer or any Guarantor;

  (5)
  the payment of any dividend by a Restricted Subsidiary of Playboy to the holders of its common Equity Interests on a pro rata basis;

  (6)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Playboy or any Restricted Subsidiary of Playboy held by (a) any member of Playboy's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee benefit plan for employees, directors or former directors, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period, with any unused portion available for future periods;

  (7)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

  (8)
  the mandatory redemption of any of the shares of Playboy.com Series A Preferred Stock held by ACTV, Inc. as of the date of the indenture at the option of the holder thereof pursuant to the terms thereof as in effect on the date of the indenture;

  (9)
  the payment of dividends on the Hefner Securities pursuant to the terms thereof; and

  (10)
  any other Restricted Payments in an amount not to exceed $2.5 million in the aggregate.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Playboy or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture. In determining whether any Restricted Payment is permitted by the covenant described above, the Issuer may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (10) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under the "Restricted Payments" heading above; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described above.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Playboy will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Issuer and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Leverage Ratio for Playboy's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been no greater than 5.0 to 1.0 but greater than zero.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof); provided that the aggregate principal amount at any one time outstanding thereunder including, without limitation, Hedging Obligations owing to the lenders thereunder and their affiliates (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Playboy and its Restricted Subsidiaries thereunder) does not exceed $30 million plus interest, fees, costs and expenses, less the aggregate amount of all Net Proceeds of Asset Sales applied by Playboy or any of its Restricted Subsidiaries to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described under "— Repurchase at the Option of Holders — Asset Sales";

  (2)
  the incurrence by Playboy or any Restricted Subsidiary of the Existing Indebtedness other than Indebtedness described under clauses (6), (7), (8), (10) or (14);

  (3)
  the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes (excluding any Additional Notes) and the related Note Guarantees to be issued on the date of the indenture and the Exchange Notes (excluding any Additional Notes) and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

  (4)
  the incurrence by Playboy or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Playboy or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $2.5 million at any time outstanding;

  (5)
  the incurrence by Playboy or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (11) or (13) of this paragraph;

  (6)
  the incurrence by Playboy or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Playboy and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Playboy or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Playboy or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such

      Indebtedness by Playboy or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by Playboy or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes;

  (8)
  the incurrence by Playboy or any of its Restricted Subsidiaries of Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit in respect of workmen's compensation claims or self-insurance or supporting performance, bid, surety, appeal and similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets (other than a Guarantee of Indebtedness of the Person acquiring any such business or assets); provided that the Indebtedness is not reflected on Playboy's consolidated balance sheet as a liability;

  (9)
  Indebtedness of Playboy or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are promptly deposited to defease the notes;

  (10)
  the guarantee by the Issuer or any of the Guarantors of Indebtedness of Playboy or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (11)
  Acquired Debt, provided that such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of Playboy and, after giving effect to the Incurrence thereof, Playboy could Incur at least $1.00 of Indebtedness under the Leverage Ratio first set forth above;

  (12)
  the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $2.0 million;

  (13)
  the incurrence by the Issuer or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $10.0 million; and

  (14)
  the issuance of the Hefner Securities.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or to later reclassify such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt.

        The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Playboy as accrued. The payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Playboy as accrued to the extent required by the definition thereof.

  Liens

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Playboy or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Playboy or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Playboy or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Playboy or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness or other agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in such Existing Indebtedness or other agreements, as applicable, as in effect on the date of the indenture;

  (2)
  the Credit Agreement as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, as in effect on the date of the indenture;

  (3)
  the indenture, the notes, the Note Guarantees and the Security Documents;

  (4)
  applicable law or any rule, regulation or order;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Playboy or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (7)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  any instrument governing Indebtedness of Foreign Restricted Subsidiaries incurred pursuant to clause (12) under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock";

  (11)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (13)
  Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

  (14)
  any instrument governing Indebtedness of any Guarantor; and

  (15)
  at any time when any Hefner Securities of the Issuer are outstanding, any restriction contained in the certificate of incorporation of the Issuer for the benefit of such securities.

  Merger, Consolidation or Sale of Assets

      The Issuer

        The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer, in one or more related transactions, to another Person; unless:

  (1)
  either:

  (a)
  the Issuer is the surviving corporation; or

  (b)
  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the notes, the indenture, the Security Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  Playboy will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (5)
  immediately after such transaction, Playboy will own 100% of the equity interests of the Issuer (or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the

    Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made).

        In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        For purposes of this covenant, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which property or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by the Issuer (other than by lease) of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in accordance with this covenant, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture and the notes. In the event of any such transfer (other than a transfer of less than all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole), the predecessor Issuer shall be released and discharged from all liabilities and obligations in respect of the notes and the indenture, and the predecessor Issuer may be dissolved, wound up or liquidated at any time thereafter.

      Playboy

        Playboy may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Playboy is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Playboy, in one or more related transactions, to another Person; unless:

  (1)
  either:

  (a)
  Playboy is the surviving corporation; or

  (b)
  the Person formed by or surviving any such consolidation or merger (if other than Playboy) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Playboy) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Playboy under its Note Guarantee, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  Playboy or the Person formed by or surviving any such consolidation or merger (if other than Playboy) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (5)
  immediately after such transaction, Playboy or the Person formed by or surviving any such consolidation or merger (if other than Playboy) or the Person to which such sale, assignment,

    transfer, conveyance or other disposition shall have been made will own 100% of the equity interests of the Issuer.

        In addition, Playboy may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        For purposes of this covenant, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of Playboy, which property or assets, if held by Playboy instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Playboy on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of Playboy.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by Playboy (other than by lease) of all or substantially all of the properties and assets of Playboy, in accordance with this covenant, the successor corporation formed by such consolidation or into which Playboy is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Playboy under the Indenture and its Guarantee. In the event of any such transfer (other than a transfer of less than all of the properties and assets of Playboy and its Subsidiaries, taken as a whole), the predecessor Playboy shall be released and discharged from all liabilities and obligations in respect of the Indenture and its Guarantee, and the predecessor Playboy may be dissolved, wound up or liquidated at any time thereafter.

  Transactions with Affiliates

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to Playboy or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Playboy or such Restricted Subsidiary with an unrelated Person; and

  (2)
  the Issuer delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Playboy or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among Playboy and/or its Restricted Subsidiaries;

  (2)
  transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business to Persons who are not otherwise Affiliates of Playboy or any of its Restricted Subsidiaries;

  (3)
  advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, and in any case in an aggregate amount outstanding not exceeding $2.0 million at any time;

  (4)
  sale of an option to Mr. Hefner pursuant to which Mr. Hefner or any entity controlled by Mr. Hefner will have the right to purchase the Playboy Mansion and items of personal property located at the Playboy Mansion, if (A) the exercise price thereof is determined (i) in accordance with the provisions of the preceding paragraph, (ii) pursuant to another third-party appraisal process approved by a majority of the independent directors of Playboy or (iii) pursuant to a right of first refusal mechanism and equal to or greater than the amount of a bona fide offer made by a Person that is not an Affiliate of Playboy or any of its Restricted Subsidiaries, which offer has been approved by a majority of the independent directors of Playboy; provided, however, that following the occurrence of a Default or Event of Default or a default or event of default under the Credit Agreement, the right of Mr. Hefner or any entity controlled by Mr. Hefner to exercise the option (or to close the purchase, if the occurrence took place after the option exercise) would be based only upon a third-party appraisal process approved by a majority of the independent directors of Playboy; and (B) following the occurrence of a Default or Event of Default or a default or event of default under the Credit Agreement, the option would expire after the 30-day period immediately following the delivery to Mr. Hefner of a notice from the agent under the Credit Agreement or the trustee under the indenture and, if Mr. Hefner (or any entity controlled by Mr. Hefner) decided to exercise the option during the 30-day period, he (or such entity) would have an additional 90 days after the exercise of the option to complete the purchase of the Playboy Mansion.

  (5)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "— Restricted Payments;" and

  (6)
  transactions pursuant to the Playboy Mansion West Lease Agreement between Playboy and Hugh Hefner or the Hefner Securities, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Playboy and its Restricted Subsidiaries than those in effect on the date of the indenture.

  Additional Note Guarantees

        If Playboy or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary on or after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary must become a Guarantor, execute a supplemental indenture, become party to the Security Documents (and pledge its assets to the extent they would constitute Collateral) and deliver an opinion of counsel to the trustee within 20 Business Days of the date on which it was acquired or created. If Playboy.com becomes a Wholly Owned Restricted Subsidiary after the date of the indenture, then Playboy.com and each of its Domestic Restricted Subsidiaries must become a Guarantor, execute a supplemental indenture, become party to the Security Documents (and pledge its assets to the extent they would constitute Collateral) and deliver an opinion of counsel to the trustee within 20 Business Days of the date it became a Wholly Owned Restricted Subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Playboy may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall (i) the business currently operated by Playboy.com and its Subsidiaries be transferred to or held by an Unrestricted Subsidiary or (ii) the Issuer be designated as an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Playboy and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Playboy of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would have occurred and be continuing following such designation.

  Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Playboy to any Person (other than Playboy or a Wholly Owned Restricted Subsidiary of Playboy), unless:

  (1)
  such issuance, transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary, and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "— Repurchase at the Option of Holders — Asset Sales";

  (2)
  if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Restricted Payments" covenant if made on the date of such issuance or sale;

  (3)
  the sale or issuance is of Capital Stock representing directors qualifying shares or Capital Stock required by law to be held by a Person other than Playboy or a Restricted Subsidiary; or

  (4)
  such issuance is of the Hefner Securities.

        Notwithstanding the foregoing, Playboy.com may issue Playboy.com Series A Preferred Stock and common stock to holders of Playboy.com Series A Preferred Stock as required by the terms thereof as in effect on the date of the indenture.

  Business Activities

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Playboy and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

        Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, Playboy will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Playboy were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Playboy's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if Playboy were required to file such reports.

        In addition, whether or not required by the Commission, Playboy will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer and the note Guarantors have agreed that, for so long as any old notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. So long as the requirements of Rule 12h-5 under the Exchange Act are satisfied, filings by Playboy with the Commission will satisfy such requirement.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 consecutive days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by Playboy or any of its Restricted Subsidiaries to make an Offer to Purchase or thereafter accept and pay for notes validly tendered as required by the provisions described under the captions "— Repurchase at the Option of Holders — Change of Control," "— Repurchase at the Option of Holders — Asset Sales" or to comply with "— Certain Covenants — Merger, Consolidation or Sale of Assets";

  (4)
  failure by Playboy or any of its Restricted Subsidiaries for 60 days after notice to comply in any material respect with any of the other agreements in the indenture or the Security Documents;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Playboy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Playboy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

  (6)
  failure by Playboy or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $7.5 million, excluding amounts covered by insurance under applicable policies, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

  (8)
  the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the indenture or the Security Documents), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuer or any Guarantor; and

  (9)
  specified events of bankruptcy or insolvency with respect to Playboy or any of its Significant Restricted Subsidiaries.

        In the case of an Event of Default arising from specified events of bankruptcy or insolvency, with respect to the Issuer or Playboy, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to specified limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to specified covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "— Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

  (6)
  the Issuer must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

  (8)
  the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees;

  (8)
  except as otherwise permitted under the "Merger, Consolidation and Sale of Assets" covenant, consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights or obligations under the indenture (it being understood that amendments or waivers of clause (4) of the first paragraph of that covenant may be made with the consent of the holders of at least a majority in outstanding principal amount of the notes); or

  (9)
  make any change in the preceding amendment and waiver provisions.

        The Issuer, the Guarantors and the trustee may not amend or supplement the indenture to change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the "— Repurchase at the Option of Holders — Asset Sales" covenant or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the "— Repurchase at the Option of Holders — Change of Control" covenant, including, in each case changing or modifying any definition relating thereto, or grant any waiver of the foregoing provisions, without the consent of holders of at least 66 2/3% of the outstanding principal amount of the notes.

        Except as otherwise described herein or provided in the Security Documents, without the consent of holders of at least 66 2/3% of the outstanding principal amount of the notes, no amendment may release any Guarantor from its obligations under its Note Guarantee, change any Note Guarantee in any manner that adversely affects the rights of any holder of notes under such Note Guarantee in any material respect or release all or substantially all of the Collateral from the Liens created by the Security Documents.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture or the notes to:

  (1)
  cure any ambiguity, defect or inconsistency, including conforming the indenture to this Description of the Notes;

  (2)
  provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  provide for the assumption of the Issuer's or any Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets;

  (4)
  evidence and provide for the acceptance of appointment of a successor trustee;

  (5)
  provide for the issuance of additional notes in accordance with the indenture;

  (6)
  provide for the issuance of a Note Guarantee with respect to the notes;

  (7)
  make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

  (8)
  comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

  (3)
  the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture, the Security Documents, the Intercreditor Agreement and the registration rights agreement without charge by writing to PEI Holdings, Inc., 680 North Lake Shore Drive, Chicago, Illinois 60611, Attention: Treasurer.

Form, Denomination and Registration of New Notes

        The new notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of one or more global notes, as described below.

        The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

        No service charge will be imposed in connection with any transfer or exchange of any note, but the Issuer may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

New Global Notes

        One or more global notes representing the new notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the these global notes (referred to collectively as the new global note) will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. So long as DTC or its nominee is the registered owner or holder of the new global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

        The Issuer will apply to DTC for acceptance of the new global note in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of new notes represented by the new global note held within DTC. Investors may hold their beneficial interests in the new global note directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

        Payments of principal and interest under the new global note will be made to DTC's nominee as the registered owner of such new global note. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the new global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Issuer, the Guarantors, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the new global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated New Notes

        If DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the new global note and a successor depositary is not appointed by the Issuer within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in the new global note for one or more certificated new notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment

        The indenture requires that payments in respect of the new notes represented by the new global note be made by wire transfer of immediately available funds to the accounts specified by holders of the new global note. With respect to new notes in certificated form, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

        The notes represented by the new global note are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated new notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the new global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in the new global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Governing Law

        The indenture, the notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, (to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person), or Indebtedness otherwise assumed by such specified Person in connection with an acquisition of assets from any other Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,

"control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (it being understood that Playboy TV — Latin America, LLC is not an Affiliate of Playboy on the date of the indenture as a result of its ownership and governance structure as in effect on the date of the indenture). For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights including by way of merger or consolidation; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Playboy or the Issuer will be governed by the provisions of the indenture described above under the caption "— Repurchase at the Option of Holders — Change of Control" and/or the provisions described above under the caption "— Certain Covenants — Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of Playboy's Restricted Subsidiaries or the sale by Playboy or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

  (2)
  a transfer of assets between or among Playboy and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to Playboy or to another Restricted Subsidiary of Playboy;

  (4)
  an issuance of common stock of Playboy.com to holders of Playboy.com Series A Preferred Stock or pursuant to the exercise of warrants outstanding on the date of the indenture, in each case, as required by the terms thereof as in effect on the date of the indenture;

  (5)
  the sale, lease or license of assets or rights in the ordinary course of business consistent with past practice;

  (6)
  the sale of obsolete or worn-out assets;

  (7)
  the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

  (8)
  the granting of Liens not prohibited by the indenture;

  (9)
  the sale or other disposition of cash or Cash Equivalents or other marketable securities (other than any marketable securities issued by any Subsidiary of Playboy);

  (10)
  any sale or other disposition of Equity Interests in or Indebtedness or other securities of an Unrestricted Subsidiary; and

  (11)
  a Restricted Payment or Permitted Investment that is not prohibited by the covenant described above under the caption "— Certain Covenants — Restricted Payments."

        "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, (i) in the case of a capital lease, the Capital Lease Obligation in respect thereof, or (ii) in all other cases, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

Unless the context otherwise provides, "Board of Directors" refers to the Board of Directors of Playboy.

        "Califa Agreement" means the Asset Purchase Agreement, dated as of June 29, 2001, among Playboy, Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher.

        "Califa Obligation" means any obligation of Playboy, the Issuer or any Restricted Subsidiary pursuant to or arising in connection with the Califa Agreement or any related agreement, in each case, as amended from time to time.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that the foregoing expressly excludes any deferred compensation, phantom equity or similar benefit plan.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Playboy and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Issuer or Playboy;

  (3)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of all classes of Voting Stock of Playboy, provided that the Principal and his Related Parties are the Beneficial Owner of less than 50% of the total voting power of all classes of Voting Stock of Playboy;

  (4)
  the first day on which a majority of the members of the board of directors of Playboy are not Continuing Directors;

  (5)
  the Issuer or Playboy consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer or Playboy, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or Playboy or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer or Playboy outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

  (6)
  the Principal and his Related Parities and Affiliates are or become the Beneficial Owners, directly or indirectly, of more than 90% of the total capital stock of Playboy; or

  (7)
  Playboy ceases to own directly or indirectly 100% of the Equity Interests of the Issuer other than the Hefner Securities.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, to the extent properly characterized as interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, provided that any amount of interest of a Restricted Subsidiary, if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income shall be excluded; plus

  (3)
  non-cash imputed interest expense on the deferred acquisition price of assets to the extent that such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense, to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period; provided that this exclusion shall not apply to restructuring reserves and the accretion of the liquidation preference and mandatory redemption price on the Playboy.com Series A Preferred Stock pursuant to the terms thereof as in effect on the date of the indenture) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice; minus

  (6)
  investments in programming; minus

  (7)
  cash expenses that relate to restructuring reserves other than restructuring reserves taken on or prior to December 31, 2002;

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Playboy shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Playboy only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Playboy by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

  (4)
  the cumulative effect of a change in accounting principles shall be excluded.

        "Continuing Directors" means, with respect to any specified Person, as of any date of determination, any member of the board of directors who:

  (1)
  was a member of such board of directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such board of directors with the approval of (a) a majority of the Continuing Directors who were members of such board at the time of such nomination or election or (b) the Principal or a Related Party of the Principal.

        "Credit Agreement" means that certain Credit Agreement, dated as of March 11, 2003, among the Issuer, each lender from time to time party thereto and Bank of America, N.A., as Agent, providing for revolving credit borrowing and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and any Hedging Obligations owing to the lenders thereunder and their affiliates, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of the redemption thereof at the option of the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except to the extent that such Capital Stock is (either mandatorily or at the option of the issuer thereof) redeemable solely with, or exchangeable solely for, any Equity Interests of Playboy that are not Disqualified Stock; provided, however, that only the portion of Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date will be deemed to be Disqualified Stock; provided further that, if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of Playboy or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security will not constitute Disqualified Stock solely because it may be required to be repurchased by Playboy or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption " — Certain Covenants — Restricted Payments."

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of Playboy or the Issuer.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offer and sale of Equity Interests (other than Disqualified Stock) of Playboy for cash (other than offers and sales relating to any employee benefit plan of Playboy).

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Playboy and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; provided that (a) any amount of interest of a Restricted Subsidiary, if the net income of such Restricted Subsidiary is excluded in the calculation of Net Income, and (b) non-cash imputed interest expense on the deferred acquisition price of assets to the extent that the obligation represented by such imputed interest is either required to be or at the option of Playboy or such Restricted Subsidiary, as the case may be, may be satisfied solely through the issuance of Equity Interests of Playboy that are not Disqualified Stock shall be excluded; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests paid solely in Equity Interests of Playboy (other than Disqualified Stock), (ii) dividends paid to Playboy or any of its Restricted Subsidiaries, (iii) dividends and the accretion of the liquidation preference and mandatory redemption price on the Playboy.com Series A Preferred Stock pursuant to the terms thereof as in effect on the date of the indenture and (iv) dividends on the Hefner Securities permitted pursuant to clause (9) of the covenant described above under "— Certain Covenants — Restricted Payments", times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of Playboy other than a Domestic Restricted Subsidiary.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  Playboy and

  (2)
  each direct or indirect Domestic Restricted Subsidiary of Playboy that executes a Note Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns unless and until such Guarantors are released from the Note Guarantees pursuant to the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        "Hefner Securities" means (i) preferred stock of the Issuer with an aggregate liquidation preference of $26.7 million outstanding on the date of the indenture and (ii) Equity Securities of Playboy (other than Disqualified Stock) issued in exchange therefor.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in clauses (1), (2), (4) and (6) of this paragraph and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title or the completing of such services excluding any obligation to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of Playboy that are not Disqualified Stock; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

        In addition, the term "Indebtedness" includes

  (1)
  all Indebtedness of others secured by a Lien on any asset of the specified Person whether or not such Indebtedness is assumed by the specified Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset as of the date of determination and (B) the amount of such Indebtedness, and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person;

  (2)
  obligations of such Person and its Restricted Subsidiaries to repay Disqualified Stock; and

  (3)
  the liquidation preference of all preferred stock of any of such Person's Restricted Subsidiaries other than the Playboy.com Series A Preferred Stock and the Hefner Securities.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  with respect to any contingent obligation included as Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

  (2)
  with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

  (3)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (4)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons, including Affiliates, in the forms of loans, including Guarantees or other obligations, advances or capital contributions (excluding commission, travel and similar advances to officers, employees, customers and suppliers made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments."

        "Leverage Ratio" means, on any date (the "transaction date"), the ratio of

  (x)
  the sum of consolidated Indebtedness of Playboy and its Restricted Subsidiaries to

  (y)
  the aggregate amount of Consolidated Cash Flow of Playboy for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "reference period").

        In making the foregoing calculation,

  (1)
  any Indebtedness, Disqualified Stock or preferred stock to be repaid or redeemed on the transaction date will be excluded, and

  (2)
  pro forma effect (determined in accordance with Regulation S-X under the Securities Act) will be given to:

  (A)
  the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

  (B)
  the acquisition or disposition of companies, divisions or lines of businesses by Playboy and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

  (C)
  the discontinuation of any discontinued operations

    that have occurred since the beginning of the reference period as if such events had occurred, and in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate proceeds in cash or Cash Equivalents received by Playboy or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Playboy nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any Indebtedness of Playboy or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Playboy or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the prospectus) by Playboy, the Issuer and its Restricted Subsidiaries on the date of the indenture and other businesses reasonably related, complementary or ancillary thereto.

        "Permitted Investments" means:

  (1)
  any Investment in Playboy, the Issuer or a Restricted Subsidiary of Playboy;

  (2)
  any Investment in Cash Equivalents and, in the case of any Subsidiary of Playboy that was not formed under the laws of the United States or any state thereof or the District of Columbia, Investments in short-term instruments substantially similar to Cash Equivalents and customarily used in the country in which such Subsidiary is located;

  (3)
  any Investment by Playboy or any Restricted Subsidiary of Playboy in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Playboy and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Playboy, the Issuer, a Wholly-Owned Restricted Subsidiary of Playboy that is a Guarantor or Playboy.com or any of its Wholly-Owned Restricted Subsidiaries;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "— Repurchase at the Option of Holders — Asset Sales";

  (5)
  any Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Playboy;

  (6)
  Hedging Obligations;

  (7)
  any Investments made solely to fund Playboy's 1997 deferred compensation plan for non-employee directors or any successor plan approved by the Board of Directors of Playboy;

  (8)
  any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or joint venture partner;

  (9)
  receivables owing to Playboy, the Issuer or any Restricted Subsidiary of the Issuer if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Playboy, the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

  (10)
  Investments in joint ventures to which Playboy, the Issuer or a Restricted Subsidiary is party on the date of the indenture, in an aggregate amount not to exceed $2.5 million;

  (11)
  Investments in a Person received solely in exchange for (a) licenses to intellectual property (other than an exclusive license or licenses to use in the United States or a majority of states or states incorporating a majority of the population of the United States thereof (i) the Playboy name or Rabbit Head Design for all or substantially all of its current uses, (ii) all or substantially all of the video and film library owned by Playboy and its Subsidiaries for all or substantially all of its current uses or (iii) all or substantially all of the image library owned by Playboy and its Subsidiaries for all or substantially all of its current uses) or (b) other property (excluding cash or Cash Equivalents) in an aggregate amount in the case of clause (b) not to exceed $5.0 million;

  (12)
  Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

  (13)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the indenture, not to exceed $5.0 million.

        "Permitted Liens" means:

  (1)
  Liens on the assets (other than Primary Collateral) of the Issuer and any Guarantor securing Obligations under or with respect to Credit Facilities (including interest, fees, costs and expenses and including Hedging Obligations owing to the lenders thereunder and their affiliates), provided that the aggregate principal amount of such Obligations (excluding interest, fees, costs and expenses thereon) so secured does not exceed $30 million;

  (2)
  Liens securing the notes or any Note Guarantee;

  (3)
  Liens in favor of the Issuer or any Guarantor;

  (4)
  Liens on property or assets of a Person existing at the time such Person is acquired by, merged with or into or consolidated with Playboy or any of its Restricted Subsidiaries; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Playboy or the Restricted Subsidiary;

  (5)
  Liens on property or assets existing at the time of acquisition thereof by Playboy or any of its Restricted Subsidiaries, provided that such Liens were not entered into in contemplation of such acquisition and do not extend to any property other than the property or assets so acquired;

  (6)
  Liens existing on the date of the indenture;

  (7)
  any attachment or judgment Lien not constituting an Event of Default;

  (8)
  Liens upon real or personal property acquired after the date of the indenture; provided that (a) such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of the property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, completion of construction or commencement of full operation of such property or assets or to refinance any such Indebtedness previously so secured; (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) such Lien must not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

  (9)
  Liens on the assets of the Issuer and any Guarantor securing Indebtedness permitted by the covenant entitled "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" which Liens (x) do not extend to any assets other than the Collateral and (y) rank equally in right of payment with or are junior to the Liens securing the notes; provided that any Liens on the

    Primary Collateral securing Obligations under or with respect to the Credit Facilities must be junior to the Liens securing the Notes;

  (10)
  Liens of taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

  (11)
  Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Playboy and its Restricted Subsidiaries;

  (12)
  Liens incurred in the ordinary course of business of Playboy or any Restricted Subsidiary of Playboy with respect to obligations that do not exceed $10.0 million at any one time outstanding;

  (13)
  extensions, renewals or replacements of any Liens referred to in clauses (4), (5), (6) or (8) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Indebtedness," the amount secured by such Lien is not increased;

  (14)
  Liens, bonds and deposits to secure the performance of statutory obligations, bids, trade contracts and leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including bonds in connection with sweepstakes);

  (15)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods and other similar Liens arising in the ordinary course of business;

  (16)
  leases and subleases granted to third Persons not materially interfering with the ordinary course of business of Playboy and its Restricted Subsidiaries taken as a whole;

  (17)
  Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security laws or regulations;

  (18)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (19)
  licensing agreements for use of intellectual property entered into in the ordinary course of business;

  (20)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Playboy and its Restricted Subsidiaries in the ordinary course of business;

  (21)
  Liens securing Hedging Obligations entered into for the purpose of managing interest rate risk with respect to the Credit Facilities or the notes which are otherwise permitted under the Indenture;

  (22)
  any Lien arising as a result of the sale of an option referenced in the indenture provision described in clause (4) of the second paragraph under "— Certain Covenants — Transactions with Affiliates";

  (23)
  Liens on any item of Product or rights in Product to the extent securing residuals, deferments or participations payable by Playboy or any Restricted Subsidiary of Playboy relating exclusively to such items of Product or rights in Product; and

  (24)
  Liens on any asset relating to any item of Product or rights in Product acquired by Playboy or any of its Restricted Subsidiaries granted in accordance with customary industry practice in favor of any lender or financier financing any or all of the development, acquisition or production costs of such item of Product or in favor of any person guaranteeing the completion of production or delivery of such item of Product, provided the Lien is and will remain confined to the same Product or rights in Product so acquired.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Playboy or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Playboy or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Playboy, the Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Playboy Mansion" means the property located at 10236 Charing Cross Road, Holmby Hills, California.

        "Principal" means Hugh M. Hefner or the Hugh M. Hefner 1991 Trust, acting by its trustees, or in the event of Hugh M. Hefner's death, the Hugh M. Hefner 1991 Trust and its successor trusts, acting by their trustees; the estate of Hugh M. Hefner, acting by its personal representatives; the Hugh M. Hefner Foundation, acting by its directors; the beneficiaries of the Hugh M. Hefner 1991 Trust and its successor trusts; the beneficiaries of the estate of Hugh M. Hefner; or the heirs at law or descendants of Hugh M. Hefner or trusts created for their benefit.

        "Product" means any still or motion pictures, films, videos, movies, sound recordings, script or similar audio, print or visual media of communication in use now, in the past or in the future or any elements thereof in which Playboy or any Restricted Subsidiary of Playboy has any proprietary or financial interest including merchandising rights related thereto.

        "Related Party" means:

  (1)
  any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or spouse, descendant, or beneficiary of any Principal; or

  (2)
  the Hugh M. Hefner 1991 Trust and its successor trusts, acting by their trustees; the Hugh M. Hefner Foundation; any other trust established by a Principal for the primary benefit of the Principal or his or her spouse, descendants, or heirs at law; any other charitable foundation created by Hugh M. Hefner; and any corporation, partnership, limited liability company, or other entity, the stockholders, partners, members, owners, or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary, it being understood that the Issuer shall be a Restricted Subsidiary of Playboy at all times that it is a Subsidiary of Playboy.

        "Security Documents" means, the security documents granting a security interest in any assets of any Person to secure the Obligations under the notes and the Note Guarantees as each may be amended, restated, supplemented or otherwise modified from time to time.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary that would, or group of Restricted Subsidiaries that would, taken together, be a "significant subsidiary" as defined in Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantors" means each Guarantor, other than Playboy.

        "Unrestricted Subsidiary" means any Subsidiary of Playboy that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Playboy or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Playboy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Playboy or such Restricted Subsidiary;

  (3)
  is a Person with respect to which neither Playboy nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Playboy or any of its Restricted Subsidiaries; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries.

        Any designation of a Restricted Subsidiary of Playboy as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "— Certain Covenants — Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Playboy as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer shall be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

        The following is a general discussion of material U.S. federal income and estate tax considerations of (i) the exchange of the old notes for the new notes pursuant to the exchange offer by a holder of old notes that acquired its old notes in their original issuance for cash at the initial offering price and (ii) the ownership and disposition of the new notes as of the date of this prospectus. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to persons who will hold the new notes as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders that may be subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, and broker-dealers), to persons that are or will hold the new notes through a pass-through entity, to persons that will hold the new notes as part of a straddle, hedge or synthetic security transaction for U.S. federal income tax purposes or to U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Prospective investors are urged to consult their own tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of new notes, as well as the effects of state, local and non-U.S. tax laws.

        For purposes of this discussion, a U.S. person means any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or partnership, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        As used herein, the term "U.S. Holder" means a beneficial owner of the notes that is a U.S. person and the term "Non-U.S. Holder" means a beneficial owner of the notes that is not a U.S. person.

        If a partnership holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the notes, we suggest that you consult your tax advisor.

Tax Consequences to U.S. Holders

        The following discussion is limited to the material U.S. federal income tax consequences relevant to U.S. Holders. Material U.S. federal income tax consequences relevant to Non-U.S. Holders are discussed separately below.

  Exchange Offer

        The exchange of new notes for old notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. Accordingly, such a holder will have the same tax basis and holding period in the new notes as it had in the old notes immediately prior to the exchange.

  Payments of Interest

        Payments of the stated interest on the new notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

  Sale or Disposition of a New Note

        A sale or other disposition of a new note generally will result in capital gain or loss equal to the difference between the amount of cash and fair market value of other property received for the new note and the U.S. Holder's adjusted tax basis in the new note (except to the extent that such cash or other property is attributable to the payment of accrued and unpaid interest not previously included in income, which amount will be taxable as ordinary income). Capital gain or loss recognized on the sale or other disposition of a new note held for more than one year will be long-term capital gain or loss. Certain limitations apply to the deductibility of capital losses.

  Information Reporting and Backup Withholding

        A U.S. Holder of a new note may be subject to information reporting and "backup withholding" with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on and gross proceeds from the disposition of a new note. The backup withholding rules apply if the U.S. Holder, among other things, (i) fails to properly furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding. A U.S. Holder that does not provide us with its correct TIN also may be subject to penalities imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of a new note the amount of any reportable payments and the amount, if any, of tax withheld with respect to such payments.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

Tax Consequences to Non-U.S. Holders

        The following discussion is limited to the material U.S. federal income tax consequences relevant to Non-U.S. Holders.

  Exchange Offer

        The exchange of new notes for old notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. Accordingly, such a holder will have the same tax basis and holding period in the new notes as it had in the old notes immediately prior to the exchange.

  U.S. Federal Withholding Tax

        Subject to the discussion below concerning information reporting and backup withholding, payments of interest on a new note to any Non-U.S. Holder will qualify for the "portfolio interest exemption" and therefore will not be subject to U.S. federal income tax or withholding tax, provided that all of the following are true:

  •
  the interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation to which we are a related person for U.S. federal income tax purposes; and

  •
  the Non-U.S. Holder certifies, on Form W-8BEN (or a permissible substitute) under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address.

        In addition, payments of principal and interest on a new note to any Non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax if the holder holds its new notes directly through a "qualified intermediary" and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or a non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

        Interest paid to a Non-U.S. Holder that does not qualify for the above exemption from withholding tax will generally be subject to withholding of U.S federal income tax at the rate of 30%, unless the Non-U.S. Holder of the note provides us with a properly executed:

  •
  IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI stating that the interest paid on the new note is not subject to withholding tax because it is effectively connected with the Non U.S. Holder's conduct of a trade or business in the United States. If, however, the interest is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the interest will be subject to U.S federal income tax imposed on net income on the same basis as applies to U.S. persons generally and, for corporate holders and under certain circumstances, also the branch profits tax.

        Even if a Non-U.S. Holder qualifies for one of the above exemptions, interest paid to it will be subject to withholding tax under any of the following circumstances:

  •
  the withholding agent or an intermediary knows or has reason to know that the Non-U.S.Holder is not entitled to an exemption from withholding tax;

  •
  the IRS notifies the withholding agent that information that the Non-U.S Holder or an intermediary provided concerning the Non-U.S. Holder's status is false; or

  •
  an intermediary through which the Non-U.S. Holder holds the new notes fails to comply with the procedures necessary to avoid withholding taxes on the new notes. In particular, an intermediary is generally required to forward a copy of the Non-U.S. Holder's Form W-8BEN (or other documentary information concerning its status) to the withholding agent for the new notes. However, if a Non-U.S. Holder holds its new notes through a qualified intermediary, or if there is a qualified intermediary in the chain of title between the Non-U.S. Holder and the withholding agent for the new notes, the qualified intermediary is not required generally to forward this information to the withholding agent.

        Non-U.S. Holders should consult any applicable income tax treaties, which may provide for exemption from or reduction in U.S. withholding and for other rules different from those described above.

  Sale or Other Disposition of a New Note

        Subject to the discussion below concerning information reporting and backup withholding, any gain realized by a Non-U.S. Holder on the sale or other disposition of a new note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

  Information Reporting and Backup Withholding

        Payments of principal and interest made in respect of new notes held by a Non-U.S. Holder generally will not be subject to information reporting and backup withholding if the holder properly certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption. A Non-U.S. Holder generally will provide such information (and other required certifications) on IRS Form W-8BEN. However, the exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the holder should be subject to the usual information reporting or backup withholding rules.

        The payment of the proceeds of the sale or other taxable disposition of a new note by or through the U.S. office of a broker is subject to information reporting (and possible backup withholding unless the Non-U.S. Holder properly certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption). Information reporting requirements, but not backup withholding, generally will also apply to payments of proceeds of sales or other taxable dispositions of new notes by or through non-U.S. offices of U.S. brokers or by or through non-U.S. brokers with certain types of relationships to the United States unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a U.S. person and such broker has no actual knowledge to the contrary or the Non-U.S. Holder otherwise establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a sale or other taxable disposition of a new note by or through a foreign office of a foreign broker not subject to the preceding sentence.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

  Treatment of the New Notes for U.S. Federal Estate Tax Purposes

        New notes held by an individual who is a Non-U.S. Holder at the time of his or her death generally will not be subject to U.S. federal estate tax provided that, at the time of death, the Non-U.S. Holder is exempt from withholding of U.S. federal income tax under the rules described above.

PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

        The exchange offer is not being made to, nor will the issuer or the guarantors accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

        Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes (together with the guarantees thereof) for resale, resell and otherwise transfer the new notes (and the related guarantees) without delivering a prospectus to prospective purchasers, if the holder acquired the new notes in the ordinary course of business, has no intention of engaging in a "distribution," as defined under the Securities Act, of the new notes and is not an "affiliate," as defined under the Securities Act, of the issuer or any guarantor.

        Any broker-dealer that holds old notes acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the issuer) may exchange those old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, if the old notes for which the new notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities. Any profit on these resales of new notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, the issuer and the guarantors will use their reasonable best efforts to keep the exchange offer registration statement effective and make this prospectus, as amended or supplemented, available to broker-dealers for use in connection with such resales.

        A broker-dealer desiring that the exchange offer registration statement be kept continuously effective for resales of new notes must notify the issuer in writing that such broker-dealer acquired new notes as a result of market-making or other similar activities such that the broker-dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or other disposition of the new notes. A broker-dealer making dispositions of new notes pursuant to the exchange offer registration statement will be required to suspend its use of the prospectus included in the exchange offer registration statement, as amended or supplemented, under specified circumstances upon receipt of written notice to that effect from the issuer.

        We will not receive any proceeds from any sale of the new notes by broker-dealers. Broker-dealers acquiring new notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such new notes.

        We have agreed to pay all expenses incident to our participation in the exchange offer, including the reasonable fees and disbursements of one counsel for the holders of old notes and the initial purchasers, other than underwriting discounts and commissions, and will indemnify holders of the old notes, including any broker-dealers selling new notes in accordance with this "Plan of Distribution and Selling Restrictions" section, against specified types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the guarantees offered hereby is being passed upon for the issuer and the guarantors by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois and, as to certain of the guarantees, by Howard Shapiro, Esq., Executive Vice President, Law and Administration, General Counsel and Secretary of Playboy Enterprises, Inc. Mr. Shapiro is a director and officer of the issuer and substantially all of the subsidiary guarantors.

EXPERTS

        The consolidated financial statements of Playboy Enterprises, Inc. at December 31, 2002 and 2001, and for each of the years in the period ended December 31, 2002, appearing in this prospectus, and the financial statement schedule appearing in the registration statement of which this prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The consolidated financial statements of Playboy TV International, LLC and subsidiaries as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000 incorporated by reference into this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity's ability to continue as a going concern), which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PLAYBOY ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net revenues	$277,622	$287,583	$303,360

Costs and expenses
Cost of sales	(204,616)	(237,048)	(261,007)
Selling and administrative expenses	(58,117)	(58,050)	(55,385)
Restructuring expenses	(6,643)	(3,776)	(3,908)

Total costs and expenses	(269,376)	(298,874)	(320,300)

Gain (loss) on disposals	442	(955)	(2,924)

Operating income (loss)	8,688	(12,246)	(19,864)

Nonoperating income (expense)
Investment income	125	786	1,519
Interest expense	(15,147)	(13,970)	(9,148)
Amortization of deferred financing fees	(993)	(905)	(840)
Minority interest	(1,724)	(704)	(125)
Equity in operations of PTVI and other	279	(746)	(375)
Vendor settlement	750	—	—
Playboy.com registration statement expenses	—	—	(1,582)
Legal settlement	—	—	(622)
Other, net	(569)	(542)	(362)

Total nonoperating expense	(17,279)	(16,081)	(11,535)

Loss before income taxes and cumulative effect of change in accounting principle	(8,591)	(28,327)	(31,399)
Income tax expense	(8,544)	(996)	(16,227)

Loss before cumulative effect of change in accounting principle	(17,135)	(29,323)	(47,626)
Cumulative effect of change in accounting principle (net of tax)	—	(4,218)	—

Net loss	$(17,135)	$(33,541)	$(47,626)

Basic and diluted weighted average number of common shares outstanding	25,595	24,411	24,240

Basic and diluted earnings per common share
Loss before cumulative effect of change in accounting principle	$(0.67)	$(1.20)	$(1.96)
Cumulative effect of change in accounting principle (net of tax)	—	(0.17)	—

Net loss	$(0.67)	$(1.37)	$(1.96)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	Dec. 31, 2002	Dec. 31, 2001
Assets
Cash and cash equivalents	$4,118	$4,610
Marketable securities	2,677	3,182
Receivables, net of allowance for doubtful accounts of $5,124 and $6,406, respectively	42,211	41,846
Receivables from related parties	1,542	12,417
Inventories, net	10,498	13,962
Deferred subscription acquisition costs	12,038	12,111
Other current assets	11,296	7,857

Total current assets	84,380	95,985

Receivables from related parties	—	50,000
Property and equipment, net	11,716	10,749
Programming costs, net	52,347	56,213
Goodwill	111,893	112,338
Trademarks	55,219	52,185
Distribution agreements, net of accumulated amortization of $6,598 and $2,199, respectively	34,284	26,301
Other noncurrent assets	19,882	22,469

Total assets	$369,721	$426,240

Liabilities
Financing obligations	$6,402	$8,561
Financing obligations to related parties	17,235	15,000
Acquisition liabilities	13,427	21,023
Accounts payable	24,596	19,293
Accounts payable to related parties	—	169
Accrued salaries, wages and employee benefits	10,419	8,717
Deferred revenues	52,633	47,913
Deferred revenues from related parties	—	8,382
Other liabilities and accrued expenses	17,648	18,453

Total current liabilities	142,360	147,511

Financing obligations	58,865	73,017
Financing obligations to related parties	10,000	5,000
Acquisition liabilities	39,685	41,079
Deferred revenues from related parties	—	44,350
Net deferred tax liabilities	12,375	5,313
Other noncurrent liabilities	18,621	28,445

Total liabilities	281,906	344,715

Commitments and contingencies
Shareholders' equity
Common stock, $0.01 par value
Class A voting — 7,500,000 shares authorized; 4,864,102 issued	49	49
Class B nonvoting — 30,000,000 shares authorized; 21,422,321 and 19,930,142 issued, respectively	214	199
Capital in excess of par value	146,091	123,090
Accumulated deficit	(54,060)	(36,925)
Unearned compensation — restricted stock	(2,713)	(3,019)
Accumulated other comprehensive loss	(1,766)	(1,869)

Total shareholders' equity	87,815	81,525

Total liabilities and shareholders' equity	$369,721	$426,240

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(in thousands)

	Class A Common Stock	Class B Common Stock	Capital in Excess of Par Value	Retained Earnings (Accum. Deficit)	Unearned Comp.- Restricted Stock	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 1999	$49	$196	$120,337	$44,242	$(3,624)	$81	$161,281
Net loss	—	—	—	(47,626)	—	—	(47,626)
Shared issued, vested or forfeited under stock plans, net	—	—	510	—	911	—	1,421
Other comprehensive loss	—	—	—	—	—	(563)	(563)
Other	—	—	(328)	—	—	—	(328)

Balance at December 31, 2000	49	196	120,519	(3,384)	(2,713)	(482)	114,185
Net loss	—	—	—	(33,541)	—	—	(33,541)
Shares issued, vested or forfeited under stock plans, net	—	3	2,504	—	(306)	—	2,201
Other comprehensive loss	—	—	—	—	—	(1,631)	(1,631)
Disposal	—	—	—	—	—	244	244
Other	—	—	67	—	—	—	67

Balance at December 31, 2001	49	199	123,090	(36,925)	(3,019)	(1,869)	81,525
Net loss	—	—	—	(17,135)	—	—	(17,135)
Shares issued, vested or forfeited under stock plans, net	—	—	6	—	306	—	312
Shares issued related to the Califa acquisition	—	15	22,826	—	—	—	22,841
Other comprehensive income	—	—	—	—	—	94	94
Other	—	—	169	—	—	9	178

Balance at December 31, 2002	$49	$214	$146,091	$(54,060)	$(2,713)	$(1,766)	$87,815

        Comprehensive loss was as follows:

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net loss	$(17,135)	$(33,541)	$(47,626)

Unrealized loss on marketable securities	(555)	(350)	(533)
Derivative gain (loss)	500	(1,184)	—
Foreign currency translation gain (loss)	149	(97)	(30)

Total other comprehensive income (loss)	94	(1,631)	(563)

Comprehensive loss	$(17,041)	$(35,172)	$(48,189)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Cash flows from operating activities
Net loss	$(17,135)	$(33,541)	$(47,626)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Depreciation of property and equipment	3,781	3,897	3,561
Amortization of intangible assets	7,212	10,612	8,097
Amortization of investments in entertainment programming	40,626	37,395	33,253
Amortization of deferred financing fees	993	905	840
Equity in operations of PTVI and other	(279)	746	375
(Gain) loss on disposals	(442)	955	2,924
Cumulative effect of change in accounting principle	—	4,218	—
Deferred income taxes	7,018	634	12,950
Changes in current assets and liabilities
Receivables	5,537	5,822	(3,305)
Receivables from related parties	(30,164)	(4,458)	4,832
Inventories	3,464	3,468	(1,129)
Deferred subscription acquisition costs	73	403	1,065
Other current assets	(4,225)	944	1,797
Accounts payable	(139)	(6,587)	(7,024)
Accounts payable to related parties	(148)	(549)	(1,972)
Accrued salaries, wages and employee benefits	954	(486)	76
Deferred revenues	3,892	1,122	(456)
Deferred revenues from related parties	18,618	3,985	(2,128)
Acquisition liability interest	4,836	3,777	—
Other liabilities and accrued expenses	6,494	1,034	3,634

Net change in current assets and liabilities	9,192	8,475	(4,610)

Decrease in receivables from related parties	25,000	6,525	4,350
Investments in entertainment programming	(41,717)	(37,254)	(33,061)
Increase in trademarks	(3,034)	(2,625)	(7,080)
(Increase) decrease in other noncurrent assets	209	(173)	(384)
Decrease in deferred revenues from related parties	(21,325)	(6,525)	(4,350)
Decrease in other noncurrent liabilities	(1,553)	(737)	(160)
International TV joint venture restructuring	4,738	—	—
Other, net	1,044	(1,452)	(229)

Net cash provided by (used for) operating activities	14,328	(7,945)	(31,150)

Cash flows from investing activities
Payments for acquisitions	(435)	(935)	(1,152)
Proceeds from disposals	1,517	3,276	5,384
Additions to property and equipment	(4,318)	(3,233)	(5,265)
Funding of equity interests	—	(1,875)	(2,238)
Other, net	78	(86)	(618)

Net cash used for investing activities	(3,158)	(2,853)	(3,889)

Cash flows from financing activities
Net proceeds from sale of Playboy.com Series A Preferred Stock	—	13,066	—
Proceeds from financing obligations	5,000	10,000	28,250
Repayment of financing obligations	(16,311)	(11,672)	(15,000)
Payment of deferred financing fees	(585)	(454)	(590)
Proceeds from stock plans	234	2,141	1,385
Other, net	—	(207)	—

Net cash provided by (used for) financing activities	(11,662)	12,874	14,045

Net increase (decrease) in cash and cash equivalents	(492)	2,076	(20,994)
Cash and cash equivalents at beginning of year	4,610	2,534	23,528

Cash and cash equivalents at end of year	$4,118	$4,610	$2,534

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(A) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of consolidation:    The consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

        Use of estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

        Reclassifications:    Certain amounts reported for prior periods have been reclassified to conform to the current year's presentation.

        New accounting pronouncements:    In December 2002, the FASB issued Statement 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123. Statement 148 amends Statement 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to Statement 123's fair value method of accounting for stock-based compensation. Statement 148 also requires disclosure in the summary of significant accounting policies footnote of the method of accounting for stock options used in each period presented and a tabular presentation of the actual or pro forma effect of using the fair value method of accounting for stock-based compensation. Additionally, Statement 148 requires disclosure of the same pro forma information in interim financial statements. The transition provisions and annual disclosure requirements of Statement 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for periods beginning after December 15, 2002. As we have elected to continue to apply the intrinsic value-based method of accounting for stock-based compensation, the adoption of Statement 148 did not have a material impact on our financial statements. See Note (Q) Stock Plans.

        The following pro forma information presents our net loss and basic and diluted earnings per share, or EPS, assuming stock-based compensation expense had been determined consistent with Statement 123 (in thousands, except per share amounts):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net Loss
As reported	$(17,135)	$(33,541)	$(47,626)
Pro forma	(20,240)	(37,197)	(51,449)
Basic and Diluted EPS
As reported	(0.67)	(1.37)	(1.96)
Pro forma	$(0.79)	$(1.52)	$(2.12)

        Cumulative effect of change in accounting principle:    During 2001, we adopted Statement 139, Rescission of FASB Statement No. 53 and Amendments to FASB Statements No. 63, 89, and 121 and SOP 00-2, Accounting by Producers or Distributors of Films. Statement 139 rescinded FASB Statement 53, Financial Reporting by Producers and Distributors of Motion Picture Films. SOP 00-2 established new film accounting and reporting standards for producers or distributors of films, including changes in revenue recognition and accounting for marketing, development and overhead costs. SOP 00-2 also requires all programming costs to be classified on the balance sheet as noncurrent assets. As a result of the adoption of SOP 00-2, we recorded a noncash charge of $4.2 million, or $0.17 per basic and diluted common share, in 2001, representing a "Cumulative effect of change in accounting principle." There was no related income tax effect. The charge primarily related to reversals of previously recognized revenues which under the new rules were considered not yet earned, combined with a write-off of marketing costs that were previously capitalized and are no longer capitalizable under the new rules.

        Revenue recognition:    Domestic TV networks DTH and cable revenues are recognized based on PPV buys and monthly subscriber counts reported each month by the system operators. International TV revenues received from PTVI, for the license of the exclusive international TV rights for the use of the Playboy tradename, film and video library, and for the acquisition of the international rights to the Spice film library, the U.K. and Japan Playboy TV networks and certain international distribution contracts, were recognized generally as the consideration was paid to us, less our 19.9% ownership interest in such transactions. License fees from PTVI for current output production were recognized as programming was available, less our 19.9% ownership interest in such transactions. On December 24, 2002, we completed the restructuring of the ownership of our international TV joint ventures, significantly expanding our ownership of Playboy TV and movie networks outside of the United States and Canada. See Note (C) Restructuring of Ownership of International TV Joint Ventures. Revenues from the sale of Playboy magazine and Internet subscriptions are recognized over the terms of the subscriptions. Revenues from newsstand sales of Playboy magazine and special editions (net of estimated returns) and revenues from the sale of Playboy magazine advertisements are recorded when each issue goes on sale. Revenues from e-commerce are recognized when the items are shipped, which is when title passes.

        Cash equivalents:    Cash equivalents are temporary cash investments with an original maturity of three months or less at date of purchase and are stated at cost, which approximates fair value.

        Marketable securities:    Marketable securities are classified as available-for-sale securities and are stated at fair value. Net unrealized holding gains and losses are included in "Accumulated other comprehensive loss."

        Inventories:    Inventories are stated at the lower of cost (specific cost and average cost) or fair value.

        Property and equipment:    Property and equipment are stated at cost. Costs incurred for computer software developed or obtained for internal use are capitalized for application development activities and immediately expensed for preliminary project activities or post-implementation activities. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The useful life for building improvements is ten years, furniture and equipment ranges from four to ten years and software ranges from one to five years. Leasehold improvements are depreciated using a straight-line basis over the shorter of their estimated useful lives or the terms of the related leases. Repair and maintenance costs are expensed as incurred and major betterments are capitalized. Sales and retirements of depreciable property and equipment are recorded by removing the related cost and accumulated depreciation from the accounts, and any related gains or losses are included in nonoperating results.

        Advertising costs:    We expense advertising costs as incurred, except for direct-response advertising. Direct-response advertising consists primarily of costs associated with the promotion of Playboy magazine subscriptions, principally the production of direct-mail solicitation materials and postage, and the distribution of direct- and e-commerce mailings for use in the Playboy Online Group and previously for the Catalog Group. The capitalized direct-response advertising costs are amortized over the period during which the future benefits are expected to be received, generally six to 12 months. See Note (K) Advertising Costs.

        Programming costs and amortization:    Programming costs include original programming and film acquisition costs, which are generally capitalized and amortized. The portion of original programming costs assigned to the domestic TV networks market is principally amortized using the straight-line method over three years. Prior to the December 2002 PTVI restructuring, the portion of original programming costs assigned to the international TV market was fully amortized upon availability to PTVI. Existing library original programming costs allocated to the international TV market were amortized proportionately with license fees recognized related to the PTVI agreement. The portion of original programming costs assigned to the worldwide home video market is amortized using the individual-film-forecast-computation method. Film acquisition costs assigned to domestic markets are amortized principally using the straight-line method over the license term, generally three years or less, while those assigned to the international TV market were fully amortized upon availability to PTVI. Management believes that these methods have provided a reasonable matching of expenses with total estimated revenues over the periods that revenues associated with films and programs are expected to be realized. Film and program amortization are adjusted periodically to reflect changes in the estimates of amounts of related future revenues. Film and program costs are stated at the lower of unamortized cost or estimated net realizable value as determined on a specific identification basis. See Note (C) Restructuring of Ownership of International TV Joint Ventures and Note (M) Programming Costs, Net.

        Intangible assets:    On January 1, 2002, we adopted Statement 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill and intangible assets with indefinite lives are no longer amortized but are subject to annual impairment tests. Our indefinite-lived intangible assets consist of trademarks and certain acquired distribution agreements. Other intangible assets continue to be amortized over their useful lives. Noncompete agreements are being amortized using the straight-line method over the lives of the agreements, either five or ten years. Distribution agreements deemed to have definite lives are being amortized using the straight-line method over the lives of the agreements, ranging from three months to eight years. A program supply agreement will be amortized using the straight-line method over the life of the agreement, which is ten years. Copyright defense, registration and/or renewal costs are being amortized using the straight-line method over 15 years. The noncompete agreements, program supply agreement and copyright costs are all included in "Other noncurrent assets."

        During the first quarter of 2002, we completed the required transitional impairment tests for goodwill and indefinite-lived intangible assets, which did not result in an impairment charge. Deferred tax liabilities related to these assets with indefinite lives will now be realized only if there is a disposition or an impairment of the value of these intangible assets. We currently have NOLs available to offset deferred tax liabilities realized within the NOL carryforward period. However, we cannot be certain that NOLs will be available when the deferred tax liabilities related to these intangible assets are realized. Therefore, in the current year, we recorded a noncash income tax provision of $7.1 million for these deferred tax liabilities, which included $5.8 million related to a cumulative effect of accounting change.

        The following table represents the pro forma effects as if we had adopted Statement 142 as of January 1, 2000 (in thousands, except per share amounts):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net Loss
As reported	$(17,135)	$(33,541)	$(47,626)
Amortization of goodwill and indefinite-lived intangible assets (net of tax)	—	5,762	5,632
Income tax benefit (expense)	5,293	(17)	(6,431)

Pro forma	$(11,842)	$(27,796)	$(48,425)

Basic and diluted earnings per common share
As reported	$(0.67)	$(1.37)	$(1.96)
Pro forma	$(0.46)	$(1.14)	$(2.00)

        As a result of the restructuring of the ownership of PTVI in December 2002, we acquired definite-lived distribution agreements of $3.4 million with a weighted average life of approximately four years and a definite-lived program supply agreement of $3.2 million with a life of ten years. The weighted average life of the aggregate of the definite-lived intangible assets acquired was approximately seven years. We also acquired indefinite-lived distribution agreements of $9.0 million, which will not be amortized but will be subject to the annual impairment testing.

        Amortized intangible assets consisted of the following (in thousands):

	December 31, 2002			December 31, 2001
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Noncompete agreements	$14,000	$9,368	$4,632	$14,000	$6,697	$7,303
Distribution agreements	10,893	6,598	4,295	7,500	2,199	5,301
Program supply agreement	3,226	—	3,226	—	—	—
Copyrights	2,156	592	1,564	2,183	449	1,734

Total amortized intangible assets	$30,275	$16,558	$13,717	$23,683	$9,345	$14,338

        At December 31, 2002 and 2001, our indefinite-lived intangible assets not subject to amortization included goodwill of $111.9 million and $112.3 million, respectively, and trademarks of $55.2 million and $52.2 million, respectively. Also, of the $34.3 million and $26.3 million of distribution agreements on our Consolidated Balance Sheets at December 31, 2002 and 2001, $30.0 million and $21.0 million, respectively, are indefinite-lived.

        At December 31, 2002 and 2001, goodwill by reportable segment was $111.4 million and $111.8 million, respectively, for the Entertainment Group and $0.5 million for both periods for the Playboy Online Group. The decrease in the Entertainment Group's goodwill was due to adjustments made to the initial estimate of goodwill associated with the Califa acquisition in July 2001.

        At October 1, 2002, we completed our annual impairment testing of goodwill and indefinite-lived intangible assets and determined that no impairment exists.

        The aggregate amortization expense for intangible assets for 2002, 2001 and 2000 was $7.2 million, $10.6 million and $8.1 million, respectively. Amortization expense related to intangible assets with definite lives is expected to total approximately $5.3 million, $2.1 million, $1.5 million, $1.2 million and $0.9 million for each of the next five years, respectively.

        Derivative financial instruments:    Effective January 1, 2001, we adopted Statement 133, Accounting for Derivative Instruments and Hedging Activities as amended by Statement 138, which require all derivative instruments to be recognized as either assets or liabilities on the balance sheet at fair value regardless of the purpose or intent for holding the derivative instrument. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of relationship.

        We formally document all relationships between hedging instruments and hedged items, as well as our risk management objectives and strategies for undertaking various hedge transactions. We have derivative instruments that have been designated and qualify as cash flow hedges, which are entered into in order to hedge the variability of cash flows to be paid related to a recognized liability and cash flows to be received related to forecasted royalty revenues. In 2001, we entered into an interest rate swap agreement that was scheduled to mature in May 2003 that effectively converted $45.0 million of our floating rate debt to fixed rate debt, thus reducing the impact of interest rate changes on future interest expense. In addition, to protect against the reduction in value of foreign currency cash flows, we hedge portions of our forecasted royalty revenues denominated in foreign currencies, primarily Japanese yen and the Euro, with forward contracts. We hedge these royalties for periods not exceeding 12 months. At December 31, 2002 and 2001, the fair value and carrying value of our interest rate swap was a liability of approximately $0.6 million and $1.2 million, respectively, recorded in "Other liabilities and accrued expenses." The fair value and carrying value of our forward contracts were not material. Since these derivative instruments are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative instruments is being deferred and reported as a component of "Accumulated other comprehensive loss" and is reclassified into earnings in the same line item where the related interest expense or royalty revenue is recognized into earnings.

        At December 31, 2002 and 2001, we had net unrealized losses totaling $0.7 million and $1.2 million, respectively, in "Accumulated other comprehensive loss," which represents the effective portion of changes in fair value of the cash flow hedges. During 2002 and 2001, we reclassified $1.5 million and $0.2 million, respectively, of net losses from "Accumulated other comprehensive loss" to the Consolidated Statements of Operations, which were offset by net gains on the items being hedged. In 2002 and 2001, there were no amounts included in earnings related to hedging ineffectiveness. We expect the amount reclassified from "Accumulated other comprehensive loss" to earnings within the next 12 months to be losses of approximately $0.7 million.

        We also used interest rate swap agreements and forward contracts for hedging purposes prior to 2001 and the adoption of Statement 133. For interest rate swaps, the differential to be paid or received was accrued monthly as an adjustment to interest expense. For forward contracts, gains and losses were recorded in operating results as part of, and concurrent with, the hedged transaction.

        Earnings per common share:    We report both basic and diluted EPS amounts. Basic EPS is computed by dividing net income (loss) applicable to common shares by the weighted average number of common shares outstanding during the period. Diluted EPS adjusts basic EPS for the dilutive effects of stock options and other potentially dilutive financial instruments. See Note (G) Earnings per Common Share.

        Equity in operations of PTVI and other:    Prior to the restructuring of the ownership of PTVI, the equity method was used to account for our 19.9% interest in the common stock of PTVI due to our ability to exercise significant influence over PTVI's operating and financial policies. Equity in operations of PTVI included our 19.9% interest in the results of PTVI, the elimination of unrealized profits of certain transactions between us and PTVI and gains related to the transfer of certain assets to PTVI.

        Minority interest:    In 2001, one of our subsidiaries, Playboy.com, converted three promissory notes, together with accrued and unpaid interest thereon, into shares of Playboy.com's Series A Preferred Stock. As part of consolidation, included in "Minority interest" and "Other noncurrent liabilities" is the accretion of dividends payable and professional fees related to the preferred stock. Also included in "Other noncurrent liabilities" is minority interest associated with the preferred stock. As part of the restructuring of the ownership of PTVI, Claxson agreed to return its shares of the preferred stock. Additionally, in 2001, we sold a majority of our interest in VIPress, publisher of the Polish edition of Playboy magazine. Prior to the sale, the financial statements of VIPress were included in our financial statements, along with the related minority interest.

        Foreign currency translation:    Assets and liabilities in foreign currencies related to our international TV foreign operations and VIPress, prior to its sale in 2001, were translated into U.S. dollars at the exchange rate existing at the balance sheet date. The net exchange differences resulting from these translations were included in "Accumulated other comprehensive loss." Revenues and expenses were translated at average rates for the period. In addition, prior to the restructuring of the ownership of PTVI, we recorded our 19.9% interest in its foreign currency translation amounts.

(B) ACQUISITION

        In July 2001, we acquired The Hot Network and The Hot Zone networks, together with the related television assets of Califa. In addition, we acquired the Vivid TV network, now operated as Spice Platinum, and the related television assets of VODI, a separate entity owned by the sellers. The addition of these networks into our television networks portfolio enables us to offer a wider range of adult programming. We accounted for the acquisition under the purchase method of accounting and, accordingly, the results of these networks since the acquisition date have been included in our Consolidated Statements of Operations. In connection with the acquisition and purchase price allocations, the Entertainment Group recorded goodwill of $27.4 million which is deductible over 15 years for income tax purposes. The purchase price was recorded at its net present value and is reported in the Consolidated Balance Sheets as components of current and noncurrent "Acquisition liabilities."

        Subject to the provisions of Statement 141, Business Combinations, we recorded $30.8 million of intangible assets separate from goodwill. We recorded $28.5 million for distribution agreements and $2.3 million for noncompete agreements. All of the noncompete agreements and $7.5 million of the distribution agreements are being amortized over approximately eight and two years, respectively, the weighted average lives of these agreements. Distribution agreements totaling $21.0 million were deemed to have indefinite lives and are not subject to amortization under Statement 142, Goodwill and Other Intangible Assets.

        The total consideration for the acquisition was $70.0 million and is required to be paid in installments over a ten-year period ending in 2011. The nominal consideration for Califa's assets was $28.3 million. We also assumed the obligations of Califa related to a note payable and noncompete liability. The nominal consideration for VODI's assets was $41.7 million. We are obligated to pay up to an additional $12.0 million in consideration should the acquired assets achieve specified financial performance targets.

        We may accelerate all or any portion of the remaining unpaid purchase price, but only by making the accelerated payments in cash, at a discount rate to be mutually agreed upon by the parties in good-faith negotiations. However, if the parties are unable to agree on the discount rate, we may, at our sole discretion, elect to accelerate the payment at a 10% discount rate if we choose to accelerate beginning on the 19th month following the closing and until the 36th month following the closing, or at a 12% discount after the 36th month following the closing.

        The Califa acquisition agreement gave us the option of paying up to $71 million of the scheduled payments in cash or Class B stock. The number of shares, if any, we issue in connection with a particular payment or particular payments is based on the trading prices of the Class B stock surrounding the applicable payment dates. Prior to each scheduled payment of consideration, we must provide the sellers with written notice specifying the portion of the purchase price payment that we intend to pay in cash and the portion in Class B stock. If we notify the sellers that we intend to issue Class B stock, the sellers must elect the portion of the shares that the sellers want us to register under the Securities Act, referred to as the eligible shares. We are then obligated to issue eligible shares registered under the Securities Act. The sellers may sell the eligible shares received during the 90-day period following the date the eligible shares are issued. If we do not get the registration statement relating to the resale of our shares issued in connection with a specified payment effective within the periods set forth in the agreement, we are also obligated to pay the sellers interest on the amount of the payment until the registration statement is declared effective. The interest payment can be paid in cash or shares of Class B stock at our option. For purposes of this discussion, references to eligible shares also include any shares of Class B stock issued to pay any required interest payments, if applicable. The interest rate will vary depending on the length of time required after the applicable payment date to get the registration statement declared effective. The number of eligible shares that may be sold on any day during a selling period is limited under the purchase agreement for the networks. A selling period will be extended if the applicable volume limitations did not permit all of the eligible shares to be sold during that selling period, assuming that the maximum number of shares were sold on each day during the period.

        If the sellers elect to sell eligible shares during the applicable selling period, and the proceeds from the sales of those eligible shares are less than the aggregate value of those eligible shares at the time of their issuance, we have agreed to make the sellers whole for the shortfall by, at our option, (a) paying the shortfall in cash, (b) issuing additional shares of Class B stock in an amount equal to the shortfall, referred to as the make-whole shares, or (c) increasing the next scheduled payment of consideration to the sellers in an amount equal to the shortfall plus interest on the shortfall at a specified interest rate until the next scheduled payment of consideration. The foregoing make-whole mechanism will apply only to the extent the sellers have sold the maximum number of shares they are entitled to sell during the applicable selling period in accordance with the applicable volume limitations.

        We are obligated to issue make-whole shares that are registered under the Securities Act and the sellers are entitled to sell those shares during a 30-day selling period that follows their issuance. Sales of make-whole shares are also subject to volume limitations and the selling periods applicable to make-whole shares will also be extended if the applicable volume limitations did not permit all of the make-whole shares to be sold during the applicable selling period, assuming that the maximum number of shares were sold on each day during the period. If during the applicable selling period for eligible shares or make-whole shares, the sales proceeds exceed the amount of the purchase price payment or the amount of the make-whole payment, the sellers will immediately cease the offering and sale of the remaining eligible shares or make-whole shares, as applicable, and the remaining eligible shares or make-whole shares, as applicable, will be returned promptly to us along with any excess sales proceeds.

        On April 17, 2002, a registration statement for the resale of approximately 1,475,000 shares became effective. These shares were issued in payment of two installments of consideration, which totaled $22.5 million plus $0.3 million of accrued interest. The sellers elected to sell the shares and realized net proceeds from the sale of $19.2 million. As a result, we were required to provide them with a make-whole payment in either cash or Class B stock of approximately $3.6 million, plus interest until the date payment was made.

        At December 31, 2002, the remaining installments of consideration were due as follows (in thousands):

Fiscal Year Ended December 31
2003	$9,500
2004	8,000
2005	8,000
2006	8,000
2007	8,000
2008	1,000
2009	1,000
2010	1,000
2011	750

Total future base payments	45,250

2003	5,000
2004	7,000

Total future performance-based payments	$12,000

        The following unaudited pro forma information presents a summary of our results of operations assuming the acquisition occurred on January 1, 2000 (in thousands, except per share amounts):

	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net revenues	$298,242	$321,438
Loss before cumulative effect of change in accounting principle	(32,835)	(54,997)
Net loss	(37,053)	(55,150)
Basic and diluted EPS
Loss before cumulative effect of change in accounting principle	(1.35)	(2.27)
Net loss	$(1.52)	$(2.28)

        These unaudited pro forma results have been prepared for comparative purposes only. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on January 1, 2000, or of future results of operations.

        The following reflects amounts assigned to assets, excluding goodwill, and liabilities of Califa and VODI at the acquisition date (in thousands):

	Califa	VODI
Current assets	$4,435	$39
Noncurrent assets	29,696	1,150
Current liabilities	$1,699	$99

(C)  RESTRUCTURING OF OWNERSHIP OF INTERNATIONAL TV JOINT VENTURES

        On December 24, 2002, we completed the restructuring of the ownership of our international TV joint ventures with Claxson. The restructuring significantly expanded our ownership of Playboy TV and movie networks outside of the United States and Canada. The Claxson joint ventures originated when PTVI and PTVLA were formed in 1999 and 1996, respectively, as joint ventures between us and Cisneros for the ownership and operation of Playboy TV networks outside of the United States and Canada. In 2001, Claxson succeeded Cisneros as our joint venture partner. Prior to the restructuring transaction, parts of which were effective as of April 1, 2002, PTVI and PTVLA had exclusive rights to create and launch new television networks under the Playboy and Spice brands outside of the United States and Canada, and under specified circumstances, to license programming to third parties. We owned a 19.9% equity interest in PTVI and a 19% equity interest in PTVLA before the restructuring. PTVLA is now our sole remaining joint venture with Claxson.

        Under the terms of the restructuring transaction, we (a) increased from 19.9% to 100% our ownership in PTVI, (b) acquired the 19.9% equity in two Japanese networks previously owned by PTVI, (c) retained our existing 19% ownership in PTVLA, (d) acquired an option to increase our percentage ownership of PTVLA, (e) obtained 100% distribution rights to Playboy TV en Español in the U.S. Hispanic market, (f) restructured our Latin American Internet joint venture with Claxson in favor of revenue share and promotional agreements for our respective Internet businesses in Latin America and (g) received from Claxson its preferred stock ownership in Playboy.com (approximately 3% equity in Playboy.com as if converted).

        Prior to the restructuring transaction, in return for the exclusive international TV rights for the use of the Playboy tradename, film and video library, and for the acquisition of the international rights to the Spice film library, the U.K. and Japan Playboy TV networks and certain international distribution contracts, PTVI was obligated to make total payments of $100.0 million to us, related to the above, over six years, of which $42.5 million had been received prior to the restructuring transaction. The remaining $57.5 million was to be paid to us from 2002 to 2004. We accounted for these revenues from the original sale of assets and the licensing payments on an "as received" basis. In return for our increased ownership in PTVI and the other terms of the restructuring transaction, among other things, (a) we forgave approximately $12.3 million in current programming and other receivables due from PTVI, (b) we will no longer receive the library or output agreement payments that we were scheduled to receive under the original agreement and (c) Claxson is released from its remaining funding obligations to PTVI.

        We accounted for this transaction as an unwinding of the PTVI joint venture and final payment under the original sale of assets and licensing agreement. Accordingly, any assets originally sold by us to PTVI have been recorded at their book values prior to the formation of PTVI. The majority of other PTVI net assets, including identifiable intangible assets created subsequent to PTVI's formation, have been recorded at 80.1% of their fair value as a result of the 80.1% additional ownership in PTVI that we have acquired. The Playboy.com preferred stock surrendered by Claxson has been recorded at its carrying value. The net value received, measured as described above, was $12.8 million. Of this amount, $12.3 million was applied to our current programming and other receivables from PTVI. The remaining $0.5 million was recorded as of the transaction date as the final revenue from the original sale of assets and licensing agreement.

        The following unaudited pro forma information presents a summary of our results of operations assuming the restructuring transaction occurred on January 1, 2001 (in thousands, except per share amounts):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01
Net revenues	$294,446	$301,060
Loss before cumulative effect of change in accounting principle	(19,257)	(43,804)
Net loss	(19,257)	(48,022)
Basic and diluted EPS
Loss before cumulative effect of change in accounting principle	(0.75)	(1.79)
Net loss	$(0.75)	$(1.97)

        These unaudited pro forma results have been prepared for comparative purposes only. They do not purport to be indicative of the results of operations which actually would have resulted had the restructuring transaction occurred on January 1, 2001, or of future results of operations.

        In 2002, 2001 and 2000, we recognized revenues from PTVI of $16.3 million, $17.0 million and $17.0 million, respectively, and pre-tax income, including our equity in the results of PTVI's operations, of $8.4 million, $8.7 million and $10.7 million, respectively. Amounts related to PTVI, prior to the restructuring transaction, are reflected in our Consolidated Balance Sheet as follows (in thousands):

Dec. 31, 2001
Current receivables from related parties	$11,935
Noncurrent receivables from related parties	50,000
Accounts payable to related parties	169
Current deferred revenues from related parties	6,525
Noncurrent deferred revenues from related parties	$44,350

        Summarized financial information for PTVI, which has been derived from its audited financial statements, is presented below (in thousands):

Dec. 31, 2001
Current assets	$15,733
Noncurrent assets	66,473
Current liabilities	19,352
Noncurrent liabilities	$45,700
	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Revenues	$33,669	$28,300
Gross profit	7,648	9,766
Net loss	$(19,455)	$(9,935)

        In calculating our equity in the results of PTVI's operations, the net loss as reported by PTVI was adjusted for the elimination of amortization on the assets acquired by PTVI from us.

(D)  RESTRUCTURING EXPENSES

        In 2002, we announced a Company-wide restructuring initiative in order to reduce our ongoing operating expenses. The restructuring resulted in a workforce reduction of approximately 11%, or 70 positions. In connection with the restructuring, we reported a $5.7 million charge in 2002, of which $2.9 million related to the termination of 53 employees. The remaining positions were eliminated through attrition. The initiative also involved consolidation of our office space in Los Angeles and Chicago, resulting in a charge of $2.8 million. Of the total $5.7 million of costs related to this restructuring plan, approximately $0.4 million was paid by December 31, 2002, with most of the remainder to be paid in 2003 and some payments continuing through 2007.

        In 2001, we implemented a restructuring plan in anticipation of a continuing weak economy. The plan included a reduction in workforce coupled with vacating portions of certain office facilities by combining operations for greater efficiency, refocusing sales and marketing, outsourcing some operations and reducing overhead expenses. Total restructuring charges of $4.6 million were recorded, including a $0.9 million unfavorable adjustment to the previous estimate in 2002 due primarily to a change in sublease assumptions. The restructuring resulted in a workforce reduction of approximately 15%, or 104 positions, through Company-wide layoffs and attrition. Approximately half of these employees were in the Playboy Online Group. Of the $4.6 million charge, $2.6 million related to the termination of 88 employees. The remaining positions were eliminated through attrition. The charge also included $2.0 million related to the excess space in our Chicago and New York offices. Of the total $4.6 million of costs related to this restructuring plan, approximately $3.4 million was paid by December 31, 2002, with most of the remainder to be paid in 2003 and some payments continuing through 2007.

        In 2000, realignment of senior management, coupled with staff reductions, led to a restructuring charge related to the termination of 19 employees, or approximately 3% of the workforce. Total restructuring charges of $3.8 million were recorded, including a $0.1 million unfavorable adjustment to the previous estimate in 2001. Substantially all of the amounts related to this restructuring were paid by December 31, 2002.

(E)  GAIN (LOSS) ON DISPOSALS

        In 2001, we sold a majority of our equity interest in VIPress, publisher of the Polish edition of Playboy magazine. In connection with the sale, we recorded a gain of $0.4 million. Prior to the sale, the financial statements of VIPress were included in our financial statements, along with the related minority interest. Subsequent to the sale, our remaining 20% interest in VIPress was accounted for under the equity method and, as such, our proportionate share of the results of VIPress was included in nonoperating results. In 2002, we sold our remaining 20% interest in VIPress resulting in a gain of $0.4 million. There was no income tax effect attributable to either transaction due to our NOL carryforward position.

        In 2001, we sold our Collectors' Choice Music catalog and related Internet business. In connection with the sale, we recorded a loss of $1.3 million and a related deferred tax benefit of $0.5 million, which was offset by an increase in the valuation allowance.

        In 2000, we sold our Critics' Choice Video catalog and related Internet business and fulfillment and customer service operations. In connection with the sale, we recorded a loss of $3.0 million and a related deferred tax benefit of $0.4 million, which was offset by an increase in the valuation allowance.

(F)  INCOME TAXES

        The income tax provision consisted of the following (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Current:
Federal	$—	$—	$—
State	120	120	388
Foreign	1,362	242	2,889

Total current	1,482	362	3,277

Deferred:
Federal	6,420	576	12,640
State	642	58	310
Foreign	—	—	—

Total deferred	7,062	634	12,950

Total income tax provision	$8,544	996	16,227

        The U.S. statutory tax rate applicable to us for each of 2002, 2001 and 2000 was 35%. The income tax provision differed from a provision computed at the U.S. statutory tax rate as follows (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Statutory rate tax benefit	$(3,007)	$(9,914)	$(10,990)
Increase (decrease) in taxes resulting from:
Foreign income and withholding tax on licensing income	1,362	242	2,889
State income taxes	762	178	698
Nondeductible expenses	345	673	658
Increase in valuation allowance	9,479	9,902	24,142
Tax benefit of foreign taxes paid or accrued	(506)	(85)	(1,013)
Other	109	—	(157)

Total income tax provision	$8,544	$996	$16,227

        Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse.

        In 2000, we reevaluated our valuation allowance for deferred tax assets related to the 2000 net operating loss as well as the NOLs and tax credit carryforwards from prior years. As a result of this review, we increased the valuation allowance, which resulted in noncash federal income tax expense of $24.1 million. The 2001 increase in the valuation allowance was due primarily to the deferred tax asset related to the 2001 net operating loss. Of the 2002 increase in the valuation allowance, $7.1 million was due to the deferred tax treatment of certain acquired intangibles as a result of the adoption of Statement 142, Goodwill and Other Intangible Assets, and the remainder was primarily due to the deferred tax asset related to the 2002 net operating loss.

        The significant components of our deferred tax assets and deferred tax liabilities at December 31, 2001 and 2002 are presented below (in thousands):

	Dec. 31, 2001	Net Change	Dec. 31, 2002
Deferred tax assets:
NOLs	$26,477	$(598)	$25,879
Capital loss carryforwards	8,024	2,553	10,577
Tax credit carryforwards	10,701	313	11,014
Temporary difference related to PTVI	9,158	5,856	15,014
Other deductible temporary differences	18,092	1,761	19,853

Total deferred tax assets	72,452	9,885	82,337
Valuation allowance	(54,588)	(14,558)	(69,146)

Deferred tax assets	17,864	(4,673)	13,191

Deferred tax liabilities:
Deferred subscription acquisition costs	(5,570)	(130)	(5,700)
Intangible assets	(11,556)	(4,918)	(16,474)
Other taxable temporary differences	(6,051)	2,659	(3,392)

Deferred tax liabilities	(23,177)	(2,389)	(25,566)

Net deferred tax liabilities	$(5,313)	$(7,062)	$(12,375)

        At December 31, 2002, we had NOLs of $73.9 million expiring from 2009 through 2021. We had capital loss carryforwards of $30.2 million expiring from 2004 through 2007. In addition, foreign tax credit carryforwards of $9.9 million and minimum tax credit carryforwards of $1.1 million are available to reduce future U.S. federal income taxes. The foreign tax credit carryforwards expire in 2003 through 2007, and the minimum tax credit carryforwards have no expiration date.

(G)  EARNINGS PER COMMON SHARE

        The following table represents the approximate number of shares related to options to purchase our Class A and Class B common stock and Class B restricted stock awards that were outstanding which were not included in the computation of diluted EPS as the inclusion of these shares would have been antidilutive (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Stock options	2,670	2,245	2,040
Restricted stock awards	250	245	270

Total	2,920	2,490	2,310

        As a result, the weighted average number of basic and diluted common shares outstanding for 2002, 2001 and 2000 were equivalent.

(H)  FINANCIAL INSTRUMENTS

        Fair Value:    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For cash and cash equivalents, receivables, certain other current assets, current maturities of long-term debt and short-term debt, the amounts reported approximated fair value due to their short-term nature. For long-term debt related to our former credit agreement, the amount reported approximated fair value as the interest rate on the debt was generally reset every quarter to reflect current rates. For the interest rate swap agreement, based on the fair value, $0.6 million and $1.2 million reflected the estimated amounts that we would have expected to pay if we had terminated the agreement at December 31, 2002 and 2001, respectively. For related party long-term debt, the amount reported approximated fair value due to no significant change in market conditions since December 17, 2001, when the note was issued. For foreign currency forward contracts, the fair value was estimated using quoted market prices established by financial institutions for comparable instruments, which approximated the contracts' values.

        Concentrations of Credit Risk:    Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers and segments from which our products are sold. At December 31, 2001, we had receivables from PTVI of $61.9 million, of which $50.0 million represented the noncurrent portion of the receivable. Prior to the December 2002 restructuring of the ownership of our international TV joint ventures, PTVI's ability to finance its operations, including making library license and programming output payments to us, depended principally on the ability of Claxson, our previous PTVI joint venture partner, and also us to make capital contributions. As a result of the restructuring, our receivables exposure related to Claxson has been reduced to $1.3 million in current receivables at December 31, 2002.

(I)  MARKETABLE SECURITIES

        Marketable securities, primarily purchased in connection with our deferred compensation plans, consisted of the following (in thousands):

	Dec. 31, 2002	Dec. 31, 2001
Cost of marketable securities	$3,759	$3,709
Gross unrealized holding gains	—	10
Gross unrealized holding losses	(1,082)	(537)

Fair value of marketable securities	$2,677	$3,182

        There were no proceeds from the sale of marketable securities for 2002, 2001 and 2000, respectively, and therefore no gains or losses were realized. Included in "Total other comprehensive income (loss)" for 2002, 2001 and 2000 were net unrealized holding losses of $0.6 million, $0.4 million and $0.5 million, respectively.

(J)  INVENTORIES, NET

        Inventories, net, consisted of the following (in thousands):

	Dec. 31, 2002	Dec. 31, 2001
Paper	$2,470	$3,764
Editorial and other prepublication costs	5,992	7,565
Merchandise finished goods	2,036	2,633

Total inventories, net	$10,498	$13,962

(K)  ADVERTISING COSTS

        At December 31, 2002 and 2001, advertising costs of $6.7 million and $6.8 million, respectively, were deferred and included in "Deferred subscription acquisition costs" and "Other current assets." For 2002, 2001 and 2000, our advertising expense was $31.4 million, $35.5 million and $42.7 million, respectively.

(L)  PROPERTY AND EQUIPMENT, NET

        Property and equipment, net, consisted of the following (in thousands):

	Dec. 31, 2002	Dec. 31, 2001
Land	$292	$292
Buildings and improvements	8,624	8,623
Furniture and equipment	18,353	16,289
Leasehold improvements	8,616	9,927
Software	7,515	5,918

Total property and equipment	43,400	41,049
Accumulated depreciation	(31,684)	(30,300)

Total property and equipment, net	$11,716	$10,749

(M)  PROGRAMMING COSTS, NET

        In 2001, we adopted SOP 00-2, Accounting by Producers or Distributors of Films, which established new accounting and reporting standards. Programming costs, net, consisted of the following (in thousands):

	Dec. 31, 2002	Dec. 31, 2001
Released, less amortization	$41,935	$47,198
Completed, not yet released	7,714	4,815
In process	2,698	4,200

Total programming costs, net	$52,347	$56,213

        Based on management's estimate of future total gross revenues at December 31, 2002, approximately 52% of the completed original programming costs are expected to be amortized during 2003. Approximately all of the released original programming costs are expected to be amortized during the next three years. Additionally, at December 31, 2002, we had $15.4 million of film acquisition costs. Film acquisition costs assigned to domestic markets are amortized principally using the straight-line method over the license term, generally three years or less, while those assigned to the international TV market were fully amortized upon availability to PTVI.

(N)  FINANCING OBLIGATIONS

        Financing obligations consisted of the following (in thousands):

	Dec. 31, 2002	Dec. 31, 2001
Short-term financing obligations to related parties:
Promissory note, interest at 10.50%	$—	$5,000
Promissory note, interest at 12.00%	—	5,000
Promissory note, interest at 8.00%	17,235	5,000

Total short-term financing obligations to related parties	$17,235	$15,000

Long-term financing obligations:
Tranche A term loan, interest at 4.42% and 5.11% at December 31, 2002 and 2001, respectively	$7,232	$12,136
Tranche B term loan, weighted average interest of 5.67% and 6.37% at December 31, 2002 and 2001, respectively	55,285	58,942
Revolving credit facility, weighted average interest of 6.25% and 6.05% at December 31, 2002 and 2001, respectively	2,750	10,500

Total long-term financing obligations	65,267	81,578
Less current maturities	(6,402)	(8,561)

Long-term financing obligations	$58,865	$73,017

Long-term financing obligations to related parties:
Promissory note, interest at 9.00%	$10,000	$5,000

        At December 31, 2002, the aggregate minimum amount of all long-term debt payable under our former credit facility, excluding the revolving credit facility, was approximately $6.4 million, $22.2 million, $27.3 million and $16.6 million during 2003, 2004, 2005 and 2006, respectively.

Debt Financings

        At December 31, 2002, our credit facility totaled $97.5 million, comprised of $62.5 million of term loans and a $35.0 million revolving credit facility. At December 31, 2002, $2.8 million of borrowings and $3.9 million in letters of credit were outstanding under the revolving credit facility. In January 2003, an additional $6.0 million letter of credit was issued under the facility as collateral for a supersedeas bond, which was issued in connection with our appeal of the verdict in the Gongora lawsuit. See Note (P) Commitments and Contingencies. A second letter of credit in the amount of $1.7 million was also issued in January 2003 as collateral for the supersedeas bond, but was not provided under the credit facility. As a result, we cash collateralized the $1.7 million letter of credit with the issuing bank.

        The credit facility provided that outstanding borrowings carry interest at rates equal to specified index rates plus margins that fluctuated based on our leverage ratio. The term loans consisted of two tranches, Tranche A and Tranche B, which carried margins of 3.00% and 4.25%, respectively, over LIBOR. We were assessed a 0.5% commitment fee on the unused portion of the revolving credit facility. The term loans began amortizing quarterly on March 31, 2001. The Tranche A term loan and the revolving credit facility were scheduled to mature on March 15, 2004 and the Tranche B term loan was scheduled to mature on March 15, 2006, prior to the new debt financings discussed below.

        On March 11, 2003, we completed the private offering of $115.0 million in aggregate principal amount of senior secured notes through one of our wholly-owned subsidiaries, PEI Holdings, Inc. ("Holdings"). The notes mature on March 15, 2010 and bear interest at the rate of 11.00% per annum, with interest payable on March 15th and September 15th of each year, beginning September 15, 2003.

        The notes are guaranteed on a senior secured basis by us and by substantially all of our domestic subsidiaries, referred to as the guarantors, excluding Playboy.com and its subsidiaries. The notes and the guarantees rank equally in right of payment with our and the guarantors' other existing and future senior debt. The notes and the guarantees are secured by a first-priority lien on our and each guarantor's trademarks, referred to as the primary collateral, and by a second-priority lien, junior to a lien for the benefit of the lenders under the new credit facility, on (a) 100% of the stock of substantially all of our domestic subsidiaries, excluding the subsidiaries of Playboy.com, (b) 65% of the capital stock of substantially all of our indirect first-tier foreign subsidiaries, (c) substantially all of our and each guarantor's domestic personal property, excluding the primary collateral and (d) the Playboy Mansion, or collectively, the secondary collateral.

        On March 11, 2003, we used $73.3 million of the notes proceeds to repay $73.0 million in outstanding principal and $0.3 million in accrued interest and fees on our credit facility. Effective with this repayment, the credit facility was terminated. In connection with the termination of the credit facility, we also terminated our existing interest rate swap agreement for $0.4 million, which was scheduled to mature in May 2003. On March 14, 2003, we paid $17.3 million to the Califa principals in satisfaction of substantially all of our 2003 payment obligations. The remaining $24.0 million of notes proceeds will provide liquidity for general corporate purposes and be used to pay fees and expenses associated with the notes offering.

        On March 11, 2003, Holdings also entered into a new revolving credit facility, pursuant to which we are permitted to borrow up to $20.0 million in revolving borrowings, letters of credit or a combination thereof. For purposes of calculating interest, revolving loans made under the new credit facility will be designated at either IBOR plus a borrowing margin based on our adjusted EBITDA or, in certain circumstances, at a base rate plus a borrowing margin based on our adjusted EBITDA. Letters of credit issued under the new credit facility bear fees at IBOR plus a borrowing margin based on our adjusted EBITDA. All amounts outstanding under the new credit facility will mature on March 11, 2006. At March 27, 2003, there were no borrowings outstanding under the new credit facility, but the $9.9 million of letters of credit that had been outstanding under the former credit facility, plus the $1.7 million letter of credit outstanding outside the former credit facility, were canceled and reissued under the new credit facility, for a total of $11.6 million in letters of credit outstanding. Our obligations under the new credit facility are guaranteed by us and each of the guarantors of the notes. The obligations of us and each of the guarantors under the new credit facility are secured by a first-priority lien on the secondary collateral and a second-priority lien on the primary collateral.

Financing from Related Party

        The former credit facility contained a maximum funding limitation which restricted the amount of funding we could provide to Playboy.com. As a result, Playboy.com issued Series A Preferred Stock and promissory notes to Mr. Hefner, as discussed in more detail below, which have provided Playboy.com most of its required liquidity since 2000. Under the terms of the senior secured notes and the new credit facility, our ability to invest in Playboy.com is no longer limited.

        In 2001, in connection with a private placement of its preferred stock, Playboy.com converted three $5.0 million convertible promissory notes, together with accrued and unpaid interest thereon, into shares of

Playboy.com's Series A Preferred Stock. Mr. Hefner was the holder of one of these notes. Playboy.com's Series A Preferred Stock is convertible into Playboy.com common stock (initially on a one-for-one basis) and is redeemable by Playboy.com after the fifth anniversary of the date of its issuance at the option of the holder. In addition, in the event that a holder elects to cause Playboy.com to redeem Playboy.com's Series A Preferred Stock at any time after the fifth anniversary of the date of its issuance and before the 180th day thereafter, and Playboy.com is not able to, or does not, satisfy such obligation, in cash or stock, we have agreed that we will redeem all or part of the shares in lieu of redemption by Playboy.com, either in cash, shares of our Class B stock or any combination thereof at our option. As part of the ownership restructuring of PTVI, Claxson agreed to return its shares of Playboy.com Series A Preferred Stock, which leaves only Mr. Hefner and one unaffiliated investor as minority shareholders of Playboy.com.

        In connection with the sale of the senior secured notes, we restructured the outstanding indebtedness of Playboy.com owed to Mr. Hefner. In its review of the Hefner debt restructuring, our Board of Directors appointed a special committee of independent directors to evaluate, negotiate and determine the terms on behalf of us. The special committee approved the Hefner debt restructuring on the terms described below and recommended to the full Board of Directors that it approve the restructuring on those terms, which it did. In connection with their respective approvals, the special committee and our Board of Directors received an opinion from an independent financial advisor of national standing retained by the special committee to the effect that the Hefner debt restructuring was fair to us from a financial point of view.

        At December 31, 2002 and at the time of the Hefner debt restructuring, Playboy.com had an aggregate of $27.2 million of outstanding indebtedness to Mr. Hefner in the form of three promissory notes. Upon the closing of the senior secured notes offering on March 11, 2003, Playboy.com's debt to Mr. Hefner was restructured in the following manner. A $10.0 million promissory note payable by Playboy.com to Mr. Hefner was extinguished in exchange for shares of Holdings Series A Preferred Stock with an aggregate stated value of $10.0 million. We are required to exchange the Holdings Series A Preferred Stock for shares of our Class B stock. The two other promissory notes payable by Playboy.com to Mr. Hefner, in a combined principal amount of $17.2 million plus interest, were extinguished in exchange for $0.5 million in cash and shares of Holdings Series B Preferred Stock with an aggregate stated value of $17.2 million. We are required to exchange the Holdings Series B Preferred Stock for shares of Playboy Preferred Stock.

        In order to issue the Playboy Preferred Stock, our certificate of incorporation must be amended to authorize the issuance, which we refer to as the certificate amendment. In accordance with applicable law, Mr. Hefner, the holder of more than a majority of our outstanding Class A voting common stock, has approved the certificate amendment by written consent. Under federal securities laws, the certificate amendment cannot become effective prior to the 20th calendar day following the mailing to our stockholders of an information statement that complies with applicable SEC rules. The Holdings Series A Preferred Stock will be mandatorily exchanged for our Class B stock and the Holdings Series B Preferred Stock will be mandatorily exchanged for Playboy Preferred Stock as soon as practicable following the effectiveness of the certificate amendment.

        Holdings will be required to redeem the Holdings Series A Preferred Stock in September 2010, unless exchanged earlier for our Class B stock, and the Holdings Series A Preferred Stock will pay an annual dividend of 8.00%, payable semi-annually. The dividend will be payable in cash, provided that if the exchange of the Holdings Series A Preferred Stock for shares of our Class B stock has not occurred prior to the 90th day following the original issuance of the Holdings Series A Preferred Stock, dividends accruing after that date will be paid through the issuance of additional shares of Holdings Series A Preferred Stock. The number of shares of Class B stock issued in the exchange would be determined by dividing (a) the sum of the aggregate stated value of the then outstanding shares of Holdings Series A Preferred Stock and the amount of accrued and unpaid dividends by (b) the weighted average closing price of our Class B stock during the 90-day period prior to the date of the certificate amendment.

        Holdings will be required to redeem the Holdings Series B Preferred Stock in September 2010, unless exchanged earlier for Playboy Preferred Stock, and the Holdings Series B Preferred stock will pay an annual cash dividend of 8.00%, payable semi-annually. Each share of Holdings Series B Preferred Stock will be exchanged for one share of Playboy Preferred Stock plus an amount equal to any accrued but unpaid dividends. The Playboy Preferred Stock to be issued in exchange for the Holdings Series B Preferred Stock will have the same terms as the Holdings Series B Preferred Stock, except that it will be convertible at the option of the holder into shares of our Class B stock at a conversion price equal to 125% of the weighted average closing price of our Class B stock over the 90-day period prior to the exchange of Holdings Series B Preferred Stock for Playboy Preferred Stock. After the date that is three years after the date the Playboy Preferred Stock is issued, if at any time the weighted average closing price of our Class B stock for 15 consecutive trading days equals or exceeds 150% of the conversion price, we will have the option, by delivering a written notice to holders of shares of Playboy Preferred Stock, to convert any or all shares of Playboy Preferred Stock into the number of shares of Class B stock determined by dividing (a) the sum of the aggregate stated value of such Playboy Preferred Stock and the amount of accrued and unpaid dividends by (b) the conversion price.

        On September 15, 2010, we will be required to redeem all shares of Playboy Preferred Stock that are then outstanding at a redemption price equal to $10,000 per share plus the amount of accrued and unpaid dividends. The final redemption price may be paid, at our option, in either cash or shares of our Class B stock or any combination of cash and shares of Class B stock. If we elect to pay the final redemption price in shares of our Class B stock, the number of such shares to which a holder of shares of Playboy Preferred Stock will be entitled will be determined by dividing (a) the sum of the aggregate stated value of such Playboy Preferred Stock and the amount of accrued and unpaid dividends by (b) the weighted average closing price of our Class B stock over the 90-day period prior to September 15, 2010.

(O)  BENEFIT PLANS

        Our Employees Investment Savings Plan is a defined contribution plan consisting of two components, a profit sharing plan and a 401(k) plan. The profit sharing plan covers all employees who have completed 12 months of service of at least 1,000 hours. Our discretionary contribution to the profit sharing plan is distributed to each eligible employee's account in an amount equal to the ratio of each eligible employee's compensation, subject to Internal Revenue Service limitations, to the total compensation paid to all such employees. Contributions for 2002, 2001 and 2000 were $0.5 million, $0.5 million and $0.7 million, respectively.

        All employees are eligible to participate in the 401(k) plan upon the date of hire. We offer several mutual fund investment options. The purchase of our stock is not an option. We make matching contributions to the 401(k) plan based on each participating employee's contributions and eligible compensation. Our matching contributions for 2002, 2001 and 2000 related to this plan were $1.1 million, $1.2 million and $1.3 million, respectively.

        We have two nonqualified deferred compensation plans, which permit certain employees and all nonemployee directors to annually elect to defer a portion of their compensation. A match is provided to employees who participate in the deferred compensation plan, at a certain specified minimum level, and whose annual eligible earnings exceed the salary limitation contained in the 401(k) plan. All amounts deferred and earnings credited under these plans are 100% immediately vested and are general unsecured obligations. Such obligations totaled $3.4 million and $3.9 million at December 31, 2002 and 2001, respectively, and are included in "Other noncurrent liabilities."

        We have an Employee Stock Purchase Plan to provide substantially all regular full- and part-time employees an opportunity to purchase shares of our Class B stock through payroll deductions. The funds are withheld and then used to acquire stock on the last trading day of each quarter, based on the closing price less a 15% discount. At December 31, 2002, a total of approximately 40,000 shares of Class B stock were available for future purchases under this plan.

(P)  COMMITMENTS AND CONTINGENCIES

        Our principal lease commitments are for office space, operations facilities and furniture and equipment. Some of these leases contain renewal or end-of-lease purchase options. Our restructuring initiatives in 2002 and 2001 included the consolidation of our office space in our Chicago, New York and Los Angeles locations. In our restructuring efforts, we have subleased a portion of our excess office space, and expect to sublease our remaining excess office space. See Note (D) Restructuring Expenses.

        Rent expense was as follows (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Minimum rent expense	$11,343	$15,406	$15,165
Sublease income	(1,036)	(1,372)	(395)

Net rent expense	$10,307	$14,034	$14,770

        There was no contingent rent expense in any of these periods. The minimum commitments at December 31, 2002, under operating leases with initial or remaining noncancelable terms in excess of one year, were as follows (in thousands):

Fiscal Year Ended December 31	Operating Leases
2003	$10,487
2004	9,513
2005	7,316
2006	6,948
2007	6,225
Later years	35,139
Less minimum sublease income	(4,702)

Net minimum lease commitments	$70,926

        Our entertainment programming is delivered to DTH and cable operators through communications satellite transponders. We currently have two transponder service agreements related to our domestic networks, the terms of which currently extend through 2010 and 2015. We also have two international transponder service agreements as a result of the December 2002 restructuring of the ownership of PTVI, both of which expire in 2004. At December 31, 2002, future commitments related to these four agreements were $4.6 million, $4.2 million, $3.5 million, $3.5 million and $3.5 million for 2003, 2004, 2005, 2006 and 2007, respectively, and $16.7 million thereafter. These service agreements contain protections typical in the industry against transponder failure, including access to spare transponders, and conditions under which our access may be denied. Major limitations on our access to DTH or cable systems or satellite transponder capacity could materially adversely affect our operating performance. There have been no instances in which we have been denied access to transponder service.

        On February 17, 1998, Gongora filed suit in state court in Hidalgo County, Texas against the Editorial Defendants and us. In the complaint, Gongora alleged that he was injured as a result of the termination of the License Agreement between us and EC for the publication of the Mexican Edition. We terminated the License Agreement on or about January 29, 1998 due to EC's failure to pay royalties and other amounts due us under the License Agreement. On February 18, 1998, the Editorial Defendants filed a cross-claim against us. Gongora alleged that in December 1996 he entered into an oral agreement with the Editorial Defendants to solicit advertising for the Mexican Edition to be distributed in the United States. The basis of GSI's cross- claim was that it was the assignee of EC's right to distribute the Mexican Edition in the United States and other Spanish-speaking Latin American countries outside of Mexico. On May 31, 2002, a jury returned a verdict against us in the amount of $4.4 million. Under the verdict, Gongora was awarded no damages. GSI and EC were awarded $4.1 million in out-of-pocket expenses and $0.3 million for lost profits, respectively, even though the jury found that EC had failed to comply with the terms of the License Agreement. On October 24, 2002, the trial court signed a judgment against us for $4.4 million plus pre- and post-judgment interest and costs. On November 22, 2002, we filed post-judgment motions challenging the judgment in the trial court. The trial court overruled those motions and we are vigorously pursuing an appeal with the State Appellate Court sitting in Corpus Christi challenging the verdict. We have posted a bond in the amount of approximately $7.7 million (which represents the amount of the judgment, costs and estimated pre- and post-judgment interest) in connection with the appeal. We, on advice of legal counsel, believe that it is not probable that a material judgment against us will be sustained. In accordance with Statement 5, Accounting for Contingencies, no liability has been accrued.

        On May 17, 2001, Logix, D. Keith Howington and Anne Howington filed suit in state court in Los Angeles County Superior Court in California against Spice, EMI, Directrix, Colorado Satellite Broadcasting, Inc., New Frontier Media, Inc., J. Roger Faherty, Donald McDonald, Jr. and Judy Savar. On February 8, 2002, plaintiffs amended the complaint and added as a defendant Playboy, which acquired Spice in 1999. The complaint alleged 11 contract and tort causes of action arising principally out of a January 18, 1997 agreement between EMI and Logix in which EMI agreed to purchase certain explicit television channels broadcast over C-band satellite. The complaint further seeks damages from Spice based on Spice's alleged failure to provide transponder and uplink services to Logix. Playboy and Spice filed a motion to dismiss plaintiffs' complaint. The court sustained Playboy's motion as to plaintiffs' fraud and conspiracy claims, but not as to plaintiffs' claims of tortious interference with contract and imposition of constructive trust and granted plaintiffs leave to amend. On June 10, 2002, plaintiffs filed their first amended complaint. In the first amended complaint, plaintiffs allege that the various defendants, including Playboy and Spice, were alter egos of each other. The complaint purports to seek unspecified damages in excess of $10 million. On May 31, 2002, Directrix filed for bankruptcy and on July 8, 2002, Directrix removed the action to the Central District of California Bankruptcy Court. On July 10, 2002, Playboy and Spice filed motions to dismiss in the Bankruptcy Court. The case was subsequently remanded to state court on October 31, 2002. Discovery has only very recently resumed in the action. Playboy and Spice filed motions to dismiss the first amended complaint on December 6, 2002. A hearing on the motions took place on February 5, 2003, and we are awaiting a decision. We intend to vigorously defend against these claims and we believe we have good defenses to them. At this preliminary point in the action, however, it is not possible to determine if there is any potential liability or whether any liability may be material or is likely.

        On September 26, 2002, Directrix filed suit in the U.S. Bankruptcy Court in the Southern District of New York against Playboy Entertainment Group, Inc. In the complaint, Directrix alleged that it was injured as a result of the termination of a Master Services Agreement under which Directrix was to perform services relating to the distribution, production and post production of our cable networks and a sublease agreement under which Directrix would have subleased office, technical and studio space at our Los Angeles, California production facility. Directrix also alleged that we breached an agreement under which Directrix had the right to transmit and broadcast certain versions of films through C-band satellite, commonly known as the TVRO market, and Internet distribution. On November 15, 2002, we filed an answer denying Directrix's allegations and filed counterclaims against Directrix seeking damages in connection with the Sublease Agreement and Directrix's breach of the Master Services Agreement. On January 7, 2003, Directrix moved to dismiss one of our counterclaims. Both sides have commenced discovery. We intend to vigorously defend ourselves against Directrix's claims. We believe the claims are without merit and that we have good defenses against them. We believe it is not probable that a material judgment against us will result.

(Q)   STOCK PLANS

        We have various stock plans for key employees and nonemployee directors which provide for the grant of nonqualified and incentive stock options and shares of restricted stock, deferred stock and other performance-based equity awards. The exercise price of options granted equals or exceeds the fair value at the grant date. In general, options become exercisable over a two- to four-year period from the grant date and expire ten years from the grant date. Restricted stock awards provide for the issuance of Class B stock subject to restrictions that lapse if we meet specified operating income objectives pertaining to a fiscal year. Vesting requirements for certain restricted stock awards lapse automatically, regardless of whether or not we have achieved those objectives, generally ten years from the award date. In addition, one of the plans pertaining to nonemployee directors also allows for the issuance of Class B stock as awards and payment for annual retainers and meeting fees.

        At December 31, 2002, a total of 449,855 shares of Class B stock were available for future grants under the various stock plans combined. Stock option transactions are summarized as follows:

			Weighted Average Exercise Price
	Shares
Stock Options Outstanding
	Class A	Class B	Class A	Class B
Outstanding at December 31, 1999	5,000	1,835,500	$7.38	$17.91
Granted	—	367,500	—	21.42
Exercised	—	(109,335)	—	10.44
Canceled	—	(252,250)	—	20.33

Outstanding at December 31, 2000	5,000	1,841,415	7.38	18.72
Granted	—	537,000	—	12.28
Exercised	(5,000)	(235,779)	7.38	8.27
Canceled		(77,500)	—	16.77

Outstanding at December 31, 2001	—	2,065,136	—	18.31
Granted	—	781,250	—	14.91
Exercised	—	(11,500)	—	10.31
Canceled	—	(219,000)	—	16.19

Outstanding at December 31, 2002		2,615,886	$—	$17.51

        The following table summarizes information regarding stock option at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
Class B
$8.25-$15.85	1,592,886	7.36	$13.28	615,386	$12.08
$16.59-$21.00	487,500	6.16	20.71	475,500	20.81
$24.13-$31.50	535,500	6.38	27.17	415,500	25.92

Total Class B	2,615,886	6.94	$17.51	1,506,386	$18.65

        The weighted average exercise prices for Class A and Class B exercisable options at December 31, 2000 were $7.38 and $14.68, respectively. The weighted average exercise price for Class B exercisable options at December 31, 2001 was $18.27. There were no Class A options outstanding at December 31, 2001.

        The following table summarizes transactions related to restricted stock awards:

Restricted Stock Awards Outstanding	Class B
Outstanding at December 31, 1999	307,498
Awarded	25,750
Vested	—
Canceled	(93,124)

Outstanding at December 31, 2000	240,124
Awarded	45,000
Vested	—
Canceled	(21,250)

Outstanding at December 31, 2001	263,874
Awards	15,000
Vested	—
Canceled	(37,500)

Outstanding at December 31, 2002	241,374

        For 2002, 2001 and 2000, the weighted average fair value of restricted stock awarded was $11.82, $14.37 and $14.20, respectively.

        For the pro forma disclosures related to stock-based compensation in Note (A) Summary of Significant Accounting Policies, the estimated fair value of the options is amortized to expense over their respective vesting periods. The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Risk-free interest rate	4.64%	4.98%	6.27%
Expected stock price volatility	50.20%	49.70%	46.10%
Expected dividend yield	—	—	—

        For 2002, 2001 and 2000, an expected life of six years was used for all of the stock options, and the weighted average fair value of options granted was $7.97, $6.59 and $11.42, respectively.

(R)   SALE OF SECURITIES

        The Califa acquisition agreement gave us the option of paying up to $71 million of the purchase price in cash or Class B stock through 2007. On April 17, 2002, a registration statement for the resale of approximately 1,475,000 shares became effective. These shares were issued in payment of two installments of consideration, which totaled $22.5 million plus $0.3 million of accrued interest. The sellers elected to sell the shares and realized net proceeds from the sale of $19.2 million. As a result, we were required to provide them with a make-whole payment in either cash or Class B stock of approximately $3.6 million, plus interest until the date payment was made.

(S)   PUBLIC EQUITY OFFERING

        In 2000, Playboy.com, a component of the Playboy Online Group, filed a registration statement for a sale of a minority of its equity in an initial public offering. Due to market conditions, the registration statement was subsequently withdrawn. Deferred costs of $1.6 million were written off in 2000 as nonoperating expense.

(T)    CONSOLIDATED STATEMENTS OF CASH FLOWS

        Cash paid for interest and income taxes was as follows (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Interest	$9,260	$8,730	$8,281
Income taxes	$1,485	$782	$1,728

        In 2002 and 2001, we had noncash activities related to the Califa acquisition. See Note (B) Acquisition. In 2002, we had noncash activities related to the conversion of two related party promissory notes and accrued interest into a new promissory note.

(U)   SEGMENT INFORMATION

        Our businesses are currently classified into the following four reportable segments: Entertainment, Publishing, Playboy Online and Licensing Businesses. Formerly, we operated a fifth segment, Catalog, which we divested in connection with our sale of the Collectors' Choice Music catalog in 2001 and the Critics' Choice Video catalog in 2000. Entertainment Group operations include the production and marketing of adult television programming for our domestic and international TV networks and worldwide home video products. Publishing Group operations include the publication of Playboy magazine; other domestic publishing businesses, comprising special editions, calendars and ancillary businesses; and the licensing of international editions of Playboy magazine. Playboy Online Group operations include our network of free, subscription, e-commerce and other sites on the Internet. Licensing Businesses Group operations combine certain brand-related businesses, such as the licensing of consumer products carrying one or more of our trademarks and artwork, as well as certain Company-wide marketing activities.

        These reportable segments are based on the nature of the products offered. Our chief operating decision maker evaluates performance and allocates resources based on several factors, of which the primary financial measure is segment operating results. The accounting policies of the reportable segments are the same as those described in Note (A) Summary of Significant Accounting Policies.

        The following table represents financial information by reportable segment (in thousands):

	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01	Fiscal Year Ended 12/31/00
Net revenues(1)
Entertainment	$121,639	$113,833	$100,955
Publishing	111,802	124,496	135,508
Playboy Online	30,964	27,499	25,291
Licensing Businesses	13,217	10,769	9,246
Catalog	—	10,986	32,360

Total	$277,622	$287,583	$303,360

Loss before income taxes and cumulative effect of change in accounting principle
Entertainment	$32,365	$29,921	$25,287
Publishing	2,669	1,776	6,881
Playboy Online	(8,916)	(21,673)	(25,199)
Licensing Businesses	4,581	2,614	887
Catalog	—	(453)	54
Corporate Administration and Promotion	(15,810)	(19,700)	(20,942)
Restructuring expenses	(6,643)	(3,776)	(3,908)
Gain (loss) on disposals	442	(955)	(2,924)
Investment income	125	786	1,519
Interest expense	(15,147)	(13,970)	(9,148)
Amortization of deferred financing fees	(993)	(905)	(840)
Minority interest	(1,724)	(704)	(125)
Equity in operations of PTVI and other	279	(746)	(375)
Vendor settlement	750	—	—
Playboy.com registration statement expenses	—	—	(1,582)
Legal settlement	—	—	(622)
Other, net	(569)	(542)	(362)

Total	$(8,591)	$(28,327)	$(31,399)

Depreciation and amortization(2)(3)
Entertainment	$48,538	$45,585	$39,020
Publishing	371	560	617
Playboy Online	1,083	1,980	1,702
Licensing Businesses	46	209	197
Catalog	—	26	126
Corporate Administration and Promotion	1,581	3,544	3,249

Total	$51,619	$51,904	$44,911

Identifiable assets(2)(4)
Entertainment	$263,416	$317,848	$267,142
Publishing	43,861	49,219	56,191
Playboy Online	4,047	4,463	7,675
Licensing Businesses	4,726	4,732	5,003
Catalog	36	1,244	3,797
Corporate Administration and Promotion	53,635	48,734	48,680

Total	$369,721	$426,240	$388,488

(1)
Net revenues include revenues attributable to foreign countries of approximately $45,695, $48,522 and $50,165 in 2002, 2001 and 2000, respectively. Revenues from individual foreign countries were not material. Revenues are generally attributed to countries based on the location of customers, except licensing businesses royalties where revenues are attributed based upon the location of licensees.

(2)
The majority of our property and equipment and capital expenditures are reflected in Corporate Administration and Promotion; depreciation, however, is allocated to the reportable segments.

(3)
Amounts include depreciation of property and equipment, amortization of intangible assets and amortization of investments in entertainment programming.

(4)
Our long-lived assets located in foreign countries were not material.

(V)   RELATED PARTY TRANSACTIONS

        In 1971, we purchased the Playboy Mansion in Holmby Hills, California, where our founder, Hugh M. Hefner, lives. The Playboy Mansion is used for various corporate activities, including serving as a valuable location for video production, magazine photography, online events, business meetings, enhancing our image, charitable functions and a wide variety of other promotional and marketing activities. The Playboy Mansion generates substantial publicity and recognition which increase public awareness of us and our products and services. Mr. Hefner pays us rent for that portion of the Playboy Mansion used exclusively for his and his personal guests' residence as well as the per-unit value of nonbusiness meals, beverages and other benefits received by him and his personal guests. The Playboy Mansion is included in our Consolidated Balance Sheets at December 31, 2002 and 2001 at a net book value, including all improvements and after accumulated depreciation, of $1.9 million and $2.0 million, respectively. The operating expenses of the Playboy Mansion, including depreciation and taxes, were $3.6 million, $3.2 million and $3.2 million for 2002, 2001 and 2000, respectively, net of rent received from Mr. Hefner. The sum of the rent and other benefits payable for 2002 was estimated by us to be $1.1 million, and Mr. Hefner paid that amount during 2002. The actual rent and other benefits payable for 2001 and 2000 were $1.3 million and $1.1 million, respectively.

        From time to time, we enter into barter transactions in which we secure air transportation for Mr. Hefner in exchange for advertising pages in Playboy magazine. Mr. Hefner reimburses us for our direct costs of providing these ad pages. We receive significant promotional benefit from these transactions.

        At December 31, 2002 and at the time of the Hefner debt restructuring, Playboy.com had an aggregate of $27.2 million of outstanding indebtedness to Mr. Hefner in the form of three promissory notes. Upon the closing of the senior secured notes offering on March 11, 2003, Playboy.com's debt to Mr. Hefner was restructured as previously discussed in Note (N) Financing Obligations.

        Prior to the December 2002 PTVI ownership restructuring, we also had material related party transactions with PTVI. See Note (C) Restructuring of Ownership of International TV Joint Ventures.

(W)  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

        The following is a summary of the unaudited quarterly results of operations for 2002 and 2001 (in thousands, except per share amounts):

	Quarters Ended
2002	Mar. 31	June 30	Sept. 30	Dec. 31	Fiscal Year Ended
Net revenues	$66,147	$70,566	$67,372	$73,537	$277,622
Operating income	2,249	2,168	4,188	83	8,688
Net loss	(9,387)	(3,064)	(639)	(4,045)	(17,135)
Basic and diluted EPS	(0.38)	(0.12)	(0.01)	(0.16)	$(0.67)
Common stock price
Class A high	15.06	14.65	11.45	9.55
Class A low	12.37	10.72	7.70	6.50
Class B high	17.50	16.75	13.12	10.85
Class B low	$14.12	$12.18	$8.50	$7.48

	Quarters Ended
2001	Mar. 31	June 30	Sept. 30	Dec. 31	Fiscal Year Ended
Net revenues	$65,410	$71,889	$73,176	$77,108	$287,583
Operating income (loss)	(4,990)	(4,736)	2,546	(5,066)	(12,246)
Net loss	(11,794)	(7,970)	(2,088)	(11,689)	(33,541)
Basic and diluted EPS	(0.49)	(0.32)	(0.09)	(0.47)	$(1.37)
Common stock price
Class A high	12.07	14.35	16.51	14.84
Class A low	8.38	8.70	9.82	10.00
Class B high	13.49	16.89	19.75	17.23
Class B low	$9.75	$9.63	$11.11	$11.72

        Revenues and cost of sales for 2001 have been adjusted by $0.9 million for each quarter and $3.6 million for the year to report certain vendor costs in the Publishing Group as contra-revenue rather than cost of sales in accordance with Emerging Issues Task Force Issue 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products.

        The net loss for the quarter ended March 31, 2002 included a $5.8 million noncash income tax charge related to our adoption of Statement 142, Goodwill and Other Intangible Assets. See Note (A) Summary of Significant Accounting Policies.

        Operating income for the quarter ended December 31, 2002 included restructuring expenses of $6.6 million. See Note (D) Restructuring Expenses. The net loss for the quarter included a nonoperating gain of $0.7 million related to a vendor settlement.

        The net loss for the quarter ended March 31, 2001 included a $4.2 million noncash charge representing a "Cumulative effect of change in accounting principle" related to the adoption of SOP 00-2, Accounting by Producers or Distributors of Films. See Note (A) Summary of Significant Accounting Policies.

        The operating loss for the quarter ended December 31, 2001 included restructuring expenses of $3.5 million. See Note (D) Restructuring Expenses. The operating loss for the quarter also included a loss on the sale of our Collectors' Choice Music business of $1.3 million. See Note (E) Gain (Loss) on Disposals.

(X)   SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

        On March 11, 2003, Holdings issued $115.0 million of 11.00% senior secured notes due 2010. The payment obligations under the senior secured notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by us and by substantially all of our domestic subsidiaries, referred to as the guarantors, excluding Playboy.com and its subsidiaries. All of our remaining subsidiaries, referred to as the nonguarantors, are wholly-owned by the guarantors except for Playboy.com, which is a majority-owned subsidiary. The following supplemental Condensed Consolidating Statements of Operations for the fiscal years ended December 31, 2002, 2001 and 2000, Condensed Consolidating Balance Sheets at December 31, 2002 and 2001 and Condensed Consolidating Statements of Cash Flows for the fiscal years ended December 31, 2002, 2001 and 2000, present financial information for (a) us (carrying our investment in Holdings under the equity method), (b) Holdings (the issuer of the senior secured notes) (carrying its investment in the guarantors under the equity method), (c) on a combined basis the guarantors (carrying any investment in nonguarantors under the equity method) and (d) on a combined basis the nonguarantors. Separate financial statements of the guarantors are not presented because the guarantors are jointly, severally, and unconditionally liable under the guarantees, and we believe that separate financial statements and other disclosures regarding the guarantors are not material to investors. In general, Holdings has entered into third-party borrowings and financed its subsidiaries via intercompany accounts. All intercompany activity has been included as "Net receipts from (payments to) subsidiaries" in the Condensed Consolidating Statement of Cash Flows. In certain cases, taxes have been calculated on the basis of a group position that includes both guarantors and nonguarantors. In such cases, the taxes have been allocated to individual legal entities based upon each legal entity's actual contribution to the tax provision.

PLAYBOY ENTERPRISES, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FISCAL YEAR ENDED DECEMBER 31, 2002
(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Net revenues	$—	$—	$246,020	$31,888	$(286)	$277,622
Costs and expenses
Cost of sales	—	—	(175,281)	(29,621)	286	(204,616)
Selling and administrative expenses	—	—	(47,018)	(11,099)	—	(58,117)
Restructuring expenses	—	—	(3,865)	(2,778)	—	(6,643)

Total costs and expenses	—	—	(226,164)	(43,498)	286	(269,376)

Gain on disposals	—	—	442	—	—	442

Operating income (loss)	—	—	20,298	(11,610)	—	8,688

Nonoperating income (expense)
Investment income	—	—	91	34	—	125
Interest expense	—	(5,996)	(6,847)	(2,304)	—	(15,147)
Amortization of deferred financing fees	—	(945)	—	(48)	—	(993)
Minority interest	—	—	(1,724)	—	—	(1,724)
Equity in operations of PTVI and other	—	—	279	—	—	279
Vendor settlement	—	—	750	—	—	750
Equity income (loss) from subsidiaries	(17,135)	(10,131)	(14,153)	—	41,419	—
Other, net	—	(63)	(508)	2	—	(569)

Total nonoperating expense	(17,135)	(17,135)	(22,112)	(2,316)	41,419	(17,279)

Loss before income taxes	(17,135)	(17,135)	(1,814)	(13,926)	41,419	(8,591)
Income tax expense	—	—	(8,317)	(227)	—	(8,544)

Net loss	$(17,135)	$(17,135)	$(10,131)	$(14,153)	$41,419	$(17,135)

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 2001

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Net revenues	$—	$—	$255,476	$32,546	$(439)	$287,583
Costs and expenses
Cost of sales	—	—	(192,697)	(44,790)	439	(237,048)
Selling and administrative	—	—	(49,008)	(9,042)	—	(58,050)
Restructuring expenses	—	—	(1,766)	(2,010)	—	(3,776)

Total costs and expenses	—	—	(243,471)	(55,842)	439	(298,874)

Loss on disposals	—	—	(955)	—	—	(955)

Operating income (loss)	—	—	11,050	(23,296)	—	(12,246)

Nonoperating income (expense)
Investment income	—	—	613	173	—	786
Interest expense	—	(8,388)	(3,984)	(1,598)	—	(13,970)
Minority interest	—	—	(704)	—	—	(704)
Equity loss from subsidiaries	(33,541)	(24,169)	(23,926)	—	81,636	—
Equity in operations of PTVI and other	—	—	(838)	92	—	(746)
Other, net	—	(984)	(307)	(156)	—	(1,447)

Total nonoperating expense	(33,541)	(33,541)	(29,146)	(1,489)	81,636	(16,081)

Loss before income taxes and cumulative effect of change in accounting principle	(33,541)	(33,541)	(18,096)	(24,785)	81,636	(28,327)
Income tax benefit (expense)	—	—	(2,051)	1,055	—	(996)

Loss before cumulative effect of change in accounting principle	(33,541)	(33,541)	(20,147)	(23,730)	81,636	(29,323)
Cumulative effect of change in accounting principle (net of tax)	—	—	(4,022)	(196)	—	(4,218)

Net loss	$(33,541)	$(33,541)	$(24,169)	$(23,926)	$81,636	$(33,541)

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 2000

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Net revenues	$—	$—	$268,692	$34,923	$(255)	$303,360
Costs and expenses
Cost of sales	—	—	(215,863)	(45,399)	255	(261,007)
Selling and administrative	—	—	(47,540)	(7,845)	—	(55,385)
Restructuring expenses	—	—	(3,814)	(94)	—	(3,908)

Total costs and expenses	—	—	(267,217)	(53,338)	255	(320,300)

Loss on disposals	—	—	(2,924)	—	—	(2,924)

Operating loss	—	—	(1,449)	(18,415)	—	(19,864)

Nonoperating income (expense)
Investment income	—	—	1,461	58	—	1,519
Interest expense	—	(8,907)	(98)	(143)	—	(9,148)
Minority interest	—	—	(125)	—	—	(125)
Equity loss from subsidiaries	(47,626)	(35,059)	(25,921)	—	108,606	—
Equity in operations of PTVI and other	—	—	(283)	(92)	—	(375)
Playboy.com registration statement expenses	—	—	—	(1,582)	—	(1,582)
Legal settlement	—	—	(622)	—	—	(622)
Other, net	—	(840)	(365)	3	—	(1,202)

Total nonoperating expense	(47,626)	(44,806)	(25,953)	(1,756)	108,606	(11,535)

Loss before income taxes	(47,626)	(44,806)	(27,402)	(20,171)	108,606	(31,399)
Income tax expense	—	(2,820)	(7,657)	(5,750)	—	(16,227)

Net loss	$(47,626)	$(47,626)	$(35,059)	$(25,921)	$108,606	$(47,626)

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2002

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Assets
Cash and cash equivalents	$—	$—	$(1,908)	$6,026	$—	$4,118
Marketable securities	—	—	2,677	—	—	2,677
Receivables, net of allowance for doubtful accounts	—	—	33,286	8,925	—	42,211
Receivables from related parties	—	—	(6,926)	8,468	—	1,542
Inventories, net	—	—	9,489	1,009	—	10,498
Deferred subscription acquisition costs	—	—	12,038	—	—	12,038
Other current assets	—	905	9,387	1,004	—	11,296

Total current assets	—	905	58,043	25,432	—	84,380

Receivables from affiliates	—	63,603	27,598	—	(91,201)	—
Property and equipment, net	—	—	10,432	1,284	—	11,716
Programming costs, net	—	—	51,633	714	—	52,347
Goodwill	—	—	111,370	523	—	111,893
Trademarks	—	—	55,219	—	—	55,219
Distribution agreements, net of accumulated amortization	—	—	34,284	—	—	34,284
Investment in subsidiaries	87,815	87,815	(47,864)	—	(127,766)	—
Other noncurrent assets	—	1,990	17,723	169	—	19,882

Total assets	$87,815	$154,313	$318,438	$28,122	$(218,967)	$369,721

Liabilities
Financing obligations	$—	$6,402	$—	$—	$—	$6,402
Financing obligations to related parties	—	—	—	17,235	—	17,235
Acquisition liabilities	—	—	12,525	902	—	13,427
Accounts payable	—	—	18,281	6,315	—	24,596
Accrued salaries, wages and employee benefits	—	—	10,046	373	—	10,419
Deferred revenues	—	—	48,377	4,256	—	52,633
Other liabilities and accrued expenses	—	1,231	15,018	1,399	—	17,648

Total current liabilities	—	7,633	104,247	30,480	—	142,360

Financing obligations	—	58,865	—	—	—	58,865
Financing obligations to related parties	—	—	—	10,000	—	10,000
Financing obligations to affiliates	—	—	63,603	27,598	(91,201)	—
Acquisition liabilities	—	—	31,777	7,908	—	39,685
Net deferred tax liabilities	—	—	12,375	—	—	12,375
Other noncurrent liabilities	—	—	18,621	—	—	18,621

Total liabilities	—	66,498	230,623	75,986	(91,201)	281,906

Shareholders' equity
Total shareholders' equity	87,815	87,815	87,815	(47,864)	(127,766)	87,815

Total liabilities and shareholders' equity	$87,815	$154,313	$318,438	$28,122	$(218,967)	$369,721

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2001

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Assets
Cash and cash equivalents	$—	$—	$456	$4,154	$—	$4,610
Marketable securities	—	—	3,182	—	—	3,182
Receivables, net of allowance for doubtful accounts	—	—	40,192	1,654	—	41,846
Receivables from related parties	—	—	12,408	9	—	12,417
Inventories, net	—	—	12,238	1,724	—	13,962
Deferred subscription acquisition costs	—	—	12,111	—	—	12,111
Other current assets	—	847	6,584	426	—	7,857

Total current assets	—	847	87,171	7,967	—	95,985

Receivables from related parties	—	—	50,000	—	—	50,000
Receivables from affiliates	—	79,902	10,168	—	(90,070)	—
Property and equipment, net	—	—	9,791	958	—	10,749
Programming costs	—	—	56,213	—	—	56,213
Goodwill	—	—	111,815	523	—	112,338
Trademarks	—	—	52,185	—	—	52,185
Distribution agreements acquired, net of accumulated amortization	—	—	26,301	—	—	26,301
Investment in subsidiaries	81,525	81,525	(28,190)	—	(134,860)	—
Other noncurrent assets	—	2,684	19,785	—	—	22,469

Total assets	$81,525	$164,958	$395,239	$9,448	$(224,930)	$426,240

Liabilities
Financing obligations	$—	$8,561	$—	$—	$—	$8,561
Financing obligations to related parties	—	—	—	15,000	—	15,000
Acquisition liability	—	—	21,023	—	—	21,023
Accounts payable	—	—	17,416	1,877	—	19,293
Accounts payable to related parties	—	—	169	—	—	169
Accrued salaries, wages and employee benefits	—	—	8,581	136	—	8,717
Deferred revenues	—	—	44,171	3,742	—	47,913
Deferred revenues from related parties	—	—	8,382	—	—	8,382
Other liabilities and accrued expenses	—	1,855	14,883	1,715	—	18,453

Total current liabilities	—	10,416	114,625	22,470	—	147,511

Financing obligations	—	73,017	—	—	—	73,017
Financing obligations to related parties	—	—	—	5,000	—	5,000
Payables to affiliates	—	—	79,902	10,168	(90,070)	—
Acquisition liability	—	—	41,079	—	—	41,079
Deferred revenues from related parties	—	—	44,350	—	—	44,350
Net deferred tax liabilities	—	—	5,313	—	—	5,313
Other noncurrent liabilities	—	—	28,445	—	—	28,445

Total liabilities	—	83,433	313,714	37,638	(90,070)	344,715

Shareholders' equity
Total shareholders' equity	81,525	81,525	81,525	(28,190)	(134,860)	81,525

Total liabilities and shareholders' equity	$81,525	$164,958	$395,239	$9,448	$(224,930)	$426,240

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED DECEMBER 31, 2002

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Cash flows from operating activities
Net cash provided by (used for) operating activities	$—	$(6,103)	$31,634	$(11,203)	$—	$14,328

Cash flows from investing activities
Payments for acquisitions	—	—	(435)	—	—	(435)
Proceeds from disposals	—	—	1,484	33	—	1,517
Additions to property and equipment	—	—	(3,975)	(343)	—	(4,318)
Other, net	—	—	78	—	—	78

Net cash used for investing activities	—	—	(2,848)	(310)	—	(3,158)

Cash flows from financing activities
Proceeds from financing obligations	—	—	—	5,000	—	5,000
Repayment of financing obligations	—	(16,311)	—	—	—	(16,311)
Payment of deferred financing fees	—	(310)	—	(275)	—	(585)
Proceeds from stock plans	234	—	—	—	—	234

Net cash provided by (used for) financing activities	234	(16,621)	—	4,725	—	(11,662)

Net receipts from (payments to) subsidiaries	(234)	22,724	(31,150)	8,660	—	—

Net increase (decrease) in cash and cash equivalents	—	—	(2,364)	1,872	—	(492)
Cash and cash equivalents at beginning of period	—	—	456	4,154	—	4,610

Cash and cash equivalents at end of period	$—	$—	$(1,908)	$6,026	$—	$4,118

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED DECEMBER 31, 2001

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Cash flows from operating activities
Net cash provided by (used for) operating activities	$—	$(9,282)	$15,000	$(13,663)	$—	$(7,945)

Cash flows from investing activities
Payments for acquisitions	—	—	(935)	—	—	(935)
Proceeds from disposals	—	—	3,184	92	—	3,276
Additions to property and equipment	—	—	(1,934)	(1,299)	—	(3,233)
Funding of equity interests	—	—	(1,875)	—	—	(1,875)
Purchase of marketable securities	—	—	(89)	—	—	(89)
Other, net	—	—	—	3	—	3

Net cash used for investing activities	—	—	(1,649)	(1,204)	—	(2,853)

Cash flows from financing activities
Net proceeds from sale of Playboy.com Series A Preferred Stock	—	—	—	13,066	—	13,066
Proceeds from financing obligations	—	—	—	10,000	—	10,000
Repayment of financing obligations	—	(3,922)	—	—	—	(3,922)
Net payments on revolving credit facility	—	(7,750)	—	—	—	(7,750)
Deferred financing fees	—	(454)	—	—	—	(454)
Proceeds from stock plans	2,141	—	—	—	—	2,141
Other, net	(207)	—	—	—	—	(207)

Net cash provided by (used for) financing activities	1,934	(12,126)	—	23,066	—	12,874

Net receipts from (payments to) subsidiaries	(1,934)	21,408	(14,832)	(4,642)	—	—

Net increase (decrease) in cash and cash equivalents	—	—	(1,481)	3,557	—	2,076
Cash and cash equivalents at beginning of year	—	—	1,937	597	—	2,534

Cash and cash equivalents at end of year	$—	$—	$456	$4,154	$—	$4,610

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED DECEMBER 31, 2000

(in thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings, Inc. (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated Playboy Enterprises, Inc.
Cash flows from operating activities
Net cash provided by (used for) operating activities	$—	$(11,621)	$8,848	$(28,377)	$—	$(31,150)

Cash flows from investing activities
Payments for acquisitions	—	—	—	(1,152)	—	(1,152)
Proceeds from disposals	—	—	5,384	—	—	5,384
Additions to property and equipment	—	—	(3,736)	(1,529)	—	(5,265)
Funding of equity interests	—	—	(2,196)	(42)	—	(2,238)
Purchase of marketable securities	—	—	(866)	—	—	(866)
Other, net	—	—	248	—	—	248

Net cash used for investing activities	—	—	(1,166)	(2,723)	—	(3,889)

Cash flows from financing activities
Proceeds from financing obligations	—	—	—	10,000	—	10,000
Repayment of financing obligations	—	(15,000)	—	—	—	(15,000)
Net proceeds from revolving credit facility	—	18,250	—	—	—	18,250
Deferred financing fees	—	(590)	—	—	—	(590)
Proceeds from stock plans	1,385	—	—	—	—	1,385

Net cash provided by financing activities	1,385	2,660	—	10,000	—	14,045

Net receipts from (payments to) subsidiaries	(1,385)	8,961	(27,652)	20,076	—	—

Net decrease in cash and cash equivalents	—	—	(19,970)	(1,024)	—	(20,994)
Cash and cash equivalents at beginning of year	—	—	21,907	1,621	—	23,528

Cash and cash equivalents at end of year	$—	$—	$1,937	$597	$—	$2,534

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Playboy Enterprises, Inc.

        We have audited the accompanying consolidated balance sheets of Playboy Enterprises, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule for the years ended December 31, 2002, 2001 and 2000 included in Item 21(b) in Part II of the registration statement on Form S-4 of Playboy Enterprises, Inc., PEI Holdings, Inc. and certain subsidiaries of PEI Holdings, Inc. relating to 11% Senior Secured Notes due 2010 of PEI Holdings, Inc. and guarantees thereof. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of Playboy TV International, LLC ("PTVI"), an unconsolidated affiliate accounted for using the equity method for the years ended December 31, 2001 and 2000. The investment in PTVI was $1,750,586 at December 31, 2001. The Company's equity in the losses of PTVI was $826,206 and $283,095 for the years ended December 31, 2001 and 2000, respectively. Those statements were audited by other auditors whose report has been furnished to us, and contains an explanatory paragraph expressing uncertainty about PTVI's ability to continue as a going concern. Our opinion, insofar as it relates to data included for PTVI, is based solely on the report of the other auditors.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Playboy Enterprises, Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        In 2002, as discussed in Note A, the Company changed its method of accounting for goodwill to conform with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." In 2001, as discussed in Note A, the Company changed its methods of accounting for production and distribution of films and for derivative financial instruments, in accordance with new professional standards.

/s/ Ernst & Young LLP

Chicago, Illinois
February 14, 2003, except for
Notes N and V, as to which
the date is March 14, 2003
and for Note X, as to which
the date is May 15, 2003

PLAYBOY ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
for the Quarters Ended March 31 (Unaudited)
(In thousands, except per share amounts)

	2003	2002
Net revenues	$74,281	$66,147

Costs and expenses
Cost of sales	(52,301)	(49,890)
Selling and administrative expenses	(12,530)	(14,008)

Total costs and expenses	(64,831)	(63,898)

Operating income	9,450	2,249

Nonoperating income (expense)
Investment income	56	39
Interest expense	(3,562)	(4,472)
Amortization of deferred financing fees	(275)	(240)
Minority interest	(452)	(421)
Debt extinguishment expenses	(3,263)	—
Other, net	(72)	(88)

Total nonoperating expense	(7,568)	(5,182)

Income (loss) before income taxes	1,882	(2,933)
Income tax expense	(1,250)	(6,454)

Net income (loss)	632	(9,387)

Other comprehensive income (loss) (net of tax)
Unrealized gain (loss) on marketable securities	(155)	41
Unrealized gain on derivatives	609	448
Foreign currency translation adjustment	153	—

Total other comprehensive income	607	489

Comprehensive income (loss)	$1,239	$(8,898)

Weighted average number of common shares outstanding
Basic	26,155	24,540

Diluted	26,159	24,540

Basic and diluted earnings per common share	$0.02	$(0.38)

The accompanying Notes to Condensed Consolidated Financial Statements
are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2003	Dec. 31, 2002
	(Unaudited)
Assets
Cash and cash equivalents	$27,226	$4,118
Marketable securities	2,530	2,677
Receivables, net of allowance for doubtful accounts of $5,538 and $5,124, respectively	40,114	42,211
Receivables from related parties	1,590	1,542
Inventories, net	10,645	10,498
Deferred subscription acquisition costs	12,754	12,038
Other current assets	8,500	11,296

Total current assets	103,359	84,380

Property and equipment, net	11,305	11,716
Programming costs, net	53,878	52,347
Goodwill	111,893	111,893
Trademarks	55,570	55,219
Distribution agreements, net of accumulated amortization of $7,945 and $6,598, respectively	32,937	34,284
Other noncurrent assets	25,483	19,882

Total assets	$394,425	$369,721

Liabilities
Financing obligations	$—	$6,402
Financing obligations to related parties	—	17,235
Acquisition liabilities	11,870	13,427
Accounts payable	17,607	24,596
Accrued salaries, wages and employee benefits	4,024	10,419
Deferred revenues	53,091	52,633
Other liabilities and accrued expenses	17,408	17,648

Total current liabilities	104,000	142,360

Financing obligations	115,000	58,865
Financing obligations to related parties	—	10,000
Acquisition liabilities	27,738	39,685
Net deferred tax liabilities	12,744	12,375
Other noncurrent liabilities	9,827	8,904

Total liabilities	269,309	272,189

Minority interests	36,905	9,717
Shareholders' equity
Common stock, $0.01 par value
Class A voting — 7,500,000 shares authorized; 4,864,102 issued	49	49
Class B nonvoting — 30,000,000 shares authorized; 21,427,777 and 21,422,321 issued, respectively	214	214
Capital in excess of par value	142,535	146,091
Accumulated deficit	(53,428)	(54,060)
Unearned compensation — restricted stock	—	(2,713)
Accumulated other comprehensive loss	(1,159)	(1,766)

Total shareholders' equity	88,211	87,815

Total liabilities and shareholders' equity	$394,425	$369,721

The accompanying Notes to Condensed Consolidated Financial Statements
are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Quarters Ended March 31 (Unaudited)
(In thousands)

	2003	2002
Cash flows from operating activities
Net income (loss)	$632	$(9,387)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation of property and equipment	1,009	1,091
Amortization of intangible assets	2,185	1,812
Amortization of investments in entertainment programming	9,523	9,352
Amortization of deferred financing fees	275	240
Debt extinguishment expenses	3,263	—
Deferred income taxes	(153)	6,128
Net change in operating assets and liabilities	(9,754)	7,294
Investments in entertainment programming	(12,399)	(10,551)
Other, net	806	487

Net cash provided by (used for) operating activities	(4,613)	6,466

Cash flows from investing activities
Proceeds from disposals	36	1,118
Additions to property and equipment	(623)	(451)
Other, net	(3)	(58)

Net cash provided by (used for) investing activities	(590)	609

Cash flows from financing activities
Proceeds from financing obligations	115,000	—
Repayment of financing obligations	(65,767)	(11,068)
Payment of debt extinguishment expenses	(355)	—
Payment of acquisition liabilities	(14,219)	—
Payment of deferred financing fees	(6,370)	(250)
Other, net	22	153

Net cash provided by (used for) financing activities	28,311	(11,165)

Net increase (decrease) in cash and cash equivalents	23,108	(4,090)
Cash and cash equivalents at beginning of period	4,118	4,610

Cash and cash equivalents at end of period	$27,226	$520

The accompanying Notes to Condensed Consolidated Financial Statements
are an integral part of these statements.

PLAYBOY ENTERPRISES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)    BASIS OF PREPARATION

        The financial information included in these financial statements is unaudited but, in the opinion of management, reflects all normal recurring and other adjustments necessary for a fair presentation of the results for the interim periods. The interim results of operations and cash flows are not necessarily indicative of those results and cash flows for the entire year. These financial statements should be read in conjunction with the financial statements and notes to the financial statements contained in our Form 10-K Annual Report for the fiscal year ended December 31, 2002. Certain amounts reported for prior periods have been reclassified to conform to the current year's presentation.

(B)    RESTRUCTURING EXPENSES

        In 2002, we announced a Company-wide restructuring initiative in order to reduce our ongoing operating expenses. The restructuring resulted in a workforce reduction of approximately 11%, or 70 positions. In connection with the restructuring, we reported a $5.7 million charge in 2002, of which $2.9 million related to the termination of 53 employees. The remaining positions were eliminated through attrition. The initiative also involved consolidation of our office space in Los Angeles and Chicago, resulting in a charge of $2.8 million. Of the total $5.7 million of costs related to this restructuring plan, approximately $1.3 million was paid by March 31, 2003, with most of the remainder to be paid in 2003 with some payments continuing through 2007.

        In 2001, we implemented a restructuring plan in anticipation of a continuing weak economy. The plan included a reduction in workforce coupled with vacating portions of certain office facilities by combining operations for greater efficiency, refocusing sales and marketing, outsourcing some operations and reducing overhead expenses. Total restructuring charges of $4.6 million were recorded, including, in 2002, a $0.9 million unfavorable adjustment to the previous estimate due primarily to a change in sublease assumptions. The restructuring resulted in a workforce reduction of approximately 15%, or 104 positions, with more than half of these employees from the Online Group. Of the $4.6 million charge, $2.6 million related to the termination of 88 employees. The remaining positions were eliminated through attrition. The charge also included $2.0 million related to the excess space in our Chicago and New York offices. Of the total $4.6 million of costs related to this restructuring plan, approximately $3.6 million was paid by March 31, 2003, with most of the remainder to be paid in 2003 with some payments continuing through 2007.

(C)    EARNINGS PER COMMON SHARE

        The following table sets forth the computation of basic and diluted earnings per share, or EPS, (in thousands, except per share amounts):

	Quarters Ended March 31,
	2003	2002
	(Unaudited)
Numerator:
For basic and diluted EPS — net income (loss)	$632	$(9,387)

Denominator:
For basic EPS — weighted-average shares	26,155	24,540

Effect of dilutive potential common shares:
Stock options and other	4	—

Dilutive potential common shares	4	—

For diluted EPS — adjusted weighted-average shares	26,159	24,540

Basic and diluted EPS	$0.02	$(0.38)

        The following table represents the approximate number of shares related to options to purchase our Class B common stock, or Class B stock, and Class B restricted stock awards that were outstanding which were not included in the computation of diluted EPS as the inclusion of these shares would have been antidilutive (in thousands):

	Quarters Ended March 31,
	2003	2002
	(Unaudited)
Stock options	3,165	2,495
Restricted stock awards	—	260

Total	3,165	2,755

        On May 1, 2003, $10.0 million of PEI Holdings, Inc., or Holdings, Series A Preferred Stock held by Hugh M. Hefner, along with accumulated dividends of $0.1 million, were exchanged for 1,122,209 shares of Playboy Class B stock.

(D)    INVENTORIES, NET

        Inventories, net, which are stated at the lower of cost (specific cost and average cost) or fair value, consisted of the following (in thousands):

	March 31, 2003	Dec. 31, 2002
	(Unaudited)
Paper	$2,768	$2,470
Editorial and other prepublication costs	5,845	5,992
Merchandise finished goods	2,032	2,036

Total inventories, net	$10,645	$10,498

(E)    MINORITY INTERESTS

        Our Condensed Consolidated Balance Sheets reflected "Minority interests" of $36.9 million and $9.7 million at March 31, 2003 and December 31, 2002, respectively. The amount at March 31, 2003 included two series of Holdings preferred stock, which were issued in March 2003 as discussed below, and a series of preferred stock of Playboy.com, Inc., or Playboy.com. In connection with the sale of the senior secured notes in March 2003, we restructured the outstanding indebtedness of Playboy.com owed to Mr. Hefner. Three promissory notes in the aggregate of $27.2 million were extinguished in exchange for $0.5 million in cash and two series of Holdings preferred stock. On May 1, 2003, we exchanged the Holdings Series A Preferred Stock for 1,122,209 shares of Playboy Class B stock and exchanged the Holdings Series B Preferred Stock for 1,674 shares of a new series of preferred stock of Playboy, which we refer to as Playboy Preferred Stock.

(F)    CONTINGENCIES

        On February 17, 1998, Eduardo Gongora, or Gongora, filed suit in state court in Hidalgo County, Texas against Editorial Caballero SA de CV, or EC, Grupo Siete International, Inc., or GSI, collectively the Editorial Defendants, and us. In the complaint, Gongora alleged that he was injured as a result of the termination of a publishing license agreement, or the License Agreement, between us and EC for the publication of a Mexican edition of Playboy magazine, or the Mexican Edition. We terminated the License Agreement on or about January 29, 1998 due to EC's failure to pay royalties and other amounts due us under the License Agreement. On February 18, 1998, the Editorial Defendants filed a cross-claim against us. Gongora alleged that in December 1996 he entered into an oral agreement with the Editorial Defendants to solicit advertising for the Mexican Edition to be distributed in the United States. The basis of GSI's cross-claim was that it was the assignee of EC's right to distribute the Mexican Edition in the United States and other Spanish-speaking Latin American countries outside of Mexico. On May 31, 2002, a jury returned a verdict against us in the amount of $4.4 million. Under the verdict, Gongora was awarded no damages. GSI and EC were awarded $4.1 million in out-of-pocket expenses and $0.3 million for lost profits, respectively, even though the jury found that EC had failed to comply with the terms of the License Agreement. On October 24, 2002, the trial court signed a judgment against us for $4.4 million plus pre- and post-judgment interest and costs. On November 22, 2002, we filed post-judgment motions challenging the judgment in the trial court. The trial court overruled those motions and we are vigorously pursuing an appeal with the State Appellate Court sitting in Corpus Christi challenging the verdict. We have posted a bond in the amount of approximately $7.7 million (which represents the amount of the judgment, costs and estimated pre- and post-judgment interest) in connection with the appeal. We, on advice of legal counsel, believe that it is not probable that a material judgment against us will be sustained. In accordance with Statement of Financial Accounting Standards, or Statement, 5, Accounting for Contingencies, no liability has been accrued.

(G)    STOCK-BASED COMPENSATION

        The following pro forma information presents our net income (loss) and basic and diluted EPS assuming stock-based compensation expense had been determined consistent with Statement 123, Accounting for Stock-Based Compensation (in thousands, except per share amounts):

	Quarters Ended March 31,
	2003	2002
	(Unaudited)
Net income (loss)
As reported	$632	$(9,387)
Pro forma	(425)	(9,865)
Basic and diluted EPS
As reported	0.02	(0.38)
Pro forma	$(0.02)	$(0.40)

(H)    SEGMENT INFORMATION

        The following table represents financial information by reportable segment (in thousands):

	Quarters Ended March 31,
	2003	2002
	(Unaudited)
Net revenues
Entertainment	$33,203	$30,651
Publishing	26,634	26,658
Online	9,240	6,383
Licensing	5,204	2,455

Total	$74,281	$66,147

Income (loss) before income taxes
Entertainment	$7,952	$8,961
Publishing	507	(368)
Online	320	(3,588)
Licensing	3,571	827
Corporate Administration and Promotion	(2,900)	(3,583)
Investment income	56	39
Interest expense	(3,562)	(4,472)
Amortization of deferred financing fees	(275)	(240)
Minority interest	(452)	(421)
Debt extinguishment expenses	(3,263)	—
Other, net	(72)	(88)

Total	$1,882	$(2,933)

	March 31, 2003	Dec. 31, 2002
	(Unaudited)
Identifiable assets
Entertainment	$263,677	$263,416
Publishing	39,568	43,861
Online	3,766	4,047
Licensing	5,207	4,726
Catalog	—	36
Corporate Administration and Promotion (1)	82,207	53,635

Total (1)	$394,425	$369,721

(1)
The increase in identifiable assets since December 31, 2002 was primarily due to proceeds from the issuance of senior secured notes in March 2003.

(I)  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

        On March 11, 2003, Holdings issued $115.0 million of 11.00% senior secured notes due 2010. The payment obligations under the senior secured notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by us and by substantially all of our domestic subsidiaries, referred to as the guarantors, excluding Playboy.com and its subsidiaries. All of our remaining subsidiaries, referred to as the nonguarantors, are wholly-owned by the guarantors except for Playboy.com, which is a majority-owned subsidiary. The following supplemental Condensed Consolidating Statements of Operations for the quarters ended March 31, 2003 and 2002 and the Condensed Consolidating Balance Sheets at March 31, 2003 and December 31, 2002 and the Condensed Consolidating Statements of Cash Flows for the quarters ended March 31, 2003 and 2002, present financial information for (a) us (carrying our investment in Holdings under the equity method), (b) Holdings (the issuer of the senior secured notes) (carrying its investment in the guarantors under the equity method), (c) on a combined basis the guarantors (carrying any investment in nonguarantors under the equity method) and (d) on a combined basis the nonguarantors. Separate financial statements of the guarantors are not presented because the guarantors are jointly, severally, and unconditionally liable under the guarantees, and we believe that separate financial statements and other disclosures regarding the guarantors are not material to investors. In general, Holdings has entered into third-party borrowings and financed its subsidiaries via intercompany accounts. All intercompany activity has been included as "Net receipts from (payments to) subsidiaries" in the Condensed Consolidating Statements of Cash Flows. In certain cases, taxes have been calculated on the basis of a group position that includes both guarantors and nonguarantors. In such cases, the taxes have been allocated to individual legal entities based upon each legal entity's actual contribution to the tax provision.

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

	Quarter Ended March 31, 2003 (Unaudited)
	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Net revenues	$—	$—	$60,520	$17,978	$(4,217)	$74,281
Costs and expenses
Cost of sales	—	—	(42,321)	(14,197)	4,217	(52,301)
Selling and administrative expenses	—	—	(9,949)	(2,581)	—	(12,530)

Total costs and expenses	—	—	(52,270)	(16,778)	4,217	(64,831)

Operating income	—	—	8,250	1,200	—	9,450

Nonoperating income (expense)
Investment income	—	—	67	22	(33)	56
Interest expense	—	(1,772)	(1,353)	(470)	33	(3,562)
Amortization of deferred financing fees	—	(251)	—	(24)	—	(275)
Minority interest	(119)	—	(333)	—	—	(452)
Debt extinguishment expenses	—	(3,060)	—	(203)	—	(3,263)
Equity income (loss) from subsidiaries	751	5,841	(65)	—	(6,527)	—
Other, net	—	(7)	(27)	(38)	—	(72)

Total nonoperating income (expense)	632	751	(1,711)	(713)	(6,527)	(7,568)

Income before income taxes	632	751	6,539	487	(6,527)	1,882
Income tax expense	—	—	(698)	(552)	—	(1,250)

Net income (loss)	$632	$751	$5,841	$(65)	$(6,527)	$632

	Quarter Ended March 31, 2002 (Unaudited)
	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Net revenues	$—	$—	$59,527	$6,676	$(56)	$66,147
Costs and expenses
Cost of sales	—	—	(42,535)	(7,411)	56	(49,890)
Selling and administrative expenses	—	—	(11,178)	(2,830)	—	(14,008)

Total costs and expenses	—	—	(53,713)	(10,241)	56	(63,898)

Operating income (loss)	—	—	5,814	(3,565)	—	2,249

Nonoperating income (expense)
Investment income	—	—	25	14	—	39
Interest expense	—	(1,555)	(2,376)	(541)	—	(4,472)
Amortization of deferred financing fees	—	(232)	—	(8)	—	(240)
Minority interest	—	—	(421)	—	—	(421)
Equity loss from subsidiaries	(9,387)	(7,600)	(4,124)	—	21,111	—
Other, net	—	—	(88)	—	—	(88)

Total nonoperating expense	(9,387)	(9,387)	(6,984)	(535)	21,111	(5,182)

Loss before income taxes	(9,387)	(9,387)	(1,170)	(4,100)	21,111	(2,933)
Income tax expense	—	—	(6,430)	(24)	—	(6,454)

Net loss	$(9,387)	$(9,387)	$(7,600)	$(4,124)	$21,111	$(9,387)

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

March 31, 2003 (Unaudited)

(In thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Assets
Cash and cash equivalents	$—	$—	$22,945	$4,281	$—	$27,226
Marketable securities	—	—	2,530	—	—	2,530
Receivables, net of allowance for doubtful accounts	—	—	32,233	7,881	—	40,114
Receivables from related parties	—	—	(7,340)	8,930	—	1,590
Inventories, net	—	—	9,600	1,045	—	10,645
Deferred subscription acquisition costs	—	—	12,754	—	—	12,754
Other current assets	—	—	7,325	1,175	—	8,500

Total current assets	—	—	80,047	23,312	—	103,359

Receivables from affiliates	—	136,249	50,375	—	(186,624)	—
Property and equipment, net	—	—	10,186	1,119	—	11,305
Programming costs, net	—	—	53,089	789	—	53,878
Goodwill	—	—	111,370	523	—	111,893
Trademarks	—	—	55,570	—	—	55,570
Distribution agreements, net of accumulated amortization	—	—	32,937	—	—	32,937
Investment in subsidiaries	115,065	88,211	(44,020)	—	(159,256)	—
Other noncurrent assets	—	8,497	16,957	29	—	25,483

Total assets	$115,065	$232,957	$366,511	$25,772	$(345,880)	$394,425

Liabilities
Acquisition liabilities	$—	$—	$10,763	$1,107	$—	$11,870
Accounts payable	—	2,189	11,278	4,140	—	17,607
Accrued salaries, wages and employee benefits	—	—	3,875	149	—	4,024
Deferred revenues	—	—	47,795	5,296	—	53,091
Other liabilities and accrued expenses	—	703	14,610	2,095	—	17,408

Total current liabilities	—	2,892	88,321	12,787	—	104,000

Financing obligations	—	115,000	—	—	—	115,000
Financing obligations to affiliates	—	—	136,249	50,375	(186,624)	—
Acquisition liabilities	—	—	21,108	6,630	—	27,738
Net deferred tax liabilities	—	—	12,744	—	—	12,744
Other noncurrent liabilities	—	—	9,827	—	—	9,827

Total liabilities	—	117,892	268,249	69,792	(186,624)	269,309

Minority interests	26,854	—	10,051	—	—	36,905
Shareholders' equity
Total shareholders' equity	88,211	115,065	88,211	(44,020)	(159,256)	88,211

Total liabilities and shareholders' equity	$115,065	$232,957	$366,511	$25,772	$(345,880)	$394,425

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2002 (Unaudited)

(In thousands)

	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Assets
Cash and cash equivalents	$—	$—	$(1,908)	$6,026	$—	$4,118
Marketable securities	—	—	2,677	—	—	2,677
Receivables, net of allowance for doubtful accounts	—	—	33,286	8,925	—	42,211
Receivables from related parties	—	—	(6,926)	8,468	—	1,542
Inventories, net	—	—	9,489	1,009	—	10,498
Deferred subscription acquisition costs	—	—	12,038	—	—	12,038
Other current assets	—	905	9,387	1,004	—	11,296

Total current assets	—	905	58,043	25,432	—	84,380

Receivables from affiliates	—	63,603	27,598	—	(91,201)	—
Property and equipment, net	—	—	10,432	1,284	—	11,716
Programming costs, net	—	—	51,633	714	—	52,347
Goodwill	—	—	111,370	523	—	111,893
Trademarks	—	—	55,219	—	—	55,219
Distribution agreements, net of accumulated amortization	—	—	34,284	—	—	34,284
Investment in subsidiaries	87,815	87,815	(47,864)	—	(127,766)	—
Other noncurrent assets	—	1,990	17,723	169	—	19,882

Total assets	$87,815	$154,313	$318,438	$28,122	$(218,967)	$369,721

Liabilities
Financing obligations	$—	$6,402	$—	$—	$—	$6,402
Financing obligations to related parties	—	—	—	17,235	—	17,235
Acquisition liabilities	—	—	12,525	902	—	13,427
Accounts payable	—	—	18,281	6,315	—	24,596
Accrued salaries, wages and employee benefits	—	—	10,046	373	—	10,419
Deferred revenues	—	—	48,377	4,256	—	52,633
Other liabilities and accrued expenses	—	1,231	15,018	1,399	—	17,648

Total current liabilities	—	7,633	104,247	30,480	—	142,360

Financing obligations	—	58,865	—	—	—	58,865
Financing obligations to related parties	—	—	—	10,000	—	10,000
Financing obligations to affiliates	—	—	63,603	27,598	(91,201)	—
Acquisition liabilities	—	—	31,777	7,908	—	39,685
Net deferred tax liabilities	—	—	12,375	—	—	12,375
Other noncurrent liabilities	—	—	8,904	—	—	8,904

Total liabilities	—	66,498	220,906	75,986	(91,201)	272,189

Minority interests	—	—	9,717	—	—	9,717
Shareholders' equity
Total shareholders' equity	87,815	87,815	87,815	(47,864)	(127,766)	87,815

Total liabilities and shareholders' equity	$87,815	$154,313	$318,438	$28,122	$(218,967)	$369,721

PLAYBOY ENTERPRISES, INC.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended March 31, 2003 (Unaudited)
	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Cash flows from operating activities
Net cash provided by (used for) operating activities	$—	$(1,698)	$(3,057)	$142	$—	$(4,613)

Cash flows from investing activities
Proceeds from disposals	—	—	36	—	—	36
Additions to property and equipment	—	—	(508)	(115)	—	(623)
Other, net	—	—	(6)	3	—	(3)

Net cash used for investing activities	—	—	(478)	(112)	—	(590)

Cash flows from financing activities
Proceeds from financing obligations	—	115,000	—	—	—	115,000
Repayment of financing obligations	—	(65,267)	—	(500)	—	(65,767)
Payment of debt extinguishment expenses	—	(355)	—	—	—	(355)
Payment of acquisition liabilities	—	—	(13,145)	(1,074)	—	(14,219)
Payment of deferred financing fees	—	(6,370)	—	—	—	(6,370)
Other, net	22	—	—	—	—	22

Net cash provided by (used for) financing activities	22	43,008	(13,145)	(1,574)	—	28,311

Net receipts from (payments to) subsidiaries	(22)	(41,310)	41,533	(201)	—	—

Net increase (decrease) in cash and cash equivalents	—	—	24,853	(1,745)	—	23,108
Cash and cash equivalents at beginning of period	—	—	(1,908)	6,026	—	4,118

Cash and cash equivalents at end of period	$—	$—	$22,945	$4,281	$—	$27,226

	Quarter Ended March 31, 2002 (Unaudited)
	Playboy Enterprises, Inc. (Parent)	PEI Holdings (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Playboy Enterprises, Inc.
Cash flows from operating activities
Net cash provided by (used for) operating activities	$—	$(2,037)	$11,411	$(2,908)	$—	$6,466

Cash flows from investing activities
Proceeds from disposals	—	—	1,085	33	—	1,118
Additions to property and equipment	—	—	(332)	(119)	—	(451)
Other, net	—	—	(58)	—	—	(58)

Net cash provided by (used for) investing activities	—	—	695	(86)	—	609

Cash flows from financing activities
Repayment of financing obligations	—	(11,068)	—	—	—	(11,068)
Payment of deferred financing fees	—	(100)	—	(150)	—	(250)
Other, net	153	—	—	—	—	153

Net cash provided by (used for) financing activities	153	(11,168)	—	(150)	—	(11,165)
Net receipts from (payments to) subsidiaries	(153)	13,205	(12,427)	(625)	—	—

Net decrease in cash and cash equivalents	—	—	(321)	(3,769)	—	(4,090)
Cash and cash equivalents at beginning of period	—	—	456	4,154	—	4,610

Cash and cash equivalents at end of period	$—	$—	$135	$385	$—	$520

PEI Holdings, Inc.

        No dealer, sales representative or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by PEI Holdings, Inc., Playboy Enterprises, Inc. or any of their subsidiaries. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of PEI Holdings, Inc., Playboy Enterprises, Inc. and any of their subsidiaries since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of PEI Holdings, Inc.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws of PEI Holdings, Inc., a Delaware corporation (the "Issuer").

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        Section 8 of the Issuer's certificate of incorporation and Article 8 of the Issuer's bylaws provide that the Issuer shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director of officer of the Issuer, or is or was serving at the written request of the Issuer, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in the Issuer's certificate of incorporation and bylaws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise. The Issuer's certificate of incorporation and bylaws also provide that the

Issuer shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Issuer or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Issuer would have the power to indemnify such persons against such expense, liability or loss under the DGCL.

        Playboy Enterprises, Inc. maintains an insurance policy on behalf of itself and its subsidiaries, including the Issuer, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Pursuant to Section 102(b)(7) of the DGCL, Section 7.7 of the Issuer's certificate of incorporation eliminates a director's personal liability for monetary damages to the Issuer and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Issuer or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Indemnification of Directors and Officers of Playboy Enterprises, Inc.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and bylaws of Playboy Enterprises, Inc. ("Playboy").

        Playboy is organized under the laws of the state of Delaware. The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of PEI Holdings, Inc." above also relate to the directors and officers of Playboy.

        Article VII of Playboy's amended and restated bylaws provides that Playboy shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director of officer of Playboy, or is or was serving at the written request of Playboy, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article VII of Playboy's amended and restated bylaws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise. Article VII of Playboy's amended and restated bylaws also provides that Playboy shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of Playboy or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Playboy would have the power to indemnify such persons against such expense, liability or loss under the DGCL.

        Playboy maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        Article TWELFTH of Playboy's amended and restated certificate of incorporation eliminates a director's personal liability for monetary damages to Playboy and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to Playboy or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

Indemnification of Directors and Officers of the Subsidiary Guarantors

        The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than Playboy) guaranteeing the Issuer's 11% Senior Secured Notes due 2010 (collectively, the "Subsidiary Guarantors").

        Article VII of the amended and restated bylaws of Playboy provides for indemnification for directors and officers of Playboy serving at the request of Playboy as director or officer of, or in other specified capacities in respect of, the Subsidiary Guarantors. In addition, the following indemnification provisions are applicable to the Subsidiary Guarantors.

  Delaware Corporate Subsidiary Guarantors

        Spice Entertainment, Inc., CPV Productions, Inc., Cyberspice, Inc., Planet Spice, Inc., Spice Direct, Inc., Spice International, Inc., Playboy Enterprises International, Inc., Alta Loma Entertainment, Inc., Planet Playboy, Inc., Playboy Japan, Inc., Playboy Gaming International, Ltd., Playboy Cruise Gaming, Inc., Playboy Gaming UK, Ltd., Lifestyle Brands, Ltd., Lake Shore Press, Inc., Playboy Clubs International, Inc., Playboy of Sussex, Inc., Playboy Club of Hollywood, Inc., Special Editions, Ltd., Spice Platinum Entertainment, Inc., Spice Hot Entertainment, Inc., Playboy Properties, Inc., Playboy Shows, Inc., Steelton, Inc., Playboy Entertainment Group, Inc., Adultvision Communications, Inc., After Dark Video, Inc., Alta Loma Distribution, Inc. and Impulse Productions, Inc. (collectively, the "Delaware Corporate Subsidiary Guarantors") are organized under the laws of the state of Delaware.

        The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of PEI Holdings, Inc." above also relate to the directors and officers of the Delaware Corporate Subsidiary Guarantors.

        The bylaws of each Delaware Corporate Subsidiary Guarantor contain provisions that provide for indemnification of their respective officers and directors to the fullest extent permitted by the DGCL. In addition, the bylaws of each Delaware Corporate Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the companies would have the power to indemnify such person against such expense, liability or loss under the DGCL or bylaws.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the Delaware Corporate Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        The certificates of incorporation of each Delaware Corporate Subsidiary Guarantor, other than Spice Direct, Inc., Playboy Gaming International, Ltd., Lifestyle Brands, Ltd., Lake Shore Press, Inc., Playboy Clubs International, Inc., Playboy of Sussex, Inc., Playboy Club of Hollywood, Inc., Special Editions, Ltd. and Playboy Properties, Inc., contain provisions eliminating a director's personal liability for monetary damages to the Subsidiary Guarantor and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Subsidiary Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

  Delaware Limited Liability Company Subsidiary Guarantors

        Playboy TV International, LLC, Claridge Organization LLC, Chelsea Court Holdings LLC and Candlelight Management LLC (collectively, the "Delaware LLC Guarantors") are limited liability companies organized under the laws of the state of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Article 13 of the operating agreement of Playboy TV International, LLC ("PTVI") provides that PTVI shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a member, manager, officer, employee or agent of PTVI or that, being or having been such a member, manager, officer employee or agent, such person is or was serving at the request of PTVI as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise.

        Article 13 of the operating agreement of PTVI also provides that PTVI shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of PTVI or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not PTVI would have the power to indemnify such persons against such expense, liability or loss under its operating agreement.

        Article 4 of the certificate of formation of each of Claridge Organization LLC, Chelsea Court Holdings LLC and Candlelight Management LLC provides that the debts, obligations and liabilities of such company, whether arising in tort, contract or otherwise, shall be solely the debts, obligations and liabilities of the company, and no Member (as such term is defined in the applicable limited liability company agreement) or member of the board or directors of the company shall be obligated personally for any such debt, obligation or liability of the company solely by reason of being a member or acting as a member of the board of directors of the company. Such Article 4 provides further that a member of the board of directors of such company shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the company or its Member for monetary damages for breach of fiduciary duty as a member of the company's board of directors, provided that such provision shall not eliminate or reduce the liability of a member of the company's board of directors in any case where such elimination or reduction is not permitted by law.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the Delaware LLC Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  California Subsidiary Guarantors

        MH Pictures, Inc., AL Entertainment, Inc., Mystique Films, Inc., Precious Films, Inc., Women Productions, Inc. and Andrita Studios, Inc. (collectively, the "California Subsidiary Guarantors") are organized under the laws of the state of California.

        Section 317 of the California Corporations Code (the "CCC") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. For purposes of such Section 317, the term "agent" includes any person who is or was a director, officer, employee or other agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise.

        In the case of an action by or in the right of the corporation, Section 317 of the CCC provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

        Section 317 of the CCC further provides no indemnification shall be made under the CCC for any of the following: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determined; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Section 317 of the CCC also permits the purchase and maintenance of insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such.

        The articles of incorporation of MH Pictures, Inc. authorize MH Pictures, Inc. to indemnify its agents for breach of duty pursuant to by-law provisions or agreements with the agents.

        The articles of incorporation of Andrita Studios, Inc. provide that the corporation is authorized to indemnify its directors and officers to the fullest extent permissible under California law. Article VI of the bylaws of Andrita Studios, Inc. provides that the corporation shall indemnify its officers and directors who were or are parties, or threatened to be made parties, to any "proceeding" (as defined in Section 317 of the CCC), from and against any and all claims, expenses (including attorney's fees and court costs) judgments, fines, amounts paid in settlement, and other costs and amounts actually and reasonably incurred in connection with such "proceeding" to the broadest and maximum extent permitted by California law if such person acted in the course and scope of his position with the corporation, acted in good faith, and acted in a manner such person reasonably believed to be in the best interests of the corporation and its shareholders (and in the case of a criminal proceeding had no reasonable cause to believe that the conduct of such person was unlawful); provided, however, that the determination whether the officer or director has met the applicable standard of conduct and indemnification therefor is proper shall be determined in each specific case in accordance with Section 317 of the CCC; and provided, further, that such indemnification shall not apply to any acts, omissions or transactions for which indemnification is expressly prohibited by Sections 204 or 317 of the CCC. Article VI of the bylaws of Andrita Studios, Inc. also provides that the corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of such Article VI.

        The articles of incorporation and bylaws of the California Subsidiary Guarantors other than MH Pictures, Inc. and Andrita Studios, Inc. do not provide for indemnification of their respective officers and directors.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the California Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        Under Section 204 of the CCC, a corporation may include in its articles of incorporation a provision eliminating or limiting the personal liability of a director for monetary damages in an action by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, provided, however, that such a provision may not eliminate or limit the liability of directors in circumstances involving: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation and its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived an improper personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to the abdication of the director's duty to the corporation; or (6) liability arising under Sections 310 and 316 of the CCC.

        The articles of incorporation of MH Pictures, Inc. expressly eliminate, to the fullest extent permissible under California law, the personal liability of directors for monetary damages. The articles of incorporation of AL Entertainment, Inc., Mystique Films, Inc., Precious Films, Inc. and Women Productions, Inc. do not expressly eliminate or limit the personal liability of directors for monetary damages.

  Illinois Subsidiary Guarantors

        Itasca Holdings, Inc., Playboy Preferred, Inc., Playboy Models, Inc. and Indigo Entertainment, Inc. (collectively, the "Illinois Subsidiary Guarantors") are organized under the laws of the state of Illinois.

        Section 8.75 of the Illinois Business Corporation Act of 1983 (the "IBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than in certain actions by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 8.75 of the IBCA provides that no indemnification shall be made in respect to any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the court in which the action or suit is or was pending shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deemed proper.

        Section 8.75 of the IBCA also permits the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

        The bylaws of each Illinois Subsidiary Guarantor provide for indemnification of the officers and directors of the Subsidiary Guarantor to the fullest extent permitted by the IBCA. In addition, the bylaws of each Illinois Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under the IBCA or bylaws.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the Illinois Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        Under Section 2.10 of the IBCA, a corporation may relieve a director from personal liability to such corporation or its shareholders for monetary damages for breach of fiduciary duty as a directors, except in circumstances involving: (1) any breach of the director's duty of loyalty to the corporation or its shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) liability arising under Section 8.65 of the IBCA; or (4) any transaction from which the director derived an improper personal benefit.

        The articles of incorporation and bylaws of the Illinois Subsidiary Guarantors do not expressly eliminate or limit the personal liability of directors for monetary damages arising from any breach of duty as directors.

  New York Subsidiary Guarantors

        Spice Networks, Inc. and Playboy Club of New York, Inc. (collectively, the "New York Subsidiary Guarantors") are organized under the laws of the state of New York.

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in Section 722(a) against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not entitled.

        Section 726 of the NYBCL permits, and the bylaws of the New York Subsidiary Guarantors authorize, the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York superintendent of insurances, for a retention amount and for co-insurance.

        The bylaws of each New York Subsidiary Guarantor contain provisions that provide for indemnification of its officers and directors to the fullest extent permitted by the NYBCL. The New York Subsidiary Guarantors are also each authorized under their respective bylaws and the NYBCL to advance expenses incurred in defending a civil or criminal action or proceeding to a director or officer upon receipt of an undertaking by him to repay such expenses if it is ultimately determined that he is not entitled to indemnification.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the New York Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except in circumstances involving acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, self-dealing, liability arising under Section 7.19 of the NYBCL or acts or omissions that occurred prior to the adoption of a provision authorized by Section 402(b).

        The certificates of incorporation of the New York Subsidiary Guarantors do not contain provisions eliminating or limiting the personal liability of directors to the companies or stockholders.

  Nevada Subsidiary Guarantors

        Spice Productions, Inc. and Playboy Gaming Nevada, Inc. (collectively, the "Nevada Subsidiary Guarantors") are organized under the laws of the state of Nevada. With respect to the following disclosure concerning the Nevada Subsidiary Guarantors, "NRS" stands for "Nevada Revised Statutes." The term "Chapter 78" refers to Chapter 78 of the NRS.

        NRS Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if he: (1) is not liable pursuant to NRS Section 78.138; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, NRS Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to NRS Section 78.138; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        In addition, NRS Section 78.752 authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

        The articles of incorporation of Spice Productions, Inc. and the bylaws of each Nevada Subsidiary Guarantor contain provisions that provide for indemnification of officers and directors of the Subsidiary Guarantor to the fullest extent permitted by Chapter 78. In addition, the bylaws of each Nevada Subsidiary Guarantor permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not such Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under Chapter 78.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including the Nevada Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

        In accordance with NRS Section 78.037, Article Eighth of the articles of incorporation of Spice Productions, Inc. eliminates the personal liability of the directors of the company to the fullest extent permitted by Chapter 78. The articles of incorporation of Playboy Gaming Nevada, Inc. do not contain a provision eliminating or limiting the personal liability of directors of the company.

  Wisconsin Subsidiary Guarantor

        Playboy of Lyons, Inc. ("Playboy of Lyons") is organized under the laws of the state of Wisconsin.

        Under Section 180.0851 of the Wisconsin business corporation law ("WBCL"), directors and officers of Playboy of Lyons are entitled to mandatory indemnification from Playboy of Lyons against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding; and (b) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Playboy of Lyons and such breach or failure constituted: (1) a willful failure to deal fairly with Playboy of Lyons or its stockholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

        Pursuant to Section 180.0859 of the WBCL, it is the public policy of the state of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation to the extent required or permitted under other applicable sections of the WBCL.

        The bylaws of Playboy of Lyons provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the WBCL. In addition, the bylaws of Playboy of Lyons permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not Playboy of Lyons would have the power to indemnify such person against such expense, liability or loss under the WBCL.

        Additionally, under Section 180.0828 of the WBCL, directors of Playboy of Lyons are not subject to personal liability to Playboy of Lyons or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director unless the person asserting the liability proves that the breach of failure involved: (1) a willful failure to deal fairly with Playboy of Lyons or its stockholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

        Section 180.0857 of the WBCL provides that a corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer or arising from his or her status as an employee, agent director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual under the WBCL.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including Playboy of Lyons, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  Florida Subsidiary Guarantor

        Telecom International, Inc. ("Telecom") is organized under the laws of the state of Florida.

        Section 607.0850 of the Florida Business Corporation Act ("FBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 607.0850 of the FBCA provides that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other competent jurisdiction, shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, this person is fairly and reasonably entitled to indemnity for those expenses which the court shall deemed proper.

        Additionally, under Section 607.0850, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

        Article Ninth of the articles of incorporation and Article VII of the bylaws of Telecom provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the FBCA. In addition, the bylaws of Telecom permit the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the companies would have the power to indemnify such person against such expense, liability or loss under the FBCA.

        Pursuant to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes: (1) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) self-dealing; (3) liability arising under Section 607.0834 of the FBCA; (4) in a proceeding by or in the right of the corporation or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; and (5) in a proceeding by or in the right of someone other than the corporation or shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard for human rights, safety, or property.

        Playboy maintains an insurance policy on behalf of itself and its subsidiaries, including Telecom, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits.

Exhibit Number	Description
2.1#	Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy Enterprises, Inc., Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher (incorporated by reference to Exhibit 2.1 from Playboy's Current Report on Form 8-K dated July 6, 2001).
3.1
Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the "March 31, 2003 Form 10-Q") ).
3.2	Bylaws of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.4 from the March 15, 1999 Form 8-K).
3.3*	Certificate of Incorporation of PEI Holdings, Inc.
3.4*	Bylaws of PEI Holdings, Inc.
3.5*	Certificate of Formation of Candlelight Management LLC.
3.6*	Operating Agreement of Candlelight Management LLC.
3.7*	Certificate of Incorporation of Spice Entertainment, Inc.
3.8*	Bylaws of Spice Entertainment, Inc.
3.9*	Certificate of Incorporation of CPV Productions, Inc.
3.10*	Bylaws of CPV Productions, Inc.
3.11*	Certificate of Incorporation of Cyberspice, Inc.
3.12*	Bylaws of Cyberspice, Inc.
3.13*	Articles of Incorporation of MH Pictures, Inc.
3.14*	Bylaws of MH Pictures, Inc.
3.15*	Certificate of Incorporation of Planet Spice, Inc.

3.16*	Bylaws of Planet Spice, Inc.
3.17*	Certificate of Incorporation of Spice Direct, Inc.
3.18*	Bylaws of Spice Direct, Inc.
3.19*	Certificate of Incorporation of Spice International, Inc.
3.20*	Bylaws of Spice International, Inc.
3.21*	Certificate of Incorporation of Spice Networks, Inc.
3.22*	Bylaws of Spice Networks, Inc.
3.23*	Articles of Incorporation of Spice Productions, Inc.
3.24*	Bylaws of Spice Productions, Inc.
3.25*	Certificate of Incorporation of Playboy Enterprises International, Inc.
3.26*	Bylaws of Playboy Enterprises International, Inc.
3.27*	Certificate of Incorporation of Alta Loma Entertainment, Inc.
3.28*	Bylaws of Alta Loma Entertainment, Inc.
3.29*	Articles of Incorporation of Itasca Holdings, Inc.
3.30*	Bylaws of Itasca Holdings, Inc.
3.31*	Certificate of Incorporation of Planet Playboy, Inc.
3.32*	Bylaws of Planet Playboy, Inc.
3.33*	Articles of Incorporation of Playboy Gaming Nevada, Inc.
3.34*	Bylaws of Playboy Gaming Nevada, Inc.
3.35*	Certificate of Incorporation of Playboy Japan, Inc.
3.36*	Bylaws of Playboy Japan, Inc.
3.37*	Certificate of Incorporation of Playboy Gaming International, Ltd.
3.38*	Bylaws of Playboy Gaming International, Ltd.
3.39*	Certificate of Incorporation of Playboy Cruise Gaming, Inc.
3.40*	Bylaws of Playboy Cruise Gaming, Inc.
3.41*	Certificate of Incorporation of Playboy Gaming UK, Ltd.
3.42*	Bylaws of Playboy Gaming UK, Ltd.
3.43*	Certificate of Incorporation of Lifestyle Brands, Ltd.
3.44*	Bylaws of Lifestyle Brands, Ltd.
3.45*	Certificate of Incorporation of Lake Shore Press, Inc.
3.46*	Bylaws of Lake Shore Press, Inc.
3.47*	Certificate of Incorporation of Playboy Clubs International, Inc.
3.48*	Bylaws of Playboy Clubs International, Inc.

3.49*	Articles of Incorporation of Playboy Preferred, Inc.
3.50*	Bylaws of Playboy Preferred, Inc.
3.51*	Certificate of Incorporation of Playboy of Sussex, Inc.
3.52*	Bylaws of Playboy of Sussex, Inc.
3.53*	Articles of Incorporation of Playboy of Lyons, Inc.
3.54*	Bylaws of Playboy of Lyons, Inc.
3.55*	Certificate of Incorporation of Playboy Club of Hollywood, Inc.
3.56*	Bylaws of Playboy Club of Hollywood, Inc.
3.57*	Certificate of Incorporation of Playboy Club of New York, Inc.
3.58*	Bylaws of Playboy Club of New York, Inc.
3.59*	Certificate of Incorporation of Special Editions, Ltd.
3.60*	Bylaws of Special Editions, Ltd.
3.61*	Articles of Incorporation of Telecom International, Inc.
3.62*	Bylaws of Telecom International, Inc.
3.63*	Certificate of Incorporation of Spice Platinum Entertainment, Inc.
3.64*	Bylaws of Spice Platinum Entertainment, Inc.
3.65*	Certificate of Incorporation of Spice Hot Entertainment, Inc.
3.66*	Bylaws of Spice Hot Entertainment, Inc.
3.67*	Articles of Incorporation of Playboy Models, Inc.
3.68*	Bylaws of Playboy Models, Inc.
3.69*	Certificate of Incorporation of Playboy Properties, Inc.
3.70*	Bylaws of Playboy Properties, Inc.
3.71*	Certificate of Incorporation of Playboy Shows, Inc.
3.72*	Bylaws of Playboy Shows, Inc.
3.73*	Certificate of Incorporation of Steelton, Inc.
3.74*	Bylaws of Steelton, Inc.
3.75*	Certificate of Incorporation of Playboy Entertainment Group, Inc.
3.76*	Bylaws of Playboy Entertainment Group, Inc.
3.77*	Certificate of Incorporation of Adultvision Communications, Inc.
3.78*	Bylaws of Adultvision Communications, Inc.
3.79*	Certificate of Incorporation of After Dark Video, Inc.
3.80*	Bylaws of After Dark Video, Inc.
3.81*	Certificate of Incorporation of Alta Loma Distribution, Inc.

3.82*	Bylaws of Alta Loma Distribution, Inc.
3.83*	Articles of Incorporation of AL Entertainment, Inc.
3.84*	Bylaws of AL Entertainment, Inc.
3.85*	Certificate of Incorporation of Impulse Productions, Inc.
3.86*	Bylaws of Impulse Productions, Inc.
3.87*	Articles of Incorporation of Indigo Entertainment, Inc.
3.88*	Bylaws of Indigo Entertainment, Inc.
3.89*	Articles of Incorporation of Mystique Films, Inc.
3.90*	Bylaws of Mystique Films, Inc.
3.91*	Articles of Incorporation of Precious Films, Inc.
3.92*	Bylaws of Precious Films, Inc.
3.93*	Articles of Incorporation of Women Productions, Inc.
3.94*	Bylaws of Women Productions, Inc.
3.95*	Certificate of Formation of Playboy TV International, LLC.
3.96*	Operating Agreement of Playboy TV International, LLC.
3.97*	Certificate of Formation of Claridge Organization LLC.
3.98*	Operating Agreement of Claridge Organization LLC.
3.99*	Certificate of Formation of Chelsea Court Holdings LLC.
3.100*	Operating Agreement of Chelsea Court Holdings LLC.
3.101*	Articles of Incorporation of Andrita Studios, Inc.
3.102*	Bylaws of Andrita Studios, Inc.
4.1	11% Senior Secured Notes due 2010
a
Indenture, dated as of March 11, 2003 (the "Indenture"), between PEI Holdings, Inc., the Guarantors party thereto and Bank One, N.A., as Trustee (incorporated by reference to Exhibit 4.1(a) from Playboy's annual report on Form 10-K for the year ended December 31, 2002 (the "2002 Form 10-K")).
	*a-1	First Supplemental Indenture, dated as of July 22, 2003, among PEI Holdings, Inc., Andrita Studios, Inc. and Bank One, N.A., as trustee.
	b	Form of 11% Senior Secured Note due 2010 (included in Exhibit 4.1(a))
	c	Pledge Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(c) from the 2002 Form 10-K).
d
Pledge Agreement, dated as of March 11, 2003, among Chelsea Court Holdings LLC, as the limited partner in 1945/1947 Cedar River C.V., Candlelight Management LLC, as the general partner in 1945/1947 Cedar River C.V., and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(d) from the 2002 Form 10-K).

e
Pledge Agreement, dated as of March 11, 2003, between Claridge Organization LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(e) from the 2002 Form 10-K).
f
Pledge Agreement, dated as of March 11, 2003, between Playboy Clubs International, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(f) from the 2002 Form 10-K).
g	Pledge Agreement, dated as of March 11, 2003, between CPV Productions, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(g) from the 2002 Form 10-K).
h
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(h) from the 2002 Form 10-K).
*h-1	First Amendment to Pledge Agreement, dated July 22, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture.
i
Pledge Agreement, dated as of March 11, 2003, between Playboy Gaming International, Ltd. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(i) from the 2002 Form 10-K).
j
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(j) from the 2002 Form 10-K).
k
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(k) from the 2002 Form 10-K).
l
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(l) from the 2002 Form 10-K).
m	Pledge Agreement, dated as of March 11, 2003, between Planet Playboy, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(m) from the 2002 Form 10-K).
n
Pledge Agreement, dated as of March 11, 2003, between Spice Entertainment, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(n) from the 2002 Form 10-K).
o
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(o) from the 2002 Form 10-K).
p
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(p) from the 2002 Form 10-K).
q
Security Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(q) from the 2002 Form 10-K).

r
Security Agreement, dated as of March 11, 2003, among Playboy Enterprises, Inc. and each of the domestic subsidiaries of PEI Holdings, Inc. set forth on the signature pages thereto and Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(r) from the 2002 Form 10-K).
	*r-1	Joinder to Security Agreement, dated July 22, 2003, between Andrita Studios, Inc. and Bank One, N.A., as Trustee under the Indenture.
s
Trademark Security Agreement, dated as of March 11, 2003, by Adultvision Communications, Inc., Alta Loma Entertainment, Inc., Lifestyle Brands, Ltd., Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Playboy Enterprises International, Inc. and Spice Hot Entertainment, Inc. in favor of Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(s) from the 2002 Form 10-K).
t
Copyright Security Agreement. dated as of March 11, 2003, by After Dark Video, Inc., Alta Loma Distribution, Inc., Alta Loma Entertainment, Inc., Impulse Productions, Inc., Indigo Entertainment, Inc., MH Pictures, Inc., Mystique Films, Inc., Playboy Entertainment Group, Inc., Precious Films, Inc. and Women Productions, Inc. in favor of Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(t) from the 2002 Form 10-K).
u
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee for various noteholders (incorporated by reference to Exhibit 4.1(u) from the 2002 Form 10-K).
v
Second Priority Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 11, 2003, made and executed by Playboy Enterprises International, Inc. in favor of Fidelity National Title Insurance Company for the benefit of Bank One, N.A., as Trustee pursuant to the Indenture (incorporated by reference to Exhibit 4.1(v) from the 2002 Form 10-K).
	w	Intercreditor Agreement, dated as of March 11, 2003, between Bank of America, N.A., as agent, and Bank One, N.A., as trustee (incorporated by reference to Exhibit 4.1(w) from the 2002 Form 10-K).
x
Registration Rights Agreement, dated as of March 11, 2003, by and among PEI Holdings, Inc., Playboy Enterprises, Inc., the subsidiary guarantors listed on the signature pages thereof and Banc of America Securities LLC and Lazard Frères & Co. LLC (incorporated by reference to Exhibit 4.1(x) from the 2002 Form 10-K).
4.2
Certificate of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4 from the March 31, 2003 Form 10-Q).
4.3
Exchange Agreement, dated as of March 11, 2003, among Hugh M. Hefner, Playboy.com, Inc., PEI Holdings, Inc. and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4.2 from the 2002 Form 10-K).
4.4	Credit Agreement, dated as of March 11, 2003, among PEI Holdings, Inc., each lender from time to time party thereto and Bank of America, N.A., as Agent (see Exhibit 10.9).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
5.2	Opinion of Howard Shapiro, Esq.
10.1	Playboy Magazine Printing and Binding Agreement.

# a
October 22, 1997 Agreement between Playboy Enterprises, Inc. and Quad/Graphics, Inc. (incorporated by reference to Exhibit 10.4 from Playboy's transition period report on Form 10-K for the six months ended December 31, 1997 (the "Transition Period Form 10-K")).
	# b	Amendment to October 22, 1997 Agreement dated as of March 3, 2000 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2000).
10.2
Playboy Magazine Distribution Agreement dated as of July 2, 1999 between Playboy Enterprises, Inc. and Warner Publisher Services, Inc. (incorporated by reference to Exhibit 10.4 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 1999).
10.3	Playboy Magazine Subscription Fulfillment Agreement
a
July 1, 1987 Agreement between Communication Data Services, Inc. and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.12(a) from Playboy's annual report on Form 10-K for the year ended June 30, 1992 (the "1992 Form 10-K")).
b
Amendment dated as of June 1, 1988 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.12(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1993 (the "1993 Form 10-K")).
c
Amendment dated as of July 1, 1990 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.12(c) from Playboy's annual report on Form 10-K for the year ended June 30, 1991 (the "1991 Form 10-K")).
d
Amendment dated as of July 1, 1996 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.5(d) from Playboy's annual report on Form 10-K for the year ended June 30, 1996 (the "1996 Form 10-K")).
	# e	Amendment dated as of July 7, 1997 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.6(e) from Playboy's Transition Period Form 10-K).
# f
Amendment dated as of July 1, 2001 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (the "September 30, 2001 Form 10-Q")).
10.4	Transponder Service Agreements.
a
SKYNET Transponder Service Agreement dated March 1, 2001 between Playboy Entertainment Group, Inc. and LORAL SKYNET (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2001).
	b	SKYNET Transponder Service Agreement dated February 8, 1999 by and between Califa Entertainment Group, Inc. and LORAL SKYNET.
	c	Transfer of Service Agreement dated February 22, 2002 between Califa Entertainment Group, LORAL SKYNET and Spice Hot Entertainment, Inc.
	d	Amendment One to the Transponder Service Agreement between Spice Hot Entertainment, Inc. and LORAL SKYNET dated February 28, 2002.
(items (b), (c) and (d) incorporated by reference to Exhibits 10.4(b), (c) and (d), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K"))

	e	Transponder Service Agreement dated August 12, 1999 between British Sky Broadcasting Limited and The Home Video Channel Limited (incorporated by reference to Exhibit 10.4(e) from the 2002 Form 10-K).
10.5#	Playboy TV — Latin America, LLC Agreements.
a
Second Amended and Restated Operating Agreement for Playboy TV — Latin America, LLC, effective as of April 1, 2002, by and between Playboy Entertainment Group, Inc. and Lifford International Co. Ltd. (BVI).
b
Playboy TV — Latin America Program Supply and Trademark License Agreement, dated as of December 23, 2002 and effective as of April 1, 2002, by and between Playboy Entertainment Group, Inc. and Playboy TV — Latin America, LLC.
(items (a) and (b) incorporated by reference to Exhibits 10.1 and 10.2, respectively, from Playboy's Current Report on Form 8-K dated December 23, 2002 (the "December 23, 2002 Form 8-K"))
10.6
Transfer Agreement, dated as of December 23, 2002, by and among Playboy Enterprises, Inc., Playboy Entertainment Group, Inc., Playboy Enterprises International, Inc., Claxson Interactive Group Inc., Carlyle Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Carlton Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Lifford International Co. Ltd. (BVI) and Playboy TV International, LLC. (incorporated by reference to Exhibit 2.1 from the December 23, 2002 Form 8-K).
10.7#
Amended and Restated Affiliation and License Agreement dated May 17, 2002 between DirecTV, Inc. and Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Spice Hot Entertainment, Inc. and Spice Platinum Entertainment, Inc. regarding DBS Satellite Exhibition of Programming (incorporated by reference to Exhibit 10.1 from the June 30, 2002 Form 10-Q).
10.8
Fulfillment and Customer Service Services Agreement dated October 2, 2000 between Infinity Resources, Inc. and Playboy.com, Inc. (incorporated by reference to Exhibit 10.13 from Playboy's annual report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K")).
10.9	Credit Agreement, dated as of March 11, 2003 (the "Credit Agreement"), among PEI Holdings, Inc., each lender from time to time party thereto and Bank of America, N.A., as Agent.
	a	Credit Agreement (incorporated by reference to Exhibit 10.9(a) from the 2002 Form 10-K).
	a-1	Master Corporate Guaranty, dated March 11, 2003 (incorporated by reference to Exhibit 10.9(a)-1 from the 2002 Form 10-K).
	*a-2	Joinder to Master Corporate Guaranty, dated July 22, 2003, executed by Andrita Studios, Inc.
b
Security Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(b) from the 2002 Form 10-K).
c
Security Agreement, dated as of March 11, 2003, among Playboy Enterprises, Inc. and each of the domestic subsidiaries of PEI Holdings, Inc. set forth on the signature pages thereto and Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(c) from the 2002 Form 10-K).
	*c-1	Joinder to Security Agreement, dated July 22, 2003, executed by Andrita Studios, Inc.

d
Pledge Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9 (d) from the 2002 Form 10-K).
e
Pledge Agreement, dated as of March 11, 2003, among Chelsea Court Holdings LLC, as the limited partner in 1945/1947 Cedar River C.V., Candlelight Management LLC, as the general partner in 1945/1947 Cedar River C.V., and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(e) from the 2002 Form 10-K).
f
Pledge Agreement, dated as of March 11, 2003, between Claridge Organization LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(f) from the 2002 Form 10-K).
g
Pledge Agreement, dated as of March 11, 2003, between Playboy Clubs International, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(g) from the 2002 Form 10-K).
h
Pledge Agreement, dated as of March 11, 2003, between CPV Productions, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(h) from the 2002 Form 10-K).
i
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(i) from the 2002 Form 10-K).
*i-1
Pledge Amendment, dated July 22, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement.
j
Pledge Agreement, dated as of March 11, 2003, between Playboy Gaming International, Ltd. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(j) from the 2002 Form 10-K).
k
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(k) from the 2002 Form 10-K).
l
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(l) from the 2002 Form 10-K).
m
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises International, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(m) from the 2002 Form 10-K).

n
Pledge Agreement, dated as of March 11, 2003, between Planet Playboy, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(n) from the 2002 Form 10-K).
o
Pledge Agreement, dated as of March 11, 2003, between Spice Entertainment, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(o) from the 2002 Form 10-K).
p
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(p) from the 2002 Form 10-K).
q
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(q) from the 2002 Form 10-K).
r
Trademark Security Agreement, dated as of March 11, 2003, by Adultvision Communications, Inc., Alta Loma Entertainment, Inc., Lifestyle Brands, Ltd., Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Playboy Enterprises International, Inc. and Spice Hot Entertainment, Inc. in favor of Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(r) from the 2002 Form 10-K).
s
Copyright Security Agreement, dated March 11, 2003, by After Dark Video, Inc., Alta Loma Distribution, Inc., Alta Loma Entertainment, Inc., Impulse Productions, Inc., Indigo Entertainment, Inc., MH Pictures, Inc., Mystique Films, Inc., Playboy Entertainment Group, Inc., Precious Films, Inc. and Women Productions, Inc. in favor of Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(s) from the 2002 Form 10-K).
t
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank of America, N.A., as Agent for various lenders (incorporated by reference to Exhibit 10.9(t) from the 2002 Form 10-K).
u
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 11, 2003, made and executed by Playboy Enterprises International, Inc. in favor of Fidelity National Title Insurance Company for the benefit of Bank of America, N.A., as agent for Lenders under the Credit Agreement (incorporated by reference to Exhibit 10.9(u) from the 2002 Form 10-K).
10.10	February 26, 1999 Credit Agreement.
a
Credit Agreement, dated as of February 26, 1999, among New Playboy, Inc., PEI Holdings, Inc., the Lenders named in the February 26, 1999 Credit Agreement, ING (U.S.) Capital LLC, as Syndication Agent, and Credit Suisse First Boston, as Administrative Agent, as Collateral Agent and as Issuing Bank.
	b	Subsidiary Guarantee Agreement, dated as of March 15, 1999, among certain subsidiaries of Playboy Enterprises, Inc. and Credit Suisse First Boston, as Collateral Agent.

c
Indemnity, Subrogation and Contribution Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
d
Pledge Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
e
Security Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
(items (a) through (e) incorporated by reference to Exhibits 10.21(a) through (e), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 1998)
	f	First Amendment to February 26, 1999 Credit Agreement dated as of June 14, 1999.
	g	Second Amendment to February 26, 1999 Credit Agreement dated as of January 31, 2000.
(items (f) and (g) incorporated by reference to Exhibits 10.18(f) and (g), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 1999)
h
Third Amendment to February 26, 1999 Credit Agreement dated as of June 9, 2000 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 2000).
i
Fourth Amendment to February 26, 1999 Credit Agreement dated as of June 1, 2001 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 2001).
j
Fifth Amendment to February 26, 1999 Credit Agreement dated as of April 12, 2002 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2002 (the "March 31, 2002 Form 10-Q")).
k
Sixth Amendment to February 26, 1999 Credit Agreement dated as of October 15, 2002 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 2002 (the "September 30, 2002 From 10-Q")).
10.11	Exchange Agreement, dated as of March 11, 2003, among Hugh M. Hefner, Playboy.com, Inc., PEI Holdings, Inc. and Playboy Enterprises, Inc. (see Exhibit 4.2).
10.12	Promissory Notes issued by Playboy.com, Inc. to Hugh M. Hefner.
	a	Promissory Note dated September 26, 2001 (incorporated by reference to Exhibit 10.2 from the September 30, 2001 Form 10-Q).
	b	First Amendment to September 26, 2001 Promissory Note dated July 1, 2002 (incorporated by reference to Exhibit 10.3 from the September 30, 2002 Form 10-Q).
	c	Promissory Note dated December 17, 2001.
	d	Agreement, dated December 17, 2001, by and between Playboy Enterprises, Inc. and Hugh M. Hefner relating to that certain Promissory Note, dated as of December 17, 2001.
(items (c) and (d) incorporated by reference to Exhibits 10.1 and 10.2, respectively, from the Current Report on Form 8-K dated December 27, 2001)

	e	Promissory Note dated September 27, 2002 (incorporated by reference to Exhibit 10.2 from the September 30, 2002 Form 10-Q).
10.13	Playboy Mansion West Lease Agreement, as amended, between Playboy Enterprises, Inc. and Hugh M. Hefner.
	a	Letter of Interpretation of Lease.
	b	Agreement of Lease.
(items (a) and (b) incorporated by reference to Exhibits 10.3(a) and (b), respectively, from the 1991 Form 10-K)
c
Amendment to Lease Agreement dated as of January 12, 1998 (incorporated by reference to Exhibit 10.2 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 1998 (the "March 31, 1998 Form 10-Q") ).
d
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee for various noteholders (see Exhibit 4.1(u)).
e
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank of America, N.A., as Agent for various lenders (see Exhibit 10.9(t)).
10.14	Los Angeles Office Lease Documents.
	a	Agreement of Lease dated April 23, 2002 between Los Angeles Media Tech Center, LLC and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.4 from the June 30, 2002 Form 10-Q).
	b	First Amendment to April 23, 2002 Lease dated June 28, 2002 (incorporated by reference to Exhibit 10.4 from the September 30, 2002 Form 10-Q).
10.15	Chicago Office Lease Documents.
a
Office Lease dated April 7, 1988 by and between Playboy Enterprises, Inc. and LaSalle National Bank as Trustee under Trust No. 112912 (incorporated by reference to Exhibit 10.7(a) from the 1993 Form 10-K).
b
First Amendment to April 7, 1988 Lease dated October 26, 1989 (incorporated by reference to Exhibit 10.15(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1995 (the "1995 Form 10-K")).
	c	Second Amendment to April 7, 1988 Lease dated June 1, 1992 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended December 31, 1992).
	d	Third Amendment to April 7, 1988 Lease dated August 30, 1993 (incorporated by reference to Exhibit 10.15(d) from the 1995 Form 10-K).
	e	Fourth Amendment to April 7, 1988 Lease dated August 6, 1996 (incorporated by reference to Exhibit 10.20(e) from the 1996 Form 10-K).
	f	Fifth Amendment to April 7, 1988 Lease dated March 19, 1998 (incorporated by reference to Exhibit 10.3 from the March 31, 1998 Form 10-Q).
10.16	New York Office Lease Documents.

	a	Agreement of Lease dated August 11, 1992 between Playboy Enterprises, Inc. and Lexington Building Co. (incorporated by reference to Exhibit 10.9(b) from the 1992 Form 10-K).
b
Agreement of Sublease between Playboy Enterprises International, Inc. and Concentra Managed Care Services, Inc. dated February 13, 2002 (incorporated by reference to Exhibit 10.3 from the March 31, 2002 Form 10-Q).
10.17	Los Angeles Studio Facility Lease Documents.
	a	Agreement of Lease dated September 20, 2001 between Kingston Andrita LLC and Playboy Entertainment Group, Inc. (incorporated by reference to Exhibit 10.3(a) from the September 30, 2001 Form 10-Q).
	b	First Amendment to September 20, 2001 Lease dated May 15, 2002 (incorporated by reference to Exhibit 10.3 from the June 30, 2002 Form 10-Q).
	c	Second Amendment to September 20, 2001 Lease dated July 23, 2002 (incorporated by reference to Exhibit 10.6 from the September 30, 2002 Form 10-Q).
	d	Third Amendment to September 20, 2001 Lease dated October 31, 2002 (incorporated by reference to Exhibit 10.17(d) from the 2002 Form 10-K).
	e	Fourth Amendment to September 20, 2001 Lease dated December 2, 2002 (incorporated by reference to Exhibit 10.17(e)) from the 2002 Form 10-K).
	f	Fifth Amendment to September 20, 2001 Lease dated December 31, 2002 (incorporated by reference to Exhibit 10.17(f) from the 2002 Form 10-K).
	g	Sixth Amendment to September 20, 2001 Lease dated January 31, 2003 (incorporated by reference to Exhibit 10.17(g) from the 2002 Form 10-K).
	h	Guaranty dated September 20, 2001 by Playboy Entertainment Group, Inc. in favor of Kingston Andrita LLC (incorporated by reference to Exhibit 10.3(c) from the September 30, 2001 Form 10-Q).
10.18	Itasca Warehouse Lease Documents.
	a	Agreement dated as of September 6, 1996 between Centerpoint Properties Corporation and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.23 from the 1996 Form 10-K).
b
Amendment to September 6, 1996 Lease dated June 1, 1997 (incorporated by reference to Exhibit 10.25(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1997 (the "1997 Form 10-K")).
	c	Real Estate Sublease Agreement dated October 2, 2000 between Playboy Enterprises, Inc. and Infinity Resources, Inc. (incorporated by reference to Exhibit 10.20(c) from the 2000 Form 10-K).
10.19	Selected Company Remunerative Plans.
	a	Executive Protection Program dated March 1, 1990 (incorporated by reference to Exhibit 10.18(c) from the 1995 Form 10-K).
	b	Amended and Restated Deferred Compensation Plan for Employees effective January 1, 1998.

	c	Amended and Restated Deferred Compensation Plan for Board of Directors' effective January 1, 1998.
(items (b) and (c) incorporated by reference to Exhibits 10.2(a) and (b), respectively, from our quarterly report on Form 10-Q for the quarter ended June 30, 1998)
10.20	1989 Option Plan.
	a	Playboy Enterprises, Inc. 1989 Stock Option Plan, as amended, For Key Employees (incorporated by reference to Exhibit 10.4(mm) from the 1991 Form 10-K).
	b	Playboy Enterprises, Inc. 1989 Stock Option Agreement.
	c	Letter dated July 18, 1990 pursuant to the June 7, 1990 recapitalization regarding adjustment of options.
(items (b) and (c) incorporated by reference to Exhibits 10.19(c) and (d), respectively, from the 1995 Form 10-K)
	d	Consent and Amendment regarding the 1989 Option Plan (incorporated by reference to Exhibit 10.4(aa) from the 1991 Form 10-K).
10.21	1991 Directors' Plan.
	a	Playboy Enterprises, Inc. 1991 NonQualified Stock Option Plan for NonEmployee Directors, as amended.
	b	Playboy Enterprises, Inc. 1991 NonQualified Stock Option Agreement for NonEmployee Directors.
(items (a) and (b) incorporated by reference to Exhibits 10.4(rr) and (nn), respectively, from the 1991 Form 10-K)
10.22	1995 Stock Incentive Plan.
a
Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 1999 (the "June 30, 1999 Form 10-Q")).
	b	Form of NonQualified Stock Option Agreement for NonQualified Stock Options which may be granted under the Plan.
	c	Form of Incentive Stock Option Agreement for Incentive Stock Options which may be granted under the Plan.
	d	Form of Restricted Stock Agreement for Restricted Stock issued under the Plan
(items (b), (c) and (d) incorporated by reference to Exhibits 4.3, 4.4 and 4.5, respectively, from our Registration Statement No. 33-58145 on Form S-8 dated March 20, 1995)
	e	Form of Section 162(m) Restricted Stock Agreement for Section 162(m) Restricted Stock issued under the Plan (incorporated by reference to Exhibit 10.1(e) from the 1997 Form 10-K).
10.23	1997 Directors' Plan.
	a	1997 Equity Plan for NonEmployee Directors of Playboy Enterprises, Inc., as amended (incorporated by reference to Exhibit 10.25(a) from the 2000 Form 10-K).

b
Form of Restricted Stock Agreement for Restricted Stock issued under the Plan (incorporated by reference to Exhibit 10.1(b) from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 1997).
10.24
Form of Nonqualified Option Agreement between Playboy Enterprises, Inc. and each of Dennis S. Bookshester and Sol Rosenthal (incorporated by reference to Exhibit 4.4 from Playboy's Registration Statement No. 333-30185 on Form S-8 dated November 13, 1996).
10.25	Employee Stock Purchase Plan.
a
Playboy Enterprises, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.2 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 1997).
	b	Amendment to Playboy Enterprises, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.4 from the June 30, 1999 Form 10-Q).
10.26	Selected Employment, Termination and Other Agreements.
a
Form of Severance Agreement by and between Playboy Enterprises, Inc. and each of James English, Linda Havard, Christie Hefner, Martha Lindeman, Richard Rosenzweig, Howard Shapiro and Alex Vaickus (incorporated by reference to Exhibit 10.23 (a) from the 2001 Form 10-K).
	b	Letter Agreement dated December 30, 2000 regarding employment of James English (incorporated by reference to Exhibit 10.28(g) from the 2000 Form 10-K).
	c	Memorandum dated May 21, 2002 regarding severance agreement for Linda Havard (incorporated by reference to Exhibit 10.6 from the June 30, 2002 Form 10-Q).
10.27	11% Senior Secured Notes due 2010 (see Exhibit 4.1).
12*	Computation of Ratio of Earnings to Fixed Charges.
21*	Subsidiaries.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
23.4	Consent of Howard Shapiro, Esq. (included in Exhibit 5.2).
24*
Powers of Attorney of Christie Hefner, Linda G. Havard, Dennis S. Bookshester, David I. Chemerow, Donald G. Drapkin, Jerome H. Kern, Sol Rosenthal, Richard S. Rosenzweig, Russell I. Pillar, Robert Campbell, Howard Shapiro, James English, Alex Vaickus, Cathy Zulfer, Jeffrey Jenest, William Farley and James P. Radtke.
24.1*	Power of Attorney of Mark L. Rudolph.
25*	Statement of Eligibility of Bank One, National Association to act as trustee under the indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Letter to Clients.

*
Previously filed.

#
Certain information omitted pursuant to a request for confidential treatment filed separately with and granted by the SEC.

  (b)
  Financial Statement Schedule:

PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

COLUMN A	COLUMN B	COLUMN C				COLUMN D		COLUMN E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses		Charged to Other Accounts		Deductions		Balance at End of Period
Allowance deducted in the balance sheet from the asset to which it applies:
Fiscal Year Ended December 31, 2002:
Allowance for doubtful accounts	$6,406	$213		$2,010	(a)	$3,505	(b)	$5,124

Allowance for returns	$30,514	$—		$48,227	(c)	$54,146	(d)	$24,595

Deferred tax asset valuation allowance	$54,588	$14,558	(e)	$—		$—		$69,146

Fiscal Year Ended December 31, 2001:
Allowance for doubtful accounts	$15,994	$584		$1,690	(a)	$11,862	(b)	$6,406

Allowance for returns	$28,815	$—		$52,698	(c)	$50,999	(d)	$30,514

Deferred tax asset valuation allowance	$45,044	$9,544	(e)	$—		$—		$54,588

Fiscal Year Ended December 31, 2000:
Allowance for doubtful accounts	$17,970	$723		$1,108	(a)	$3,807	(b)	$15,994

Allowance for returns	$21,295	$—		$51,205	(c)	$43,685	(d)	$28,815

Deferred tax asset valuation allowance	$19,783	$24,142	(e)	$1,119	(f)	$—		$45,044

Notes:

  (a)
  Primarily represents provisions for unpaid subscriptions charged to net revenues. Also, includes a $660 provision in 2002 related to the December 2002 PTVI restructuring.

  (b)
  Includes a reversal in 2001 of a $10,000 provision related to assuming an obligation in the Califa acquisition. Also, primarily represents uncollectible accounts less recoveries.

  (c)
  Represents provisions charged to net revenues for estimated returns of Playboy magazine, other domestic publishing products and domestic home videos.

  (d)
  Represents settlements on provisions previously recorded.

  (e)
  Represents noncash federal income tax expense related to increasing the valuation allowance.

  (f)
  Represents the unrealizable portion of the change in the gross deferred tax asset.

ITEM 22. UNDERTAKINGS

        The following undertakings are made by each of the undersigned registrants:

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY ENTERPRISES, INC.
By:	/s/ LINDA G. HAVARD
	Name:	Linda G. Havard
	Title:	Executive Vice President, Finance and Operations, and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Christie Hefner	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ LINDA G. HAVARD Linda G. Havard	Executive Vice President, Finance and Operations and Chief Financial Officer (Principal Financial and Accounting Officer)
*** Dennis S. Bookshester	Director
*** David I. Chemerow	Director

*** Donald G. Drapkin	Director
*** Jerome H. Kern	Director
*** Sol Rosenthal	Director
*** Richard S. Rosenzweig	Director
*** Russell I. Pillar	Director
***By:	/s/ LINDA G. HAVARD Linda G. Havard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PEI HOLDINGS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Christie Hefner	President and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

ADULTVISION COMMUNICATIONS, INC.
AFTER DARK VIDEO, INC.
ALTA LOMA DISTRIBUTION, INC.
CPV PRODUCTIONS, INC.
CYBERSPICE, INC.
IMPULSE PRODUCTIONS, INC.
INDIGO ENTERTAINMENT, INC.
MH PICTURES, INC.
MYSTIQUE FILMS, INC.
PLAYBOY ENTERTAINMENT GROUP, INC.
PRECIOUS FILMS, INC.
SPICE DIRECT, INC.
SPICE ENTERTAINMENT, INC.
SPICE INTERNATIONAL, INC.
SPICE NETWORKS, INC.
SPICE PRODUCTIONS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** James English	President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

LAKE SHORE PRESS, INC. PLAYBOY CLUB OF HOLLYWOOD, INC. PLAYBOY JAPAN, INC. PLAYBOY OF LYONS, INC. PLAYBOY OF SUSSEX, INC. PLAYBOY PREFERRED, INC. PLAYBOY PROPERTIES, INC. STEELTON, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

/s/ HOWARD SHAPIRO Howard Shapiro	Vice President, Secretary and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

LIFESTYLE BRANDS, LTD. PLAYBOY GAMING NEVADA, INC. PLAYBOY GAMING UK, LTD. SPECIAL EDITIONS, LTD.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Alex Vaickus	President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

AL ENTERTAINMENT, INC. ALTA LOMA ENTERTAINMENT, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Richard S. Rosenzweig	Chief Executive Officer and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLANET PLAYBOY, INC. PLANET SPICE, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

/s/ HOWARD SHAPIRO Howard Shapiro	Senior Vice President, Secretary and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY CLUBS INTERNATIONAL, INC. PLAYBOY GAMING INTERNATIONAL, LTD.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Alex Vaickus	President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director

*** Linda G. Havard	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on August 13, 2003.

SPICE HOT ENTERTAINMENT, INC. SPICE PLATINUM ENTERTAINMENT, INC.
By:	/s/ JAMES ENGLISH
	Name:	James English
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

/s/ JAMES ENGLISH James English	President and Director (Principal Executive Officer)
*** Cathy Zulfer	Senior Vice President and Treasurer (Principal Financial and Accounting Officer)
*** Jeffrey Jenest	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

ITASCA HOLDINGS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Linda G. Havard	President and Assistant Treasurer (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY CLUB OF NEW YORK, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

/s/ HOWARD SHAPIRO Howard Shapiro	Vice President, Secretary and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
*** Linda G. Havard	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY MODELS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** William Farley	President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Linda G. Havard	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY ENTERPRISES INTERNATIONAL, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Executive Vice President, Law and Administration, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Christie Hefner	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
*** Linda G. Havard	Executive Vice President, Finance and Operations and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY CRUISE GAMING, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Alex Vaickus	President (Principal Executive Officer)
*** Robert Campbell	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY SHOWS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Richard S. Rosenzweig	President, Assistant Treasurer and Director (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

TELECOM INTERNATIONAL, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** James P. Radtke	Vice President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

WOMEN PRODUCTIONS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Jeffrey Jenest	President (Principal Executive Officer)
*** Robert Campbell	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment No. 3 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

PLAYBOY TV INTERNATIONAL, LLC CLARIDGE ORGANIZATION LLC CHELSEA COURT HOLDINGS LLC CANDLELIGHT MANAGEMENT LLC
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Mark L. Rudolph	Vice President (Principal Executive Officer)
*** Cathy Zulfer	Vice President (Principal Financial and Accounting Officer)
*** James English	Director of Playboy TV International, LLC, which is the sole member of Claridge Organization LLC, Chelsea Court Holdings LLC and Candlelight Management LLC
*** Linda G. Havard	Director of Playboy TV International, LLC, which is the sole member of Claridge Organization LLC, Chelsea Court Holdings LLC and Candlelight Management LLC
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 13, 2003.

ANDRITA STUDIOS, INC.
By:	/s/ HOWARD SHAPIRO
	Name:	Howard Shapiro
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on this 13th day of August 2003.

Signature	Title

*** Jeffrey Jenest	President (Principal Executive Officer)
*** Robert Campbell	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)
*** Christie Hefner	Director
/s/ HOWARD SHAPIRO Howard Shapiro	Director
***By:	/s/ HOWARD SHAPIRO Howard Shapiro Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1#	Asset Purchase Agreement, dated as of June 29, 2001, by and among Playboy Enterprises, Inc., Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher (incorporated by reference to Exhibit 2.1 from Playboy's Current Report on Form 8-K dated July 6, 2001).
3.1
Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the "March 31, 2003 Form 10-Q") ).
3.2	Bylaws of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.4 from the March 15, 1999 Form 8-K).
3.3*	Certificate of Incorporation of PEI Holdings, Inc.
3.4*	Bylaws of PEI Holdings, Inc.
3.5*	Certificate of Formation of Candlelight Management LLC.
3.6*	Operating Agreement of Candlelight Management LLC.
3.7*	Certificate of Incorporation of Spice Entertainment, Inc.
3.8*	Bylaws of Spice Entertainment, Inc.
3.9*	Certificate of Incorporation of CPV Productions, Inc.
3.10*	Bylaws of CPV Productions, Inc.
3.11*	Certificate of Incorporation of Cyberspice, Inc.
3.12*	Bylaws of Cyberspice, Inc.
3.13*	Articles of Incorporation of MH Pictures, Inc.
3.14*	Bylaws of MH Pictures, Inc.
3.15*	Certificate of Incorporation of Planet Spice, Inc.
3.16*	Bylaws of Planet Spice, Inc.
3.17*	Certificate of Incorporation of Spice Direct, Inc.
3.18*	Bylaws of Spice Direct, Inc.
3.19*	Certificate of Incorporation of Spice International, Inc.
3.20*	Bylaws of Spice International, Inc.
3.21*	Certificate of Incorporation of Spice Networks, Inc.
3.22*	Bylaws of Spice Networks, Inc.
3.23*	Articles of Incorporation of Spice Productions, Inc.
3.24*	Bylaws of Spice Productions, Inc.
3.25*	Certificate of Incorporation of Playboy Enterprises International, Inc.
3.26*	Bylaws of Playboy Enterprises International, Inc.
3.27*	Certificate of Incorporation of Alta Loma Entertainment, Inc.
3.28*	Bylaws of Alta Loma Entertainment, Inc.
3.29*	Articles of Incorporation of Itasca Holdings, Inc.

3.30*	Bylaws of Itasca Holdings, Inc.
3.31*	Certificate of Incorporation of Planet Playboy, Inc.
3.32*	Bylaws of Planet Playboy, Inc.
3.33*	Articles of Incorporation of Playboy Gaming Nevada, Inc.
3.34*	Bylaws of Playboy Gaming Nevada, Inc.
3.35*	Certificate of Incorporation of Playboy Japan, Inc.
3.36*	Bylaws of Playboy Japan, Inc.
3.37*	Certificate of Incorporation of Playboy Gaming International, Ltd.
3.38*	Bylaws of Playboy Gaming International, Ltd.
3.39*	Certificate of Incorporation of Playboy Cruise Gaming, Inc.
3.40*	Bylaws of Playboy Cruise Gaming, Inc.
3.41*	Certificate of Incorporation of Playboy Gaming UK, Ltd.
3.42*	Bylaws of Playboy Gaming UK, Ltd.
3.43*	Certificate of Incorporation of Lifestyle Brands, Ltd.
3.44*	Bylaws of Lifestyle Brands, Ltd.
3.45*	Certificate of Incorporation of Lake Shore Press, Inc.
3.46*	Bylaws of Lake Shore Press, Inc.
3.47*	Certificate of Incorporation of Playboy Clubs International, Inc.
3.48*	Bylaws of Playboy Clubs International, Inc.
3.49*	Articles of Incorporation of Playboy Preferred, Inc.
3.50*	Bylaws of Playboy Preferred, Inc.
3.51*	Certificate of Incorporation of Playboy of Sussex, Inc.
3.52*	Bylaws of Playboy of Sussex, Inc.
3.53*	Articles of Incorporation of Playboy of Lyons, Inc.
3.54*	Bylaws of Playboy of Lyons, Inc.
3.55*	Certificate of Incorporation of Playboy Club of Hollywood, Inc.
3.56*	Bylaws of Playboy Club of Hollywood, Inc.
3.57*	Certificate of Incorporation of Playboy Club of New York, Inc.
3.58*	Bylaws of Playboy Club of New York, Inc.
3.59*	Certificate of Incorporation of Special Editions, Ltd.
3.60*	Bylaws of Special Editions, Ltd.
3.61*	Articles of Incorporation of Telecom International, Inc.
3.62*	Bylaws of Telecom International, Inc.
3.63*	Certificate of Incorporation of Spice Platinum Entertainment, Inc.
3.64*	Bylaws of Spice Platinum Entertainment, Inc.

3.65*	Certificate of Incorporation of Spice Hot Entertainment, Inc.
3.66*	Bylaws of Spice Hot Entertainment, Inc.
3.67*	Articles of Incorporation of Playboy Models, Inc.
3.68*	Bylaws of Playboy Models, Inc.
3.69*	Certificate of Incorporation of Playboy Properties, Inc.
3.70*	Bylaws of Playboy Properties, Inc.
3.71*	Certificate of Incorporation of Playboy Shows, Inc.
3.72*	Bylaws of Playboy Shows, Inc.
3.73*	Certificate of Incorporation of Steelton, Inc.
3.74*	Bylaws of Steelton, Inc.
3.75*	Certificate of Incorporation of Playboy Entertainment Group, Inc.
3.76*	Bylaws of Playboy Entertainment Group, Inc.
3.77*	Certificate of Incorporation of Adultvision Communications, Inc.
3.78*	Bylaws of Adultvision Communications, Inc.
3.79*	Certificate of Incorporation of After Dark Video, Inc.
3.80*	Bylaws of After Dark Video, Inc.
3.81*	Certificate of Incorporation of Alta Loma Distribution, Inc.
3.82*	Bylaws of Alta Loma Distribution, Inc.
3.83*	Articles of Incorporation of AL Entertainment, Inc.
3.84*	Bylaws of AL Entertainment, Inc.
3.85*	Certificate of Incorporation of Impulse Productions, Inc.
3.86*	Bylaws of Impulse Productions, Inc.
3.87*	Articles of Incorporation of Indigo Entertainment, Inc.
3.88*	Bylaws of Indigo Entertainment, Inc.
3.89*	Articles of Incorporation of Mystique Films, Inc.
3.90*	Bylaws of Mystique Films, Inc.
3.91*	Articles of Incorporation of Precious Films, Inc.
3.92*	Bylaws of Precious Films, Inc.
3.93*	Articles of Incorporation of Women Productions, Inc.
3.94*	Bylaws of Women Productions, Inc.
3.95*	Certificate of Formation of Playboy TV International, LLC.
3.96*	Operating Agreement of Playboy TV International, LLC.
3.97*	Certificate of Formation of Claridge Organization LLC.
3.98*	Operating Agreement of Claridge Organization LLC.
3.99*	Certificate of Formation of Chelsea Court Holdings LLC.

3.100*	Operating Agreement of Chelsea Court Holdings LLC.
3.101*	Articles of Incorporation of Andrita Studios, Inc.
3.102*	Bylaws of Andrita Studios, Inc.
4.1	11% Senior Secured Notes due 2010
a
Indenture, dated as of March 11, 2003 (the "Indenture"), between PEI Holdings, Inc., the Guarantors party thereto and Bank One, N.A., as Trustee (incorporated by reference to Exhibit 4.1(a) from Playboy's annual report on Form 10-K for the year ended December 31, 2002 (the "2002 Form 10-K")).
	*a-1	First Supplemental Indenture, dated as of July 22, 2003, among PEI Holdings, Inc., Andrita Studios, Inc. and Bank One, N.A., as trustee.
	b	Form of 11% Senior Secured Note due 2010 (included in Exhibit 4.1(a))
	c	Pledge Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(c) from the 2002 Form 10-K).
d
Pledge Agreement, dated as of March 11, 2003, among Chelsea Court Holdings LLC, as the limited partner in 1945/1947 Cedar River C.V., Candlelight Management LLC, as the general partner in 1945/1947 Cedar River C.V., and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(d) from the 2002 Form 10-K).
e
Pledge Agreement, dated as of March 11, 2003, between Claridge Organization LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(e) from the 2002 Form 10-K).
f
Pledge Agreement, dated as of March 11, 2003, between Playboy Clubs International, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(f) from the 2002 Form 10-K).
	g	Pledge Agreement, dated as of March 11, 2003, between CPV Productions, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(g) from the 2002 Form 10-K).
h
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(h) from the 2002 Form 10-K).
	*h-1	First Amendment to Pledge Agreement, dated July 22, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture.
i
Pledge Agreement, dated as of March 11, 2003, between Playboy Gaming International, Ltd. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(i) from the 2002 Form 10-K).
j
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(j) from the 2002 Form 10-K).
k
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(k) from the 2002 Form 10-K).
l
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(l) from the 2002 Form 10-K).

m	Pledge Agreement, dated as of March 11, 2003, between Planet Playboy, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(m) from the 2002 Form 10-K).
n
Pledge Agreement, dated as of March 11, 2003, between Spice Entertainment, Inc. and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(n) from the 2002 Form 10-K).
o
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(o) from the 2002 Form 10-K).
p
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank One, N.A., as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(p) from the 2002 Form 10-K).
q
Security Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(q) from the 2002 Form 10-K).
r
Security Agreement, dated as of March 11, 2003, among Playboy Enterprises, Inc. and each of the domestic subsidiaries of PEI Holdings, Inc. set forth on the signature pages thereto and Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(r) from the 2002 Form 10-K).
*r-1	Joinder to Security Agreement, dated July 22, 2003, between Andrita Studios, Inc. and Bank One, N.A., as Trustee under the Indenture.
s
Trademark Security Agreement, dated as of March 11, 2003, by Adultvision Communications, Inc., Alta Loma Entertainment, Inc., Lifestyle Brands, Ltd., Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Playboy Enterprises International, Inc. and Spice Hot Entertainment, Inc. in favor of Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(s) from the 2002 Form 10-K).
t
Copyright Security Agreement. dated as of March 11, 2003, by After Dark Video, Inc., Alta Loma Distribution, Inc., Alta Loma Entertainment, Inc., Impulse Productions, Inc., Indigo Entertainment, Inc., MH Pictures, Inc., Mystique Films, Inc., Playboy Entertainment Group, Inc., Precious Films, Inc. and Women Productions, Inc. in favor of Bank One, N.A., in its capacity as Trustee under the Indenture (incorporated by reference to Exhibit 4.1(t) from the 2002 Form 10-K).
u
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee for various noteholders (incorporated by reference to Exhibit 4.1(u) from the 2002 Form 10-K).
v
Second Priority Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 11, 2003, made and executed by Playboy Enterprises International, Inc. in favor of Fidelity National Title Insurance Company for the benefit of Bank One, N.A., as Trustee pursuant to the Indenture (incorporated by reference to Exhibit 4.1(v) from the 2002 Form 10-K).
w	Intercreditor Agreement, dated as of March 11, 2003, between Bank of America, N.A., as agent, and Bank One, N.A., as trustee (incorporated by reference to Exhibit 4.1(w) from the 2002 Form 10-K).

x
Registration Rights Agreement, dated as of March 11, 2003, by and among PEI Holdings, Inc., Playboy Enterprises, Inc., the subsidiary guarantors listed on the signature pages thereof and Banc of America Securities LLC and Lazard Frères & Co. LLC (incorporated by reference to Exhibit 4.1(x) from the 2002 Form 10-K).
4.2
Certificate of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4 from the March 31, 2003 Form 10-Q).
4.3
Exchange Agreement, dated as of March 11, 2003, among Hugh M. Hefner, Playboy.com, Inc., PEI Holdings, Inc. and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4.2 from the 2002 Form 10-K).
4.4	Credit Agreement, dated as of March 11, 2003, among PEI Holdings, Inc., each lender from time to time party thereto and Bank of America, N.A., as Agent (see Exhibit 10.9).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
5.2	Opinion of Howard Shapiro, Esq.
10.1	Playboy Magazine Printing and Binding Agreement.
# a
October 22, 1997 Agreement between Playboy Enterprises, Inc. and Quad/Graphics, Inc. (incorporated by reference to Exhibit 10.4 from Playboy's transition period report on Form 10-K for the six months ended December 31, 1997 (the "Transition Period Form 10-K")).
	# b	Amendment to October 22, 1997 Agreement dated as of March 3, 2000 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2000).
10.2
Playboy Magazine Distribution Agreement dated as of July 2, 1999 between Playboy Enterprises, Inc. and Warner Publisher Services, Inc. (incorporated by reference to Exhibit 10.4 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 1999).
10.3	Playboy Magazine Subscription Fulfillment Agreement
a
July 1, 1987 Agreement between Communication Data Services, Inc. and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.12(a) from Playboy's annual report on Form 10-K for the year ended June 30, 1992 (the "1992 Form 10-K")).
b
Amendment dated as of June 1, 1988 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.12(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1993 (the "1993 Form 10-K")).
c
Amendment dated as of July 1, 1990 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.12(c) from Playboy's annual report on Form 10-K for the year ended June 30, 1991 (the "1991 Form 10-K")).
d
Amendment dated as of July 1, 1996 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.5(d) from Playboy's annual report on Form 10-K for the year ended June 30, 1996 (the "1996 Form 10-K")).
	# e	Amendment dated as of July 7, 1997 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.6(e) from Playboy's Transition Period Form 10-K).
# f
Amendment dated as of July 1, 2001 to said Fulfillment Agreement (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (the "September 30, 2001 Form 10-Q")).
10.4	Transponder Service Agreements.

a
SKYNET Transponder Service Agreement dated March 1, 2001 between Playboy Entertainment Group, Inc. and LORAL SKYNET (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2001).
	b	SKYNET Transponder Service Agreement dated February 8, 1999 by and between Califa Entertainment Group, Inc. and LORAL SKYNET.
	c	Transfer of Service Agreement dated February 22, 2002 between Califa Entertainment Group, LORAL SKYNET and Spice Hot Entertainment, Inc.
	d	Amendment One to the Transponder Service Agreement between Spice Hot Entertainment, Inc. and LORAL SKYNET dated February 28, 2002.
(items (b), (c) and (d) incorporated by reference to Exhibits 10.4(b), (c) and (d), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K"))
	e	Transponder Service Agreement dated August 12, 1999 between British Sky Broadcasting Limited and The Home Video Channel Limited (incorporated by reference to Exhibit 10.4(e) from the 2002 Form 10-K).
10.5#	Playboy TV — Latin America, LLC Agreements.
a
Second Amended and Restated Operating Agreement for Playboy TV — Latin America, LLC, effective as of April 1, 2002, by and between Playboy Entertainment Group, Inc. and Lifford International Co. Ltd. (BVI).
b
Playboy TV — Latin America Program Supply and Trademark License Agreement, dated as of December 23, 2002 and effective as of April 1, 2002, by and between Playboy Entertainment Group, Inc. and Playboy TV — Latin America, LLC.
(items (a) and (b) incorporated by reference to Exhibits 10.1 and 10.2, respectively, from Playboy's Current Report on Form 8-K dated December 23, 2002 (the "December 23, 2002 Form 8-K"))
10.6
Transfer Agreement, dated as of December 23, 2002, by and among Playboy Enterprises, Inc., Playboy Entertainment Group, Inc., Playboy Enterprises International, Inc., Claxson Interactive Group Inc., Carlyle Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Carlton Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Lifford International Co. Ltd. (BVI) and Playboy TV International, LLC. (incorporated by reference to Exhibit 2.1 from the December 23, 2002 Form 8-K).
10.7#
Amended and Restated Affiliation and License Agreement dated May 17, 2002 between DirecTV, Inc. and Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Spice Hot Entertainment, Inc. and Spice Platinum Entertainment, Inc. regarding DBS Satellite Exhibition of Programming (incorporated by reference to Exhibit 10.1 from the June 30, 2002 Form 10-Q).
10.8
Fulfillment and Customer Service Services Agreement dated October 2, 2000 between Infinity Resources, Inc. and Playboy.com, Inc. (incorporated by reference to Exhibit 10.13 from Playboy's annual report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K")).
10.9	Credit Agreement, dated as of March 11, 2003 (the "Credit Agreement"), among PEI Holdings, Inc., each lender from time to time party thereto and Bank of America, N.A., as Agent.
	a	Credit Agreement (incorporated by reference to Exhibit 10.9(a) from the 2002 Form 10-K).
	a-1	Master Corporate Guaranty, dated March 11, 2003 (incorporated by reference to Exhibit 10.9(a)-1 from the 2002 Form 10-K).

*a-2	Joinder to Master Corporate Guaranty, dated July 22, 2003, executed by Andrita Studios, Inc.
b
Security Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(b) from the 2002 Form 10-K).
c
Security Agreement, dated as of March 11, 2003, among Playboy Enterprises, Inc. and each of the domestic subsidiaries of PEI Holdings, Inc. set forth on the signature pages thereto and Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(c) from the 2002 Form 10-K).
*c-1	Joinder to Security Agreement, dated July 22, 2003, executed by Andrita Studios, Inc.
d
Pledge Agreement, dated as of March 11, 2003, between PEI Holdings, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9 (d) from the 2002 Form 10-K).
e
Pledge Agreement, dated as of March 11, 2003, among Chelsea Court Holdings LLC, as the limited partner in 1945/1947 Cedar River C.V., Candlelight Management LLC, as the general partner in 1945/1947 Cedar River C.V., and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(e) from the 2002 Form 10-K).
f
Pledge Agreement, dated as of March 11, 2003, between Claridge Organization LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(f) from the 2002 Form 10-K).
g
Pledge Agreement, dated as of March 11, 2003, between Playboy Clubs International, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(g) from the 2002 Form 10-K).
h
Pledge Agreement, dated as of March 11, 2003, between CPV Productions, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(h) from the 2002 Form 10-K).
i
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(i) from the 2002 Form 10-K).
*i-1
Pledge Amendment, dated July 22, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement.
j
Pledge Agreement, dated as of March 11, 2003, between Playboy Gaming International, Ltd. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(j) from the 2002 Form 10-K).
k
Pledge Agreement, dated as of March 11, 2003, between Playboy Entertainment Group, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(k) from the 2002 Form 10-K).

l
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(l) from the 2002 Form 10-K).
m
Pledge Agreement, dated as of March 11, 2003, between Playboy Enterprises International, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(m) from the 2002 Form 10-K).
n
Pledge Agreement, dated as of March 11, 2003, between Planet Playboy, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(n) from the 2002 Form 10-K).
o
Pledge Agreement, dated as of March 11, 2003, between Spice Entertainment, Inc. and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(o) from the 2002 Form 10-K).
p
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(p) from the 2002 Form 10-K).
q
Pledge Agreement, dated as of March 11, 2003, between Playboy TV International, LLC and Bank of America, N.A., as agent for the various financial institutions from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 10.9(q) from the 2002 Form 10-K).
r
Trademark Security Agreement, dated as of March 11, 2003, by Adultvision Communications, Inc., Alta Loma Entertainment, Inc., Lifestyle Brands, Ltd., Playboy Entertainment Group, Inc., Spice Entertainment, Inc., Playboy Enterprises International, Inc. and Spice Hot Entertainment, Inc. in favor of Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(r) from the 2002 Form 10-K).
s
Copyright Security Agreement, dated March 11, 2003, by After Dark Video, Inc., Alta Loma Distribution, Inc., Alta Loma Entertainment, Inc., Impulse Productions, Inc., Indigo Entertainment, Inc., MH Pictures, Inc., Mystique Films, Inc., Playboy Entertainment Group, Inc., Precious Films, Inc. and Women Productions, Inc. in favor of Bank of America, N.A., as Agent under the Credit Agreement (incorporated by reference to Exhibit 10.9(s) from the 2002 Form 10-K).
t
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank of America, N.A., as Agent for various lenders (incorporated by reference to Exhibit 10.9(t) from the 2002 Form 10-K).
u
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 11, 2003, made and executed by Playboy Enterprises International, Inc. in favor of Fidelity National Title Insurance Company for the benefit of Bank of America, N.A., as agent for Lenders under the Credit Agreement (incorporated by reference to Exhibit 10.9(u) from the 2002 Form 10-K).
10.10	February 26, 1999 Credit Agreement.

a
Credit Agreement, dated as of February 26, 1999, among New Playboy, Inc., PEI Holdings, Inc., the Lenders named in the February 26, 1999 Credit Agreement, ING (U.S.) Capital LLC, as Syndication Agent, and Credit Suisse First Boston, as Administrative Agent, as Collateral Agent and as Issuing Bank.
	b	Subsidiary Guarantee Agreement, dated as of March 15, 1999, among certain subsidiaries of Playboy Enterprises, Inc. and Credit Suisse First Boston, as Collateral Agent.
c
Indemnity, Subrogation and Contribution Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
d
Pledge Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
e
Security Agreement, dated as of March 15, 1999, among Playboy Enterprises, Inc., PEI Holdings, Inc., certain other subsidiaries of Playboy Enterprises, Inc., and Credit Suisse First Boston, as Collateral Agent.
(items (a) through (e) incorporated by reference to Exhibits 10.21(a) through (e), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 1998)
	f	First Amendment to February 26, 1999 Credit Agreement dated as of June 14, 1999.
	g	Second Amendment to February 26, 1999 Credit Agreement dated as of January 31, 2000.
(items (f) and (g) incorporated by reference to Exhibits 10.18(f) and (g), respectively, from Playboy's annual report on Form 10-K for the year ended December 31, 1999)
h
Third Amendment to February 26, 1999 Credit Agreement dated as of June 9, 2000 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 2000).
i
Fourth Amendment to February 26, 1999 Credit Agreement dated as of June 1, 2001 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 2001).
j
Fifth Amendment to February 26, 1999 Credit Agreement dated as of April 12, 2002 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 2002 (the "March 31, 2002 Form 10-Q")).
k
Sixth Amendment to February 26, 1999 Credit Agreement dated as of October 15, 2002 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 2002 (the "September 30, 2002 From 10-Q")).
10.11	Exchange Agreement, dated as of March 11, 2003, among Hugh M. Hefner, Playboy.com, Inc., PEI Holdings, Inc. and Playboy Enterprises, Inc. (see Exhibit 4.2).
10.12	Promissory Notes issued by Playboy.com, Inc. to Hugh M. Hefner.
	a	Promissory Note dated September 26, 2001 (incorporated by reference to Exhibit 10.2 from the September 30, 2001 Form 10-Q).
	b	First Amendment to September 26, 2001 Promissory Note dated July 1, 2002 (incorporated by reference to Exhibit 10.3 from the September 30, 2002 Form 10-Q).
	c	Promissory Note dated December 17, 2001.
	d	Agreement, dated December 17, 2001, by and between Playboy Enterprises, Inc. and Hugh M. Hefner relating to that certain Promissory Note, dated as of December 17, 2001.

(items (c) and (d) incorporated by reference to Exhibits 10.1 and 10.2, respectively, from the Current Report on Form 8-K dated December 27, 2001)
	e	Promissory Note dated September 27, 2002 (incorporated by reference to Exhibit 10.2 from the September 30, 2002 Form 10-Q).
10.13	Playboy Mansion West Lease Agreement, as amended, between Playboy Enterprises, Inc. and Hugh M. Hefner.
	a	Letter of Interpretation of Lease.
	b	Agreement of Lease.
(items (a) and (b) incorporated by reference to Exhibits 10.3(a) and (b), respectively, from the 1991 Form 10-K)
c
Amendment to Lease Agreement dated as of January 12, 1998 (incorporated by reference to Exhibit 10.2 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 1998 (the "March 31, 1998 Form 10-Q") ).
d
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank One, N.A., as Trustee for various noteholders (see Exhibit 4.1(u)).
e
Lease Subordination Agreement, dated as of March 11, 2003, by and among Hugh M. Hefner, Playboy Enterprises International, Inc. and Bank of America, N.A., as Agent for various lenders (see Exhibit 10.9(t)).
10.14	Los Angeles Office Lease Documents.
	a	Agreement of Lease dated April 23, 2002 between Los Angeles Media Tech Center, LLC and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.4 from the June 30, 2002 Form 10-Q).
	b	First Amendment to April 23, 2002 Lease dated June 28, 2002 (incorporated by reference to Exhibit 10.4 from the September 30, 2002 Form 10-Q).
10.15	Chicago Office Lease Documents.
a
Office Lease dated April 7, 1988 by and between Playboy Enterprises, Inc. and LaSalle National Bank as Trustee under Trust No. 112912 (incorporated by reference to Exhibit 10.7(a) from the 1993 Form 10-K).
b
First Amendment to April 7, 1988 Lease dated October 26, 1989 (incorporated by reference to Exhibit 10.15(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1995 (the "1995 Form 10-K")).
	c	Second Amendment to April 7, 1988 Lease dated June 1, 1992 (incorporated by reference to Exhibit 10.1 from Playboy's quarterly report on Form 10-Q for the quarter ended December 31, 1992).
	d	Third Amendment to April 7, 1988 Lease dated August 30, 1993 (incorporated by reference to Exhibit 10.15(d) from the 1995 Form 10-K).
	e	Fourth Amendment to April 7, 1988 Lease dated August 6, 1996 (incorporated by reference to Exhibit 10.20(e) from the 1996 Form 10-K).
	f	Fifth Amendment to April 7, 1988 Lease dated March 19, 1998 (incorporated by reference to Exhibit 10.3 from the March 31, 1998 Form 10-Q).
10.16	New York Office Lease Documents.

	a	Agreement of Lease dated August 11, 1992 between Playboy Enterprises, Inc. and Lexington Building Co. (incorporated by reference to Exhibit 10.9(b) from the 1992 Form 10-K).
b
Agreement of Sublease between Playboy Enterprises International, Inc. and Concentra Managed Care Services, Inc. dated February 13, 2002 (incorporated by reference to Exhibit 10.3 from the March 31, 2002 Form 10-Q).
10.17	Los Angeles Studio Facility Lease Documents.
	a	Agreement of Lease dated September 20, 2001 between Kingston Andrita LLC and Playboy Entertainment Group, Inc. (incorporated by reference to Exhibit 10.3(a) from the September 30, 2001 Form 10-Q).
	b	First Amendment to September 20, 2001 Lease dated May 15, 2002 (incorporated by reference to Exhibit 10.3 from the June 30, 2002 Form 10-Q).
	c	Second Amendment to September 20, 2001 Lease dated July 23, 2002 (incorporated by reference to Exhibit 10.6 from the September 30, 2002 Form 10-Q).
	d	Third Amendment to September 20, 2001 Lease dated October 31, 2002 (incorporated by reference to Exhibit 10.17(d) from the 2002 Form 10-K).
	e	Fourth Amendment to September 20, 2001 Lease dated December 2, 2002 (incorporated by reference to Exhibit 10.17(e)) from the 2002 Form 10-K).
	f	Fifth Amendment to September 20, 2001 Lease dated December 31, 2002 (incorporated by reference to Exhibit 10.17(f) from the 2002 Form 10-K).
	g	Sixth Amendment to September 20, 2001 Lease dated January 31, 2003 (incorporated by reference to Exhibit 10.17(g) from the 2002 Form 10-K).
	h	Guaranty dated September 20, 2001 by Playboy Entertainment Group, Inc. in favor of Kingston Andrita LLC (incorporated by reference to Exhibit 10.3(c) from the September 30, 2001 Form 10-Q).
10.18	Itasca Warehouse Lease Documents.
	a	Agreement dated as of September 6, 1996 between Centerpoint Properties Corporation and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.23 from the 1996 Form 10-K).
b
Amendment to September 6, 1996 Lease dated June 1, 1997 (incorporated by reference to Exhibit 10.25(b) from Playboy's annual report on Form 10-K for the year ended June 30, 1997 (the "1997 Form 10-K")).
	c	Real Estate Sublease Agreement dated October 2, 2000 between Playboy Enterprises, Inc. and Infinity Resources, Inc. (incorporated by reference to Exhibit 10.20(c) from the 2000 Form 10-K).
10.19	Selected Company Remunerative Plans.
	a	Executive Protection Program dated March 1, 1990 (incorporated by reference to Exhibit 10.18(c) from the 1995 Form 10-K).
	b	Amended and Restated Deferred Compensation Plan for Employees effective January 1, 1998.
	c	Amended and Restated Deferred Compensation Plan for Board of Directors' effective January 1, 1998.

(items (b) and (c) incorporated by reference to Exhibits 10.2(a) and (b), respectively, from our quarterly report on Form 10-Q for the quarter ended June 30, 1998)
10.20	1989 Option Plan.
	a	Playboy Enterprises, Inc. 1989 Stock Option Plan, as amended, For Key Employees (incorporated by reference to Exhibit 10.4(mm) from the 1991 Form 10-K).
	b	Playboy Enterprises, Inc. 1989 Stock Option Agreement.
	c	Letter dated July 18, 1990 pursuant to the June 7, 1990 recapitalization regarding adjustment of options.
(items (b) and (c) incorporated by reference to Exhibits 10.19(c) and (d), respectively, from the 1995 Form 10-K)
	d	Consent and Amendment regarding the 1989 Option Plan (incorporated by reference to Exhibit 10.4(aa) from the 1991 Form 10-K).
10.21	1991 Directors' Plan.
	a	Playboy Enterprises, Inc. 1991 NonQualified Stock Option Plan for NonEmployee Directors, as amended.
	b	Playboy Enterprises, Inc. 1991 NonQualified Stock Option Agreement for NonEmployee Directors.
(items (a) and (b) incorporated by reference to Exhibits 10.4(rr) and (nn), respectively, from the 1991 Form 10-K)
10.22	1995 Stock Incentive Plan.
a
Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 from Playboy's quarterly report on Form 10-Q for the quarter ended June 30, 1999 (the "June 30, 1999 Form 10-Q")).
	b	Form of NonQualified Stock Option Agreement for NonQualified Stock Options which may be granted under the Plan.
	c	Form of Incentive Stock Option Agreement for Incentive Stock Options which may be granted under the Plan.
	d	Form of Restricted Stock Agreement for Restricted Stock issued under the Plan
(items (b), (c) and (d) incorporated by reference to Exhibits 4.3, 4.4 and 4.5, respectively, from our Registration Statement No. 33-58145 on Form S-8 dated March 20, 1995)
	e	Form of Section 162(m) Restricted Stock Agreement for Section 162(m) Restricted Stock issued under the Plan (incorporated by reference to Exhibit 10.1(e) from the 1997 Form 10-K).
10.23	1997 Directors' Plan.
	a	1997 Equity Plan for NonEmployee Directors of Playboy Enterprises, Inc., as amended (incorporated by reference to Exhibit 10.25(a) from the 2000 Form 10-K).
b
Form of Restricted Stock Agreement for Restricted Stock issued under the Plan (incorporated by reference to Exhibit 10.1(b) from Playboy's quarterly report on Form 10-Q for the quarter ended September 30, 1997).
10.24
Form of Nonqualified Option Agreement between Playboy Enterprises, Inc. and each of Dennis S. Bookshester and Sol Rosenthal (incorporated by reference to Exhibit 4.4 from Playboy's Registration Statement No. 333-30185 on Form S-8 dated November 13, 1996).

10.25	Employee Stock Purchase Plan.
a
Playboy Enterprises, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.2 from Playboy's quarterly report on Form 10-Q for the quarter ended March 31, 1997).
	b	Amendment to Playboy Enterprises, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.4 from the June 30, 1999 Form 10-Q).
10.26	Selected Employment, Termination and Other Agreements.
a
Form of Severance Agreement by and between Playboy Enterprises, Inc. and each of James English, Linda Havard, Christie Hefner, Martha Lindeman, Richard Rosenzweig, Howard Shapiro and Alex Vaickus (incorporated by reference to Exhibit 10.23 (a) from the 2001 Form 10-K).
	b	Letter Agreement dated December 30, 2000 regarding employment of James English (incorporated by reference to Exhibit 10.28(g) from the 2000 Form 10-K).
	c	Memorandum dated May 21, 2002 regarding severance agreement for Linda Havard (incorporated by reference to Exhibit 10.6 from the June 30, 2002 Form 10-Q).
10.27	11% Senior Secured Notes due 2010 (see Exhibit 4.1).
12*	Computation of Ratio of Earnings to Fixed Charges.
21*	Subsidiaries.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
23.4	Consent of Howard Shapiro, Esq. (included in Exhibit 5.2).
24*
Powers of Attorney of Christie Hefner, Linda G. Havard, Dennis S. Bookshester, David I. Chemerow, Donald G. Drapkin, Jerome H. Kern, Sol Rosenthal, Richard S. Rosenzweig, Russell I. Pillar, Robert Campbell, Howard Shapiro, James English, Alex Vaickus, Cathy Zulfer, Jeffrey Jenest, William Farley and James P. Radtke.
24.1*	Power of Attorney of Mark L. Rudolph.
25*	Statement of Eligibility of Bank One, National Association to act as trustee under the indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Letter to Clients.

*
Previously filed.

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Certain information omitted pursuant to a request for confidential treatment filed separately with and granted by the SEC.